   As filed with the Securities and Exchange Commission on September 6, 2002


                                                     Registration No. 333-89440

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 -------------


                              AMENDMENT NO. 1 TO

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                                 -------------

                          ICON HEALTH & FITNESS, INC.
                             (Primary Registrant)
            (Exact names of Registrant as specified in its charter)

                                 -------------

        DELAWARE                     3949                    87-0531206
     (State or other           (Primary Standard               (I.R.S.
      jurisdiction         Industrial Classification   Employer Identification
   of Incorporation or           Code Number)                   No.)
      Organization)

           1500 South, 1000 West, Logan, Utah 84321, (435) 750-5000
  (Address, including ZIP code, and telephone number, including area code, of each Registrant's principal executive offices)

                                 -------------

                              Brad Bearnson, Esq.
                             1500 South, 1000 West
                               Logan, Utah 84321
                                (435) 750-5000
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                                 -------------

                                  Copies to:
                            Charles W. Robins, Esq.



                          Weil, Gotshal & Manges LLP

                              101 Federal Street
                          Boston, Massachusetts 02110

                                (617) 772-8300


                                 -------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                     (Additional registrants on next page)

                                 -------------

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                     Proposed        Proposed
                                                     Maximum          Maximum
      Title of each Class of        Amount to be    Amount of        Aggregate          Amount of
    Securities to be Registered     Registered(1) Offering Price Offering Price(1) Registration Fee(1)
------------------------------------------------------------------------------------------------------
11.25% Notes due 2012.............. $155,000,000        100%         $155,000,000         $14,260
------------------------------------------------------------------------------------------------------
Guarantees of 11.25% Notes due 2012 $155,000,000       None(2)         None(2)            None(2)

================================================================================
(1) Estimated solely for the purpose of calculating the registration fee.
(2) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to the guarantees.

                                 -------------

   Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until each Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

                                                          Primary
                                                          Standard
                                                         Industrial   I.R.S. Employer
                                           State of    Classification Identification
Name of Additional Registrants*          Incorporation      Code           Code
-------------------------------          ------------- -------------- ---------------
Jumpking, Inc...........................     Utah           3949        87-0481821
510152 N.B. Ltd.........................    Canada          3949           N/A
Universal Technical Services, Inc.......     Utah           3949        87-0468754
ICON International Holdings, Inc........   Delaware         3949        84-1425493
NordicTrack, Inc........................     Utah           3949        87-0674680
Free Motion Fitness.....................     Utah           3949        87-0666332
ICON IP, Inc............................   Delaware         3949        87-0649577

--------
* Address and telephone number of principal executive offices are the same as ICON Health & Fitness, Inc.

   THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION,           , 2002.

                          ICON HEALTH & FITNESS, INC.
                                EXCHANGE OFFER
                                 $155,000,000
                   11.25% SENIOR SUBORDINATED NOTES DUE 2012

   This exchange offer will expire at 5:00 pm, New York City Time, on , 2002, unless extended.

                         TERMS OF THE EXCHANGE OFFER:

    . We are offering a total of $155,000,000 of exchange notes, which are registered with the Securities and Exchange Commission, to all holders of initial notes.

    . We will exchange the exchange notes for all initial notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

    . You may withdraw tenders of initial notes at any time before the exchange offer expires.

    .  We will not receive any proceeds from the exchange offer.

    . The terms of the exchange notes are substantially identical to those of the initial notes, except for transfer restrictions and registration rights relating to the initial notes.


    . We have the option until April 1, 2005, to redeem up to 35% of the aggregate principal amount of notes originally issued, and any additional notes issued under the same indenture governing the notes, at a redemption price of 111.25% of the principal amount plus accrued and unpaid interest using the net cash proceeds of certain types of qualified equity offerings.


    . The initial notes are, and the exchange notes will be, guaranteed by the subsidiary guarantors set forth in this prospectus.

    . There is no existing market for the exchange notes, and we do not intend to apply for their listing on any securities exchange.


      See the "Description of the Exchange Notes" section on page    for more
   information about the exchange notes.



    . Under certain circumstances specified in the registration rights agreement, we may be required to file a "shelf" registration statement for a continuous offer in connection with the initial notes pursuant to Rule 415 under the Securities Act of 1933.



    . Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be issued by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 2002, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus. See "Plan of Distribution."


   THIS INVESTMENT INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS" THAT
BEGINS ON PAGE    FOR A DISCUSSION OF THE RISKS THAT YOU SHOULD CONSIDER PRIOR
TO TENDERING YOUR INITIAL NOTES FOR EXCHANGE.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is            , 2002

                               TABLE OF CONTENTS


                                                                                     Page
                                                                                     ----

Forward-Looking Statements..........................................................   1

Trademarks..........................................................................   1

Prospectus Summary..................................................................   2

Summary of Exchange Offer...........................................................   6

Summary of the Exchange Notes.......................................................  10

Risk Factors........................................................................  13

The Exchange Offer..................................................................  23

Use of Proceeds.....................................................................  31

Capitalization......................................................................  32

Selected Historical Consolidated Financial Data.....................................  34

Management's Discussion and Analysis of Financial Condition and Results of Operation  36

Business............................................................................  50

Management..........................................................................  60

Executive Compensation..............................................................  62

Security Ownership of Certain Beneficial Owners and Management......................  65

Certain Relationships and Related Party Transactions................................  68

Description of Senior Indebtedness..................................................  70

Description of the Exchange Notes...................................................  73

Certain United States Federal Income Tax Considerations............................. 109

Plan of Distribution................................................................ 111

Legal Matters....................................................................... 111

Experts............................................................................. 111

Available Information............................................................... 111

Index to Consolidated Financial Statements.......................................... F-1

--------
   You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

   Until            2002 all dealers effecting transactions in these
securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          FORWARD-LOOKING STATEMENTS

   This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future results. When we use words in this document, such as "anticipates," "intends," "plans," "believes," "estimates," "expects," and similar expressions, we do so to identify forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements. These forward-looking statements are affected by risks, uncertainties, and assumptions that we make, including, among other things, the factors that are described in "Risk Factors" and:

    .  price and product changes,

    .  promotional activity by competitors,

    . the loss, or material change in the financial condition, of a significant customer,

    .  capacity limitations,

    .  the difficulties of integrating acquisitions,

    .  adverse publicity and product liability claims,

    .  industry trends and conditions,

    .  technological advances, our level of debt,

    .  interest rate fluctuations,

    .  future cash flows,

    .  dependence on key employees,

    .  highly competitive nature of the fitness industry, and

    .  general economic conditions which impact the level of consumer spending.

   You should keep in mind that any forward-looking statement made by us in this prospectus or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We do not intend to update or revise the forward-looking statements in this prospectus unless the securities laws require us to do so. In light of these risks and uncertainties, you should not place undue reliance upon any forward-looking statement made in this prospectus.

                                  TRADEMARKS

   We have proprietary rights to a number of trademarks important to our businesses, such as: ProForm(R), NordicTrack(TM), HealthRider(R), Image(TM), Weslo(R), JumpKing(R), Ground Zero(TM), Free Motion(TM), Workout Warehouse(TM), iFIT.com(TM), iFIT(TM), SpaceSaver(TM), Cross Trainer(TM), Cross Walk(TM), Cardioglide(R), Incline Trainer(TM), Hiker(TM), QuickSpeed(TM), QuickIncline(TM), EKG Grip Pulse(TM), SoftDeck(TM), PowerIncline(TM), PowerRamp(TM), and CustomCushioning(TM), all of which are owned by us, and Reebok, Weider and Gold's Gym, which are used by us under license agreements with the owners of such trademarks.

                              PROSPECTUS SUMMARY

   This summary contains basic information about us and this exchange offer but may not contain all the information that is important to you. We encourage you to read the more detailed information and financial statements appearing elsewhere in this prospectus. Unless the context requires otherwise:

    . "We," "us" and "the Company" refer to ICON Health & Fitness, Inc. and its subsidiaries on a consolidated basis;
    . Our market share, measured by retail sales dollars, refers to our share of the total United States home fitness equipment market according to the Sports Market Research Group ("SMRG");
    . Historical and projected retail sales of home fitness equipment, including various product categories of home fitness equipment, and the growth rates of such historical retail sales are according to the National Sporting Goods Association ("NSGA");
    . Historical and projected data regarding the size of the institutional market for fitness equipment and the consumer usage levels are according to The Sporting Goods Manufacturers' Association ("SGMA");
    . "CAGR" refers to compound annual growth rate; and . Our fiscal year refers to the twelve-month period ended May 31 of the stated year.
    . The terms "initial notes" or "old notes" refer to the 11.25% Senior Subordinated Notes due 2012 which we issued in April 2002.
    . The terms "notes," "new notes," or "exchange notes" refer to the 11.25% Senior Subordinated Notes due 2012 offered in this prospectus.

                                  Our Company


   We manufacture and distribute a broad line of products in the fitness equipment market. These fall into two product categories, namely: cardiovascular and other equipment, and strength training equipment. We are one of the largest manufacturers and marketers of home fitness equipment in the United States. In addition, we manufacture and distribute an innovative line of products for the institutional fitness equipment market in both our cardiovascular and other equipment category and our strength training equipment category. We are one of the few manufacturers with a broad product line in each of our principal product categories. Our brand names include: ProForm, NordicTrack, HealthRider, Weslo, Image, JumpKing, Free Motion Fitness and, under license, Reebok, Weider and Gold's Gym. For the fiscal year ended May 31, 2002, we generated net sales of $896.1 million resulting in net income of $19.4 million and EBITDA (as defined herein) of $75.7 million. See "Selected Historical Consolidated Financial Data."


   Home fitness equipment is one of the fastest growing segments of the sporting goods industry. Retail sales of home fitness equipment have increased at a CAGR of 12.7% from $311 million in 1980 to an estimated $3.8 billion in 2001, according to NSGA. We believe that there are several leading reasons for this growth. First, there has been a significant increase in the United States population ages 45 to 64, which age group accounts for the majority of home fitness equipment purchases in the United States. Second, the number of Americans participating in fitness activities has increased from 42.3 million in 1987 to 51.6 million in 2000, we believe, in part, because Americans have become aware of the compelling medical evidence of the benefits of exercise. Third, from 1990 to 2000, the percentage of Americans who use equipment during their cardiovascular and strength training exercise routines has increased by 41% and 69%, respectively. Finally, we believe that consumers are dedicating more of their disposable income to activities at home, including fitness.

Our Products

   We manufacture and distribute a broad line of fitness equipment for the fitness market in the following product categories:

    . Cardiovascular and Other Fitness Equipment. This category consists of products aimed at providing the user with a calorie burning endurance workout. Primary products within this category include treadmills, ellipticals, and exercise bikes. Sales of cardiovascular fitness equipment has grown from $769.1 million in 1987 to $2.9 billion in 2000. This category also includes other related products we manufacture, including (i) fitness accessories (ii) trampolines and (iii) relaxation products such as spas. We believe these products complement our primary product offerings.

    . Strength Training Equipment. Strength training equipment is designed to develop muscle tone and strength. Primary products within this category include multi-purpose gyms, free weights, weight benches and cages. Retail sales of anaerobic strength training products industry-wide have increased from $208.7 million in 1980 to $856.9 million in 2000, a CAGR of 7.3%.

   In addition, we recently introduced a full line of fitness equipment for the institutional market that includes our innovative line of Free Motion strength training equipment and treadmills, Incline Trainers and other cardiovascular equipment sold to health clubs, elite athlete training centers and corporate wellness centers under our NordicTrack and Free Motion Fitness brand.

Our Brands and Distribution Channels

   We market a complete line of products under multiple brands through multiple distribution channels to reach a wide range of consumers at various price points. We have some of the strongest brands in the industry, including NordicTrack which ranks among the top seven most widely recognized sporting goods brands according to American Sports Data. Our ProForm brand was ranked number one in terms of fitness market share by SMRG in 2000. We market our products through each distribution channel in which home fitness equipment products are sold, including: department stores, mass retailers and warehouse clubs, sporting goods and specialty fitness retailers, and direct-to-consumer sales through catalogs, infomercials, the Internet and our company-owned NordicTrack stores.

                                  Our History

   Our predecessor company, Weslo, was founded in 1977 by Scott Watterson, our Chairman and Chief Executive Officer, and Gary Stevenson, our President and Chief Operating Officer. In 1987, we acquired ProForm, and in 1988 we were acquired by Weider Health and Fitness ("Weider"). In 1994, affiliates of Bain Capital, LLC formed ICON Health & Fitness, Inc. and obtained control of us in a recapitalization transaction. As part of that transaction, we incurred substantial indebtedness and issued common and preferred stock to Weider. In 1996, we acquired HealthRider and CanCo, a Weider affiliated Canadian manufacturing firm, and we repurchased the common and preferred stock that had been issued to Weider in that recapitalization. We funded these transactions with additional indebtedness. In addition, in 1998 we acquired the assets of NordicTrack, Inc. In 1999, we consummated a recapitalization that included a $40.0 million cash contribution of capital, the exchange of our then-existing debt securities for cash and new debt and equity securities and the refinancing of our senior credit facility.

Our Competitive Strengths

   We attribute our market leadership, opportunities for continued growth and increased profitability to the following competitive strengths:


    .  Leading Market Position.



    .  Unique Multi-Brand, Multi-Channel Distribution Capability.



    .  Strong Customer Relationships.





    .  Strong Commitment to Research and Development.





    .  Flexible Manufacturing Capability.



    .  Experienced Management Team with Significant Equity Ownership.

                             Our Business Strategy

   We plan to increase our net sales and EBITDA by continuing to pursue a business strategy that has the following principal components:


    .  Participate in Industry Growth.



    .  Increase Direct-to-Consumer Sales.



    .  Increase Our Presence in the Institutional Fitness Equipment Market.





    .  Increase Our International Sales.



    .  Selectively Pursue Acquisitions.

                         SUMMARY OF THE EXCHANGE OFFER

   As of the date of this prospectus, $155,000,000 aggregate principal amount of unregistered notes are outstanding. Simultaneously with the issuance of the initial notes, we entered into a registration rights agreement with the initial holders of the notes in which we agreed to deliver this prospectus to you and to complete the exchange offer no later than 30 business days after the effective date of the registration statement of which this prospectus is a part, which effective date must occur on or prior to October 7, 2002. If we do not complete the exchange offer before this date, the annual interest rate on the initial notes will increase in incremental amounts, up to a maximum increase of 1.5% over the original interest rate of the notes until the exchange offer is completed. You should read the description under "--Summary of the Exchange Notes" and "Description of the Notes" for more information about the registered notes.

   We believe that the notes to be issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, unless you are an affiliate of our company. You should read the discussion under the heading "The Exchange Offer" for further information regarding the exchange offer and resale of the notes.

The Exchange Offer..........  We are offering to exchange $1,000 principal amount of our 11.25% notes due 2012 which have been registered under the Securities Act for each $1,000 principal amount of our outstanding 11.25% notes due 2012 which were issued in April, 2002 in a private offering. In order to be exchanged, an initial note must be properly tendered and accepted. We will exchange all initial notes validly tendered and not validly withdrawn.


Resales of Exchange Notes...  Based on interpretations by the staff of the SEC, as enunciated in
                              no-action letters issued to Exxon Capital
                              Holdings Corporation (avail. May 13, 1988),
                              Morgan Stanley & Co. (avail. June 5, 1991), and Shearman & Sterling (avail. July 2, 1993), each of which is unrelated to us, we believe that exchange notes issued pursuant to the exchange offer in exchange for initial notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, unless you:



                               . are an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;



                               . are a broker-dealer who purchased initial notes directly from us for resale, under Rule 144A or Regulation S under the Securities Act or any other available exemption under the Securities Act;



                               . are a broker-dealer that receives exchange notes for your own account in exchange for initial notes which were acquired by you as a result of market-making or other trading activities;



                               . acquired the exchange notes other than in the ordinary course of your business;



                               .  are engaging or intend to engage in a
                                  distribution of exchange notes; or

                               . have an arrangement or understanding with any person to participate or engage in the distribution of exchange notes.



                              By tendering your initial notes (as described below) you will be making representations to this effect.



                              However, the SEC has not considered our exchange offer in the context of a no-action letter and we cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer. Furthermore, in order to participate in the exchange offer, you must make the representations set forth in the letter of transmittal that we are sending you with this prospectus.



                              If our belief is not accurate, or if you satisfy one of the conditions listed above, and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.



                              Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, which were acquired by the broker-dealer as a result of market-making or other trading activities, must agree to deliver a prospectus meeting the requirements of the federal securities laws in connection with any resale of the exchange notes. See "The Exchange Offer" and "Plan of Distribution."

Expiration and Exchange Dates This offer will expire at 5:00 PM, New York City
                              time, on            , 2002, unless we extend it,
                              and we will consummate the exchange on the next business day.

Exchange and Registration
  Rights Agreement..........  You have the right to exchange the initial notes that you now hold for exchange notes with substantially identical terms. This exchange offer is intended to satisfy these rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your notes.


                              The registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for your benefit if, under applicable law, you would not receive freely tradeable registered notes in the exchange offer, you are ineligible to participate in the exchange offer, or in other specified circumstances, and you notify us that you wish to have your old notes registered under the Securities Act. See "The Exchange Offer--Shelf Registration Statement."


Conditions..................  This offer is conditioned only upon compliance with the securities laws. The offer applies to any and all initial notes tendered by the deadline.

Withdrawal Rights...........  You may withdraw your tender of initial notes at any time before the offer expires.

Federal Income Tax
  Consequences..............  The exchange should not be a taxable event for
                              United States federal income tax purposes. You should not recognize any taxable gain or loss or any interest income as a result of the exchange.



Transfer Restrictions on
  Exchange Notes............  You may incur liability under the Securities Act if:

                              (1) any of the representations listed above are
                                  not true; and
                              (2) you transfer any exchange note issued to you
                                  in the exchange offer without:

                                  .  delivering a prospectus meeting the
                                     requirements of the Securities Act; or

                                  .  an exemption from the Securities Act's
                                     requirements to register your exchange
                                     notes.

                              We do not assume or indemnify you against such liability. Each broker-dealer that is issued exchange notes for its own account in exchange for initial notes that were acquired as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the exchange notes issued to it in the exchange offer.

Procedures for Tendering Old
  Notes.....................  Each holder of initial notes who wishes to accept the exchange offer must:

                               . complete, sign and date the accompanying letter of transmittal, or a facsimile thereof; or

                               . arrange for the Depository Trust Company to transmit certain required information to the exchange agent in connection with a book-entry transfer. You must mail or otherwise deliver such documentation and your old notes to The Bank of New York, as exchange agent, at the address set forth under "The Exchange Offer--Exchange Agent."

Failure to Exchange will
  affect you adversely......  If you are eligible to participate in the exchange offer and you do not tender your initial notes, you will not have any further registration or exchange rights and your initial notes will continue to be subject to some restrictions on transfer. Accordingly, the liquidity of the initial notes could be adversely affected.

Special Procedures for
  Beneficial Owners.........  If you beneficially own initial notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your initial notes in the exchange offer, you should contact such registered holder promptly and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal for the exchange offer and delivering your initial notes, either arrange to have your initial notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.



Guaranteed Delivery
  Procedures................  You may comply with the procedures described in this prospectus under the heading "The Exchange Offer--Guaranteed Delivery Procedures" if you wish to tender your initial notes and:


                               . time will not permit your required documents to reach the exchange agent by the expiration date of the exchange offer,

                               .  you cannot complete the procedure for
                                  book-entry transfer on time, or


                               .  your initial notes are not immediately
                                  available.

                         SUMMARY OF THE EXCHANGE NOTES

Interest....................  The notes will bear interest at an annual rate of
                              11.25%. Interest is payable semi-annually in arrears on January 1 and July 1 of each year, beginning July 1, 2002.

Maturity Date...............  April 1, 2012

Ranking.....................  The notes and subsidiary guarantees will rank:


                               . junior to all of our and the guarantors' existing and future senior indebtedness, including borrowings equal to $103.1 million in the aggregate as of May 31, 2002 under the new credit agreement;


                               . equally with any of our and the guarantors' future senior subordinated indebtedness;

                               . senior to any of our and the guarantors' future subordinated indebtedness; and


                               . effectively junior to all existing and future liabilities, including trade payables, of our non-guarantor subsidiaries $7.2 million in the aggregate as of May 31, 2002.


Optional Redemption.........  We may redeem the notes at any time on or after
                              April 1, 2007, in whole or in part, in cash at the redemption prices described in this offering circular, plus accrued and unpaid interest and additional interest, if any, to the date of redemption.


                              In addition, on or before April 1, 2005, we may redeem up to 35% of the aggregate principal amount of notes originally issued, and any additional notes issued under the same indenture governing the notes, at a redemption price of 111.25% plus accrued and unpaid interest with the proceeds of specified equity offerings. This redemption would be made by the trustee in compliance with the requirements of the principal national securities exchange on which the notes are listed. If the notes are not listed on a national securities exchange the redemption shall be done pro rata by lot or other method the trustee deems fair.



Change of Control...........  Upon the occurrence of any of the following events:





                               . the direct and indirect sale or disposition of all or substantially all of our properties and assets;



                               .  the liquidation or dissolution of ICON;



                               .  any transaction the result of which any
                                  person other than our current shareholders, becomes the owner of greater than 50% of our voting stock;

                               .  a change in a majority of our directors;



                               . if our Parent HF Holdings ceases to own 100% of our outstanding voting stock we will be required to make an offer to
                              repurchase the notes at a purchase price equal to 101% of the principal amount of the notes on the date of repurchase, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase. See "Description of the Exchange Notes--Repurchase at Option of Holders--Change of Control." Our ability to complete the change of control repurchase may be limited by the terms of our new credit agreement and our other indebtedness.


Subsidiary Guarantees.......  The notes will be jointly and severally guaranteed on an unsecured, senior subordinated basis by our existing and future Domestic Subsidiaries (as defined herein).

Certain Covenants...........  The indenture governing the notes will contain covenants that will, among other things, limit our ability and the ability of our restricted subsidiaries to:

                               .  incur additional indebtedness;

                               .  create certain liens;

                               .  pay dividends or make other equity
                                  distributions;

                               .  purchase or redeem capital stock;

                               .  make certain investments;

                               . sell assets or consolidate or merge with or into other companies;

                               .  engage in transactions with affiliates; and

                               .  enter into certain sale and leaseback
                                  transactions


                              However, these limitations will be subject to a number of important qualifications and exceptions. See "Description of the Exchange Notes."

                Summary Historical Consolidated Financial Data


   The following table shows our summary historical consolidated financial data for the fiscal years ended May 31, 1999, 2000, 2001 and 2002. Our summary historical consolidated financial data for the fiscal years ended May 31, 1999, 2000, 2001 and 2002 were derived from our audited consolidated financial statements, included elsewhere in this prospectus. This summary financial data should be read in conjunction with, and is qualified in its entirety by, "Use of Proceeds," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and accompanying notes included elsewhere in this prospectus.



                                               For the Years Ended May 31,
                                            ---------------------------------
                                              1999     2000     2001    2002
                                            ------    ------  ------   ------
                                                      (in millions)
  Operating Data:
     Net sales............................. $710.2    $733.0  $820.5   $896.1
     Cost of sales.........................  514.0     531.6   580.5    635.1
     Gross profit..........................  196.2     201.4   240.0    261.0
     Operating expenses....................  168.7     166.0   184.1    205.2
     Income from operations................   27.5      35.4    55.9     55.8
     Interest expense......................   33.1      33.9    34.8     26.1
     Amortization of deferred financing
       fees................................    7.0       2.7     3.2      3.1
     Net income (loss).....................  (24.7)     (6.6)   13.3     19.4
  Other Financial Data:
     Depreciation and amortization......... $ 17.4    $ 16.7  $ 17.4   $ 19.2
     Purchases of property and
       equipment(1)........................   11.6      12.9    16.1     11.6
  Balance Sheet Data (at the end of the
    period):
     Cash.................................. $  4.3    $  5.9  $  3.3   $  4.8
     Working capital.......................  108.0     132.3   157.6    164.0
     Total assets..........................  331.9     368.1   405.5    423.2
     Total indebtedness....................  260.6     253.2   264.7    255.9
  Supplemental Data:
     Net cash provided by operating
       activities.......................... $ 38.0    $  0.5  $ 12.4   $ 37.5
     Net cash used in investing activities.  (20.1)    (19.9)  (22.8)   (17.1)
     Net cash provided by (used in)
       financing activities................  (17.1)     21.4     8.7    (19.3)
     Ratio of earnings to fixed charges....     --(2)    1.0x    1.4 x    1.8x
     EBITDA(3).............................   44.9      52.5    72.1     75.7

--------

(1) Excludes purchases of intangibles, trademarks and acquisitions of $8.5 million for fiscal year 1999, $4.4 million for fiscal year 2000, $6.7 million for the fiscal year 2001 and $5.5 million for the fiscal year 2002.


(2) For fiscal year 1999 our earnings were inadequate to cover our fixed charges by $12.6 million.


(3) EBITDA means earnings before net interest expense, income taxes, depreciation, amortization and extraordinary loss on extinguishment of debt. EBITDA is presented because we believe it is an indicator of our ability to incur and service debt and is used by our lenders in determining compliance with financial covenants. However, EBITDA should not be considered an alternative to cash flow from operating activities as measures of liquidity or as an alternative to net income as measures of operating results in accordance with generally accepted accounting principles. Our definition of EBITDA may differ from definitions of EBITDA used by other companies. For a list of unusual items that have affected EBITDA see "Selected Historical Consolidated Financial Data."

                                 RISK FACTORS

   You should carefully consider the risk factors set forth below, as well as the other information contained in this prospectus, before purchasing the notes offered pursuant to this prospectus. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition, cash flows or results of operations. In such case, you may lose all or part of your original investment.

Risks Relating to this Offering

Our substantial leverage could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

   We are, and will continue after this offering to be, highly leveraged. After giving pro forma effect to:

    .  the issuance in April 2002 of the initial notes,


    .  our initial borrowings of $117.3 million under the new credit facility,



    .  the repayment of $194.1 million due and under our old credit facility,



    . the redemption of our 12% subordinated notes due 2005 in the aggregate amount of $46.1 million, and


    . the payment of the transaction fees and expenses related to the issuance of the initial notes and to our new credit facility,


   we had on May 31, 2002 total indebtedness of approximately $255.9 million (of which $152.8 million consisted of the initial notes and $103.1 million consisted of secured borrowings under our new credit facility), and stockholders' equity of approximately $16.2 million. Also, after giving pro forma effect to the same items, our ratio of earnings to fixed charges would have been 1.9 to 1.0 for the fiscal year ended May 31, 2002. In addition, we and our subsidiaries will be permitted to incur substantial additional indebtedness in the future.


   Our substantial indebtedness could have important consequences to you. For example, it could:

    . make it more difficult or render us unable to satisfy our obligations with respect to the notes;

    . increase our vulnerability to general adverse economic and industry conditions;

    . limit our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of our business plan;

    . require us to dedicate a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures or other general corporate purposes, or to carry out other aspects of our planning for our business plan;

    . limit our flexibility in executing our business strategy or in reacting to changes in our business and the industry;

    . place us at a competitive disadvantage compared to our competitors that have less debt; and

    . limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. Also, failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

   In addition, the indenture and our new credit facility contain financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts.

The notes and the guarantees are junior to our and the guarantors' senior debt, respectively.


   The notes and the guarantees are subordinated in right of payment to all of our and the guarantors' current and future senior debt, respectively. Upon any distribution to our or the guarantors' creditors in a liquidation or dissolution of us or the guarantors or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us, the guarantors or our or their property, the holders of senior debt will be entitled to be paid in full before any payment may be made with respect to the notes or the guarantees, as applicable. In addition, the subordination provisions of the indenture will provide that payments with respect to the notes will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 days each year in the event of certain non-payment defaults on senior debt. In the event of our or the guarantors' bankruptcy, liquidation or reorganization or similar proceeding, holders of the notes will participate ratably with all holders of subordinated indebtedness that is deemed to be of the same class as the notes and the guarantees, as applicable, and potentially with all other general creditors, based upon the respective amounts owed to each holder or creditor, in our or the guarantors remaining assets, as applicable. In any of the foregoing events, there can be no assurance that there would be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than the holders of senior debt. In addition, under the subordination provisions of the indenture, payments that would otherwise be made to holders of the notes will instead be paid to holders of senior debt in the event of a default under our senior credit agreement. As a result of these provisions, other creditors (including trade creditors) that are not holders of senior debt may recover more, ratably, than the holders of the notes. In addition, the notes are effectively subordinated to all outstanding obligations of any of our subsidiaries that does not guarantee the notes. The notes will not be guaranteed by any unrestricted subsidiary under the indenture or by our foreign subsidiaries (other than our Canadian subsidiaries).


Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.


   We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture allow for additional indebtedness under specified conditions and do not fully prohibit us or our subsidiaries from doing so. As of May 31, 2002, subject to borrowing base limitations and after giving pro forma effect to:


    .  the issuance in April 2002 of the initial notes,

    .  our initial borrowings under our credit facility,

    .  the repayment of our old credit facility,

    .  the redemption of our 12% subordinated notes due 2005, and

    . the payment of fees and expenses related to the issuance of the initial notes and to our credit facility,


our new credit facility would have permitted additional borrowings of up to $82.9 million and all of such borrowings would have ranked senior to the initial notes and the subsidiary guarantees. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.


To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

   Our ability to make scheduled payments of principal of, or to pay the interest on, or to refinance, our indebtedness, including the notes, or to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. See "Market Risk" page 48.


   Based on our current level of operations, management believes that cash flow from operations and available cash, together with available borrowings under our new credit facility, will be adequate to meet our future liquidity needs for at least the next few years. We may, however, need to refinance all or a portion of the principal amount of the notes on or prior to maturity.

   We cannot assure you, however, that our business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under our new credit facility in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. In addition, we cannot assure you that we will be able to refinance any of our indebtedness, including our new credit facility or the notes, on commercially reasonable terms or at all.

The terms of the new credit facility and the indenture relating to the notes restrict our current and future operations, particularly our ability to respond to changes or to take some actions.

   The new credit facility contains numerous operating and financial covenants, and any future refinancing of the new credit facility likely would contain a number of restrictive covenants, that impose significant operating and financial restrictions on us. The new credit facility includes covenants restricting, among other things, our ability to:

    .  incur additional indebtedness;

    .  pay dividends and make restricted payments;

    .  create liens;

    .  use the proceeds from sales of assets and subsidiary stock;

    .  enter into sale and leaseback transactions;

    .  enter into transactions with affiliates; and

    . enter into certain mergers, consolidations and transfers of all or potentially all of our assets.

   The new credit facility also includes financial covenants, including requirements that we maintain a minimum debt service coverage ratio.

   The indenture relating to the notes also contains numerous operating and financial covenants including, among other things, restrictions on our ability to:

    .  incur additional indebtedness;

    .  create liens or other encumbrances;

    .  make certain payments and investments;

    .  enter into sale and leaseback transactions;

    .  sell or otherwise dispose of assets; and

    .  merge or consolidate with another entity.

   A failure by us to comply with covenants contained in the new credit facility or the indenture could result in an event of default which could materially and adversely affect our operating results and our financial condition.

We may not have the ability to raise the funds necessary to finance any change of control offer required by the indenture governing the notes.

   Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make any required repurchases of notes or that restrictions in our new credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

   Under federal bankruptcy law or comparable provisions of state fraudulent transfer laws, a note or guarantee could be voided. Further, claims in respect of a note or guarantee could be subordinated to all other debts of us or those of the guarantor, as the case may be, if, among other things, we or the guarantor, at the time of incurring the indebtedness evidenced by the note or the guarantee:

    . received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness; and

    .  was insolvent or rendered insolvent by reason of such incurrence; or

    . was engaged in a business or transaction for which our or the guarantor's remaining assets constituted unreasonably small capital; or

    . intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

   In addition, any payment made by us pursuant to the notes or by a guarantor pursuant to a subsidiary guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of our creditors or creditors of the guarantors, as the case may be.

   The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, we or a guarantor would be considered insolvent if:

    . the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets; or

    . if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

    .  it could not pay its debts as they become due.

If an active trading market for the notes does not develop, the liquidity and value of the notes could be harmed.


   Prior to this offering, there was no public market for these notes. We have been informed by the initial purchasers that they intend to make a market in these notes after this offering is completed. However, the initial purchasers may cease their market-making at any time. The initial purchasers of the notes were Credit Suisse First Boston Corporation, JP Morgan Securities and Fleet Securities. In addition, the liquidity of the trading market in these notes, and the market price quoted for these notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for these notes. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all.

The trading price of the notes may be volatile.

   The trading price of the notes could be subject to significant fluctuation in response to, among other factors, variations in operating results, developments in industries in which we do business, general economic conditions, changes in securities analysts' recommendations regarding our securities and changes in the market for noninvestment grade securities generally. This volatility may adversely affect the market price of the notes.

Consequences Of Failure To Exchange

   Holders of initial notes who are eligible to participate in the exchange offer but who do not tender their notes will not have any further registration rights, and their initial notes will continue to be subject to restrictions on transfer. Accordingly, such notes may be resold only:

    .  to us, upon redemption of these notes or otherwise,

    . so long as the old notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A,

    . in accordance with Rule 144 under the Securities Act, or under another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us,

    . outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or

    . under an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Risks Relating to our Business

We rely on a limited number of major customers, the loss of any of which could have a material adverse effect on our business.


   Our largest customer, Sears, accounted for approximately 39.1%, 42.4% and 44.5% of our net sales in fiscal years 2000, 2001 and the fiscal year ended May 31, 2002, respectively. The level of our sales to this customer depends in large part on consumers' continuing commitment to home fitness equipment products and on the success of the customer's efforts to market and promote our products, as well as our competitiveness in terms of price, quality, product innovation, customer service and other factors. Consistent with industry practice, we do not have long-term purchase agreements or other commitments as to levels of future sales. There can be no assurance that we will be able to maintain our current level of sales to this customer. The loss of, or a substantial decrease in the amount of purchases by, or a write-off of any significant receivables due from any of our major customers would have a material adverse effect on our business and financial condition.




We rely heavily on product innovation.

   Product life cycles can be short in the home fitness industry and innovation is an important component of the competitive nature of the industry. While we emphasize new product innovation and product repositioning (i.e., design changes or revised marketing strategies), we may be unable to continue to develop competitive products in a timely manner or to respond adequately to market trends. In addition, we may not be able to ensure that repositioned products will gain initial market acceptance, that interest in our products will be sustained, or that significant start-up costs with respect to new products will be recouped. Moreover, although our management believes that fitness and health activities have become important to consumers, we cannot ensure that interest in any particular fitness activity will be sustained.

We are dependent on the sale of our treadmills.


   The sale of motorized treadmills accounts for a significant portion of our net sales. Motorized treadmills accounted for 63.9%, 60.5% and 58.6% of our net sales for fiscal years ended May 31, 2000, 2001 and 2002, respectively. We could be adversely affected if we experienced a significant decline in the popularity of our motorized treadmills and were unable to develop and introduce other successful products in a timely manner. Additionally, we could become dependent upon other product categories in the future which may evolve due to shifts in consumer trends.


We operate in a very competitive business environment.


   Competition in the field of home fitness equipment is intense. The home fitness equipment market is served by a variety of entities including (i) manufacturers such as Life Fitness, Precor, Direct Focus, Fitness Quest, Keys and Horizon Fitness; (ii) retailers such as Omnifitness and Exercise Equipment Company and (iii) Asian direct exporters and international direct importers--such as Direct Focus, Tunturi and Helmut Kettler. Our primary competitors in the institutional fitness market include manufacturers such as Life Fitness, Precor, StarTrac and Cybex. Because of their greater resources, many of our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, devote greater resources to the promotion and sale of their products than we can, or consummate strategic acquisitions. Many of these competitors may also have long-standing relationships with key suppliers and may offer other products and/or services which we do not provide. Providers of home fitness equipment have traditionally competed on the basis of price, quality, brand name recognition, product innovation and customer service. As we seek to maintain our position as one of the principal members of the home fitness equipment industry, we compete on price, product innovation and design, unique multi-channel distribution, our principal brand names and our strong customer relationships. We believe that developing and maintaining a competitive advantage will require our continued investment in research and development and sales and marketing. We cannot assure you that we will have sufficient resources to make the necessary investments to do so, nor can we assure you that we will be able to compete successfully in this market or against such competitors.


We plan to increase our use of direct response advertising.


   We plan to increase our use of direct response advertising primarily through infomercials. Direct response advertising consists of infomercials, direct mail and other types of communications mailed or transmitted directly to consumers. Our principal competitors include Direct Focus, Fitness Quest and Thane. This form of advertising can have costs significantly higher than other types which we may not be able to recover if these advertising initiatives fail to produce sufficient sales. Our direct response advertising expenses were $7.1 million and $10.1 million for fiscal 2001 and the fiscal year ended May 31, 2002, respectively. We cannot be certain that these initiatives will produce sufficient sales to cover these costs.


Our sales are highly price sensitive, which can prevent us from passing cost increases on to our customers.

   Sales to mass retailers, which are among our primary customers, are highly price sensitive. We set many product prices on an annual basis but we typically purchase raw materials and components under purchase orders with periods of less than one year. Accordingly, we often must set prices for many products before production costs have been firmly established, before we have complete knowledge of the costs of raw materials and components and sometimes before product development is complete. After we have established prices, we may be unable to pass cost increases along to our customers or to compete as effectively if we seek to pass such costs along.

We are dependent on key suppliers.


   We rely on several key suppliers and several backup suppliers for electronic parts which include controller components and electric motors and walking belt materials used in the manufacture of our products. Our agreements with these suppliers are terminable at will by either party. In the event that any of our key or backup suppliers terminated our relationship we may not be able to identify suitable replacement suppliers on similar or favorable terms.


Our reliance on foreign suppliers exposes us to the general risks of doing business abroad.


   Since we purchase components and finished products from foreign suppliers, we are subject to the general risks of doing business abroad, including delays in shipment, work stoppages, adverse fluctuations in currency exchange rates, increases in import duties and tariffs, changes in applicable customs rules and regulations, disputes and litigation arising from applicable customs regulations, changes in foreign regulations, changes in most-favored-nation status and political instability. For example, we depend on manufacturers in mainland China for approximately 20% of our products (by dollar value). The Bush administration recently announced proposed increased tariffs on steel imported from certain countries into the United States. Steel is a primary raw material used in the manufacture of components used in our finished products. Increased steel tariffs may increase our cost of sales. The ultimate impact that this tariff proposal will have on our results of operations, if any, remains uncertain. There can be no assurance that foreign governments will not adopt regulations or take other actions that have a direct or indirect adverse impact on our business or that market opportunities within such countries will continue to be available to us. In addition, although we seek to maintain dual sources for the material and components required for our products, we currently rely on single sources for component parts, including electronic consoles and controllers and finished products including bikes, ellipticals and benches. The occurrence of any material negative events relating to our foreign suppliers or the loss of certain of these suppliers could adversely affect our business until alternative supply arrangements could be secured, particularly if such loss occurred during our key production periods. We are unable to ensure that we would be able to obtain products and supplies on substantially similar terms should any of these risks materialize.


Fluctuations in foreign exchange rates could adversely affect our results of operations.

   Our functional currency is the U.S. dollar. A significant weakening of the currencies in which we generate sales relative to the U.S. dollar may adversely affect our ability to meet our U.S. dollar obligations. In addition, our results of operations are reported in U.S. dollars. A weakening of the currencies in which we generate sales relative to the U.S. dollar will cause our reported results to decline.

   In all jurisdictions in which we operate, we are also subject to laws and regulations that govern foreign investment, foreign trade and currency exchange transactions. These laws and regulations may limit our ability to repatriate cash as dividends or otherwise to the United States and may limit our ability to convert foreign currency cash flows into U.S. dollars. Outside the United States, our sales and costs are denominated in a variety of currencies including the euro and the British pound. A weakening of the currencies in which we generate sales relative to the currencies in which our costs are denominated may decrease our operating profits and cash flows.

Economic conditions for retail businesses in general can affect our business, and we rely on continuing consumer interest in fitness activities.

   Our customers are primarily retail businesses. Retail businesses may be adversely affected by unfavorable local, regional or national economic developments which result in reduced consumer spending. We cannot guarantee that an economic downturn would not have a material adverse effect on our customers and, therefore, on us.


   On January 22, 2002, Kmart filed for bankruptcy protection from its creditors. At the time of the bankruptcy filing we had unsecured receivables outstanding with Kmart totaling $12.1 million. We have reserved $2.4 million against these receivables as of May 31, 2002. There can be no assurance that we will be able to collect any portion of our outstanding accounts receivable. In the fiscal year ended May 31, 2001, we had net sales to Kmart of approximately $38.9 million, representing approximately 4.7% of our total net sales for such fiscal year, and for the fiscal year ended May 31, 2002 we had total net sales to Kmart of approximately $30.6 million, representing approximately 3.4% of our total net sales for such period. Also, Kmart has secured debtor in possession financing and continues to operate in bankruptcy. We resumed shipments to Kmart on February 5, 2002. There can be no assurance that Kmart would continue to operate in bankruptcy. There can be no assurance that we will be able to resume the same level of business we maintained with Kmart prior to their bankruptcy filing. Lastly, there can be no assurance that we would be able to identify or secure a customer or customers to replace any loss of sales to Kmart.


The growth of the fitness industry may not continue.

   While the home fitness industry has grown from $311 million in 1980 to an estimated $3.8 billion in 2001, we cannot be certain consumers' interest in fitness will be sufficient to sustain continued growth in the future. If consumers' interest in fitness activity declines, we cannot assure you that such a decline would not have a material adverse effect on our results of operations, cash flow and financial condition.

Our sales fluctuate by season, which can have a material adverse effect on our operating results and cash flow.


   In fiscal years 2000, 2001 and 2002, we sold approximately 64.3%, 64.7% and 64.4%, respectively, of our products to our customers in our second and third quarters (i.e., from September through February). Increased sales and distribution typically have occurred in the Christmas retail season and the beginning of a new calendar year because of increased customer promotions and increased consumer purchases. We have frequently incurred operating losses in the first and fourth quarters of our fiscal year. Such variations in demand could have a material adverse effect on the timing of our cash flows and therefore our ability to service our obligations with respect to the notes. The timing of large orders from customers and the mix of products sold may also contribute to quarterly or other periodic fluctuations. If actual sales in our second and third fiscal quarters do not meet or exceed projected sales for that period, expenditures and inventory levels could be disproportionately high for such period and our cash flow for that period and future periods could be adversely affected as we increase inventory levels during our busy season.


We may enter similar businesses outside our core business lines.

   We may, through acquisitions or otherwise, decide to enter into businesses outside the scope of our core business lines. We cannot be certain that these businesses would be successful and will not adversely affect us due to the diversion of management's attention from our core business lines. Also, there can be no assurance that the costs incurred with entering these new businesses will not have a material adverse affect on us.

We depend on key members of our management team.

   Our success depends to a considerable extent on the performance of our senior management team. While we believe that our senior management team has significant depth, the loss of services of our senior executives, particularly the loss of either Scott Watterson, our Chief Executive Officer, or Gary Stevenson, our Chief Operating Officer, could have a material adverse effect on us. Although Messrs. Watterson and Stevenson are parties to employment agreements through May 31, 2003, Messrs. Watterson and Stevenson may terminate such employment without cause upon six months' notice or, under certain circumstances, upon three months' notice.

We are controlled by certain stockholders who may substantially influence our business.


   HF Investment Holdings, LLC ("HF Investment Holdings") owns approximately 79.7% (51.6% on a fully diluted basis) of the outstanding capital stock of HF Holdings, our parent company. Bain Capital Fund IV, L.P., Bain Capital Fund IV-B. L.P., BCIP Associates and BCIP Trust Associates, L.P., collectively own 59.8% of the membership interests of HF Investment Holdings (49.8% on a fully diluted basis). Additionally, Credit Suisse First Boston Corporation owns both membership interests in HF Investment Holdings and shares of our parent HF Holdings. Through such ownership of HF Investment Holdings and the provisions of the stockholders agreement and operating agreement for HF Investment Holdings, these affiliates of Bain Capital, LLC and Credit Suisse First Boston Corporation have the ability to elect a majority of the Boards of Directors of HF Holdings and us and to determine the outcome of significant corporate transactions or other matters submitted to stockholders for approval. HF Holdings has no separate operations and its only asset is our capital stock. Circumstances may occur in which the interests of these stockholders could be in conflict with the holders of notes. In addition, such concentration of ownership may have the effect of preventing a change of control.

We are subject to product liability claims and other litigation.

   Due to the nature of our products, we are subject to product liability claims involving personal injuries allegedly related to our products. Our involvement in the trampoline business through our JumpKing subsidiary has especially exposed us to such claims. We currently carry an occurrence-based product liability insurance policy. The current policy provides coverage for the period from October 25, 2001 to October 1, 2002 of up to $5.0 million per occurrence and $5.0 million in the aggregate. The policy has a deductible on each claim of up to $500,000. We believe that our insurance is generally adequate to cover product liability claims. Nevertheless, currently pending claims and any future claims are subject to the uncertainties related to litigation, and the ultimate outcome of any such proceedings or claims cannot be predicted. Due to uncertainty with respect to the nature and extent of manufacturers' and distributors' liability for personal injuries, we cannot guarantee that our product liability insurance is or will be adequate to cover such claims. In addition, we cannot guarantee that our insurers will be solvent when required to make payments on claims. Furthermore, we cannot guarantee that insurance will remain available, or if available, that it will not be prohibitively expensive. The loss of insurance coverage could have a material adverse effect on our results of operations, cash flows and financial condition.

We are subject to government oversight and regulation.

   We are subject to general oversight by several governmental agencies. This oversight requires us to make certain public disclosures and, from time-to-time, to effect recalls and remediation of certain products.

   Recently we, in conjunction with the Consumer Product Safety Commission, initiated a recall of our Hiker product. To date, we have received fourteen reports from consumers that under certain circumstances an electrical component in the control system of our Hiker products which included approximately 7,500 units. These units could overheat causing a risk of fire. We effected a recall of the units and remediation of the defective machines at our retail outlets and those already purchased by consumers. While we have not received any reports of injuries we cannot assure you that we will not receive such reports in the future and that injuries, if incurred, will not have a material adverse effect on our results of operation, cash flow and financial condition. In addition, while we do not anticipate the costs to effect the recall and remediation will be material, there can be no assurance that these costs will not have a material adverse effect on our results of operations, cash flow and financial condition.

We may be in competition with our retail customers.

   We currently conduct business directly with consumers through seven Websites over the Internet. We expect to continue to expand our sales efforts via the Internet. Our expansion strategy over the Internet may not, however, be successful, and our traditional retail customers may view this strategy and the continued operation of our retail specialty stores as a competitive effort against them, causing them to reduce or cease the purchase of our products. Additionally, our retail customers may develop direct relationships with suppliers and begin to market private label fitness equipment products under their own brand names in competition with our products.

We operate retail stores.

   We currently operate approximately 70 retail store locations under our NordicTrack name. Retail businesses may be adversely affected by unfavorable local, regional or national economic developments which result in reduced consumer spending. In addition, our retail store strategy of selling goods directly to consumers may be viewed negatively by our traditional retail customers as a competitive effort against them. Lastly, retail stores have many fixed costs including real property leases, personnel costs and other fixed costs associated with operating a retail location. We cannot assure you that an economic downturn would not have a material adverse effect on our retail stores and, therefore on us in general.

Our business strategy includes acquisitions to supplement internal growth.

   Our business strategy is based in part on our ability to supplement internal growth by pursuing opportunistic acquisitions of complementary businesses. We do not know whether in the future we will be able to complete acquisitions on acceptable terms, identify suitable businesses to acquire or successfully integrate acquired businesses. Our competition and, due to our position in certain markets, regulatory considerations may result in fewer acquisition opportunities. If we cannot complete acquisitions, our financial condition or results of operations may be adversely affected.

We are subject to potentially costly environmental regulation.

   Our operations are subject to federal, state and local environmental and health and safety laws and regulations that impose workplace standards and limitations on the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of materials, substances and wastes. The nature of our operations exposes us to the risk of claims with respect to environmental matters, and there can be no assurance that material costs or liabilities will not be incurred in connection with such claims. We believe that we are in material compliance with such laws and regulations and that the cost of maintaining compliance with such laws and regulations will not have a material adverse effect on our business or financial position. However, future events, such as changes in existing laws and regulations or enforcement policies or the discovery of contamination on sites presently or formerly owned or operated by us, may give rise to additional compliance costs or operational interruptions that could have a material adverse effect on our results of operations or financial condition.

If our iFIT Internet service is not accepted by the market, we may not be able to sustain or expand our interactive technology and service business.

   We began selling interactive products and services through our iFIT operations in 2001, and the market for iFIT is new and evolving. The development of a mass market for our iFIT Internet service may be impacted by many factors which are out of our control, including: the cost competitiveness of our iFIT Internet service; consumer reluctance to try a new Internet service; regulatory requirements; consumer perception of our iFIT Internet service; and the emergence of newer and more competitive Internet services. We cannot assure you that the interactive products and services available through iFIT will prove to be commercially viable or that we will not experience operational problems with such products or services.

                              THE EXCHANGE OFFER

   We are offering to issue new 11.25% senior subordinated notes due 2012 in exchange for a like principal amount of our initial 11.25% senior subordinated notes due 2012 issued on April 9, 2002. We may extend, delay or terminate the exchange offer. Holders of initial notes will need to complete the exchange offer documentation related to the exchange.

Purpose And Effect Of The Exchange

   We entered into a registration rights agreement with the initial purchasers of the initial notes in which we agreed to use all commercially reasonable efforts to file a registration statement relating to an offer to exchange the initial notes for new notes within 90 days after issuing the initial notes and to use all commercially reasonable efforts to have it declared effective within 180 days after issuing the initial notes. We are offering the new notes under this prospectus to satisfy those obligations under the exchange and registration rights agreement.


   The exchange of initial notes for exchange notes should be treated as a "non-event" for U.S. federal income tax purposes. The exchange notes should not be considered to differ materially in kind or extent from the initial notes. As a result, no U.S. federal income tax consequences would result to holders exchanging initial notes for exchange notes.


Resale Of The Exchange Notes

   Based on no-action letters issued by the staff of the Securities and Exchange Commission to third parties, we believe that a holder of initial notes, but not a holder who is an affiliate of our company within the meaning of Rule 405 of the Securities Act, who exchanges initial notes for exchange notes in the exchange offer, generally may offer the exchange notes for resale, sell the exchange notes and otherwise transfer the exchange notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is an affiliate of our company within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the exchange notes only if the holder acquires the exchange notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the exchange notes.


   Any holder of initial notes using the exchange offer to participate in a distribution of exchange notes cannot rely on the no-action letters referred to above. This includes a broker-dealer that acquired initial notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act, but not as a result of market-making activities or other trading activities. Consequently, the holder must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements.


   Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of exchange notes received in exchange for initial notes. The letter of transmittal which accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as it may be amended from time to time, in connection with resales of exchange notes it receives in exchange for initial notes in the exchange offer. We will make this prospectus available to any participating broker-dealer in connection with any resale of this kind for a period of 180 days after the expiration date of the exchange offer. See "Plan of Distribution".

   Each holder of the initial notes who wishes to exchange notes for exchange notes in the exchange offer will be required to represent and acknowledge, for the holder and for each beneficial owner of such initial notes, whether or not the beneficial owner is the holder, in the letter of transmittal that:

    . the exchange notes to be acquired by the holder and each beneficial owner, if any, are being acquired in the ordinary course of business,

    . neither the holder nor any beneficial owner is an affiliate, as defined in Rule 405 of the Securities Act, of our company or any of our subsidiaries,

    . any person participating in the exchange offer with the intention or purpose of distributing exchange notes received in exchange for initial notes, including a broker-dealer that acquired old notes directly from us, but not as a result of market-making activities or other trading activities cannot rely on the no-action letters referenced above and must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale of the exchange notes acquired by such person, if the holder is not a broker-dealer, the holder and each beneficial owner, if any, are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in any distribution of the exchange notes received in exchange for initial notes, and

    . if the holder is a broker-dealer that will receive exchange notes for the holder's own account in exchange for initial notes, the old notes to be so exchanged were acquired by the holder as a result of market-making or other trading activities and the holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes received in the exchange offer. However, by so representing and acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

Shelf Registration Statement

   If applicable law or interpretations of the staff of the SEC are changed so that the exchange notes received by holders who make all of the above representations in the letter of transmittal are not or would not be, upon receipt, transferable by each such holder without restriction under the Securities Act, our Company and the subsidiary guarantors will, at their cost:

    . file a shelf registration statement covering resales of the initial notes,

    . use their respective best efforts to cause the shelf registration statement to be declared effective under the Securities Act at the earliest possible time, but no later than the later of 180 days after the obligation to file a shelf registration arises, and

    . use their respective best efforts to keep effective the shelf registration statement until the earlier of 180 days after the effective date or the time when all of the applicable initial notes are no longer outstanding.

   We will, if and when we file the shelf registration statement, provide to each holder of the initial notes copies of the prospectus which is a part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take other actions as are required to permit unrestricted resales of the initial notes. A holder that sells initial notes pursuant to the shelf registration statement generally must be named as a selling security-holder in the related prospectus and must deliver a prospectus to purchasers, will be subject to civil liability provisions under the Securities Act in connection with these sales and will be bound by the provisions of the exchange and registration rights agreement which are applicable to the holder, including certain indemnification obligations. In addition, each holder of initial notes must deliver information to be used in connection with the shelf registration statement and provide comments on the shelf registration statement in order to have its initial notes included in the shelf registration statement and benefit from the provisions regarding any liquidated damages described under "Description of Exchange Notes--Registration Rights; Liquidated Damages".

Terms of the Exchange Offer

   Upon the exchange offer registration statement being declared effective, we will offer the exchange notes in exchange for surrender of the initial notes. We will keep the exchange offer open for at least 25 days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to the holders of the initial notes. The exchange offer is not conditioned upon any minimum aggregate principal amount of initial notes being tendered for exchange.

   Upon the terms and subject to the conditions contained in this prospectus and in the letter of transmittal which accompanies this prospectus, we will accept any and all initial notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue an equal principal amount of exchange notes in exchange for the principal amount of initial notes accepted in the exchange offer. Holders may tender some or all of their initial notes under the exchange offer. Initial notes may be tendered only in integral multiples of $1,000.

   The form and terms of the exchange notes will be the same as the form and terms of the initial notes except that:

      (1) the exchange notes will have been registered under the Securities Act and therefore will not bear legends restricting their transfer, and

      (2) the exchange notes will not contain certain terms providing for an increase in the interest rate on the initial notes under specific circumstances which are described in the registration rights agreement.

The exchange notes will evidence the same debt as the initial notes and will be entitled to the benefits of the indenture governing the initial notes.

   In connection with the exchange offer, holders of initial notes do not have any appraisal or dissenters' rights under law or the indenture governing the initial notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission related to such offers.

   We will be deemed to have accepted validly tendered initial notes when, as and if we have given oral or written notice of acceptance to The Bank of New York, exchange agent for the exchange offer. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

   If any tendered initial notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events specified in this prospectus or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the certificates for the unaccepted initial notes will be returned without expense to the tendering holder. If initial notes were tendered by book-entry transfer in the exchange agent account at The Depository Trust Company in accordance with the book-entry transfer procedures described below, these non-exchanged initial notes will be credited to an account maintained with The Depository Trust Company as promptly as practicable after the expiration date of the exchange offer.

   We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "--Fees and Expenses." Holders who tender initial notes in the exchange offer will therefore not need to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of initial notes in the exchange offer.

Expiration Date; Extensions; Amendments

   The expiration date of the exchange offer is 5:00 P.M., New York City time,
on           , 2002, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. We reserve the right, in our sole discretion:

    . to delay accepting any initial notes, to extend the exchange offer or to terminate the exchange offer if, in its reasonable judgment, any of the conditions described below under "--Conditions" shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent, or

    .  to amend the terms of the exchange offer in any manner.

   We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

   During an extension, all notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any initial notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the exchange offer.

Conditions To The Exchange Offer

   Despite any other term of the exchange offer, if in our reasonable judgment the exchange offer, or the making of any exchange by a holder of initial notes, would violate applicable law or any applicable interpretation of the staff of the Commission:

    . we will not be required to accept for exchange, or exchange any new notes for, any initial notes; and

    . we may terminate the exchange offer as provided in this prospectus before accepting any initial notes for exchange.

   In addition, we will not be obligated to accept for exchange the initial notes of any holder that has not made the following:

    . the representations described under "--Resale of The Exchange Notes,", and

    . other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to make available to us an appropriate form for registration of the new notes under the Securities Act.

   We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any initial notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non acceptance or termination to the holders of the initial notes as promptly as practicable. These conditions are for our sole benefit, and we may assert them or waive them, in whole or in part, at any time or at various times in our sole discretion. If we fail at any time to exercise any of theses rights, this failure will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times. In addition, we will not accept for exchange any initial notes tendered and will not issue new notes in exchange for any initial notes, if at that time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

   To tender in the exchange offer, you must do the following:

    . complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal,

    . have the signatures thereon guaranteed if required by the letter of transmittal, and

    . except as discussed in "--Guaranteed Delivery Procedures," mail or otherwise deliver the letter of transmittal, or facsimile, together with the old notes and any other required documents, to the exchange agent prior to midnight, New York City time, on the expiration date of the exchange offer.

The exchange agent must receive the initial notes, a completed letter of transmittal and all other required documents at the address listed below under "--Exchange Agent" before 5:00 P.M., New York City time, on the expiration date for the tender to be effective. You may deliver your initial notes by using the book-entry transfer procedures described below, as long as the exchange agent receives confirmation of the book-entry transfer before the expiration date.

   The Depository Trust Company has authorized its participants that hold initial notes on behalf of beneficial owners of initial notes through The Depository Trust Company to tender their initial notes as if they were holders. To effect a tender of initial notes, The Depository Trust Company participants should either:

      (1) complete and sign the letter of transmittal (or a manually signed facsimile of the letter), have the signature thereon guaranteed if required by the instructions to the letter of transmittal, and mail or deliver the letter of transmittal (or the manually signed facsimile) to the exchange agent according to the procedure described in "Procedures for Tendering" or

      (2) transmit their acceptance to The Depository Trust Company through its automated tender offer program for which the transaction will be eligible and follow the procedure for book-entry transfer its described in "--Book-Entry Transfer."

    By tendering, each holder will make the representations contained in the fourth paragraph above under the heading "--Resale of the Exchange Notes." Each participating broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

   The tender by a holder and the acceptance of the tender by us will constitute the agreement between the holder and our company set forth in this prospectus and in the letter of transmittal.

   The method of delivery of initial notes and the letter of transmittal and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or initial notes or book-entry confirmation should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions on their behalf. Any beneficial owner whose initial notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal. If the beneficial owner wishes to tender on his own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering such beneficial owner's initial notes, either make appropriate arrangements to register ownership of the initial notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

   Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution (within the meaning of Rule 17ad5 under the Exchange Act of 1934) unless the initial notes are tendered:

    . by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

    .  for the account of an eligible guarantor institution.

If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution.

   If a letter of transmittal is signed by a person other than the registered holder of any old notes listed in the letter of transmittal, the initial notes must be endorsed or accompanied by a properly completed bond power and signed by the registered holder as the registered holder's name appears on the initial notes.

   If a letter of transmittal or any initial notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

   Promptly after the date of this prospectus, the exchange agent will establish a new account or utilize an existing account with respect to the initial notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the exchange offer. Subject to the establishment of the accounts, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of initial notes by causing the book-entry transfer facility to transfer the old notes into the exchange agent's account with respect to the initial notes in accordance with that facility's procedures. Although delivery of the initial notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, an appropriate letter of transmittal properly completed and duly executed or an agent's message with any required signature guarantee and all other required documents may be delivered to the exchange agent at its address listed below on or before the expiration date of the exchange offer, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

   The term "agent's message" means a message transmitted by The Depository Trust Company to, and received by, the exchange agent, which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the initial notes stating:

    . the aggregate principal amount of old notes which have been tendered by such participant,

    . that such participant has received and agrees to be bound by the term of the letter of transmittal and

    .  that ICON may enforce such agreement against the participant.

All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered initial notes and withdrawal of tendered initial notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular initial notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within a period of time that we shall determine. Neither our company, the exchange agent nor any other person shall incur any liability for failure to give notice of any defect or irregularity with respect to any tender of initial notes. Tenders of initial notes will not be deemed to have been made until such defects or irregularities mentioned above have been cured or waived. Any initial notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

Guaranteed Delivery Procedures

   A holder who wishes to tender its initial notes and:

    .  whose old notes are not immediately available,

    . who cannot deliver the holder's initial notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or

    . who cannot complete the procedures for book-entry transfer, before the expiration date, may effect a tender if:

    .  the tender is made through an eligible guarantor institution,

    . before the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery, the name and address of the holder, the certificate number(s) of the old notes and the principal amount of initial notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal (or facsimiles thereof) together with the certificate(s) representing the initial notes (or a confirmation of book-entry transfer of the old notes into the exchange agent's account at the book-entry transfer facility), and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

    . the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered initial notes in proper form for transfer or a confirmation of book-entry transfer of such initial notes into the exchange agent's account at the book-entry transfer facility, and all other documents required by the letter of transmittal.

Withdrawal Of Tenders

   Except as otherwise provided in this prospectus, tenders of initial notes may be withdrawn at any time prior to 5:00 P.M., New York City time, on the expiration date of the exchange offer.

   To withdraw a tender of initial notes in the exchange offer, a letter or facsimile transmission notice of withdrawal must be received by the trustee at its address set forth below prior to the expiration date. Any notice of withdrawal must:

    . specify the name of the person having deposited the initial notes to be withdrawn,

    . identify the old notes to be withdrawn including the certificate number(s) and principal amount of such initial notes or, in the case of initial notes transferred by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited and otherwise comply with the procedures of the transfer agent,

    . be signed by the holder in the same manner as the original signature on the letter of transmittal by which the initial notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture governing the initial notes register the transfer of the initial notes into the name of the person withdrawing the tender, and

    . specify the name in which any such initial notes are to be registered, if different from that of the person who deposited the notes.

If certificates for initial notes have been delivered or otherwise identified to the exchange agent, then, before the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution.

   All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us, and our determination shall be final and binding on all parties. Any initial notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued, unless the initial notes so withdrawn are validly retendered. Any initial notes which have been tendered but which are not accepted for exchange will be returned to the holder of the notes without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time before the expiration date.

Exchange Agent

   The Bank of New York has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to The Bank of New York addressed as follows:

                 For Information by Telephone:  (212) 815-3687

          By Overnight Delivery Service or Registered/Certified Mail:

                             The Bank of New York
                              101 Barclay Street
                           New York, New York 10286

                            Attn.: Michael Pitfick


                                   By Hand:

                             The Bank of New York
                              101 Barclay Street
                 Ground Level Corporate Trust Services Window
                           New York, New York 10286

                            Attn.: Michael Pitfick


                  By Facsimile Transmission:  (212) 815-6339


                   Telephone Confirmation to: (212) 815-3687


                                 -------------

Fees And Expenses

   We will bear the expenses of soliciting tenders. We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing the services.

   The cash expenses to be incurred in connection with the exchange offer will be paid by us. Such expenses include fees and expenses of The Bank of New York as exchange agent and as trustee under the indenture governing the notes, accounting and legal fees and printing costs, among others.

Accounting Treatment

   The exchange notes will be recorded at the same carrying value as the initial notes as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer and the unamortized expenses related to the issuance of the initial notes will be amortized over the term of the notes.

Consequences Of Failure To Exchange

   Holders of initial notes who are eligible to participate in the exchange offer but who do not tender their initial notes will not have any further registration rights, and their initial notes will continue to be subject to restrictions on transfer. Accordingly, such initial notes may be resold only:

    .  to us, upon redemption of these notes or otherwise,

    . so long as the old notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A,

    . in accordance with Rule 144 under the Securities Act, or under another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us,

    . outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or

    . under an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Other

   Participation in the exchange offer is voluntary and holders of initial notes should carefully consider whether to accept the terms and condition of this offer. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the exchange offer.


Prior Exchange Offer



   In September 1999 we issued 12% Subordinated Notes in connection with a recapitalization. These notes were subject to a registration rights agreement which required that we file a registration statement on Form S-4 with the Commission and commence an exchange offer covering these notes within a specified time period. The registration rights agreement provided that in the event we failed to file, and have declared effective, a registration statement, we would be required to pay additional interest with respect to the notes. The registration statement was never declared effective and we paid additional interest on the notes until their repayment on April 9, 2002. The registration statement was withdrawn on June 12, 2002.


                                USE OF PROCEEDS

   We will not receive any cash proceeds from the issuance of the exchange notes as described in this prospectus. We will receive in exchange the initial notes in like principal amount. The old notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our total indebtedness.

                                CAPITALIZATION


   The following table sets forth our consolidated capitalization as of May 31, 2002, on an actual basis:




   The information in the following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements, and the related notes to those statements included in this prospectus.


                                                         May 31, 2002
                                                         -------------
                                                            Actual
                                                         -------------
                                                         (In millions)
         Long-term debt (including current portion):
            2002 Revolving..............................    $  79.3
            2002 Term Loan..............................       23.8
            11.25% Senior Subordinated notes............      152.8
                                                            -------
                Total long-term debt....................      255.9
                                                            -------
         Stockholder's equity:
            Common stock and additional paid-in capital.      204.1
            Receivable from Parent......................       (2.2)
            Accumulated other comprehensive loss........       (1.8)
            Accumulated deficit.........................     (183.9)
                                                            -------
                Total stockholder's equity..............       16.2
                                                            -------
                Total capitalization....................    $ 272.1
                                                            =======

                      UNAUDITED PRO FORMA FINANCIAL DATA



   The following unaudited pro forma financial data for the year ended May 31, 2002 has been derived by the application of pro forma adjustments to the historical financial data.



   The following pro forma financial data show the effect of the following transactions (dollar amounts in thousands): (1) the issuance of the 11.25% Senior Subordinated Notes, (2) the initial borrowings under the new 2002 credit facility, (3) the repayment of the existing credit facility and the existing 12% Subordinated Notes due 2005, (4) the payment of fees and expenses related to the transactions. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this registration statement.



   The pro forma financial data do not purport to represent what our financial position or results of operations would have actually been had the transactions in fact occurred on such dates, or to project results of operations for any future period. The unaudited pro forma financial data is based on assumptions that we believe are reasonable and should be read in conjunction with the interim financial statements and the consolidated financial statements and notes accompanying them that are included elsewhere in, or annexed to, this prospectus.



             Unaudited Pro Forma Condensed Statement of Operations


                                 (in millions)



                                                                         Historical               Pro Forma
                                                                         Year Ended               Year Ended
                                                                        May 31, 2002 Adjustments May 31, 2002
-                                                                       ------------ ----------- ------------
Net Sales..............................................................    $896.1       $  --       $896.1
Cost of goods sold.....................................................     635.1          --        635.1
Operating expenses.....................................................     205.2          --        205.2
                                                                           ------       -----       ------
   Income from operations..............................................      55.8          --         55.8
Interest expense and amortization of deferred financing fees...........     (29.2)       2.5 A       (26.7)
Other income (expense), net............................................        .6          --           .6
                                                                           ------       -----       ------
Income before income taxes and extraordinary item......................      27.2         2.5         29.7
Provision for income taxes.............................................       3.2        1.0 B         4.2
                                                                           ------       -----       ------
Income before extraordinary item.......................................      24.0         1.5         25.5
Extraordinary loss on extinguishment of debt, net of income tax benefit
  of $2.8..............................................................      (4.6)        4.6           --
                                                                           ------       -----       ------
   Net income..........................................................    $ 19.4       $ 6.1       $ 25.5
                                                                           ======       =====       ======



      Notes to the Unaudited Pro Forma Condensed Statements of Operations


                                 (in millions)



A. Net adjustment for the elimination of historical interest expense and amortization of deferred financing fees of $29.2 and recognition of interest expense and amortization of deferred financing fees of $26.7 on the new debt.



B. Reflects the estimated income tax provision resulting from the pro forma adjustments.



C. Reflects the elimination of the extraordinary loss on extinguishment of debt.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


   The selected financial data set forth below with respect to our statements of operations for the three years ended May 31, 2002 and the balance sheet data for May 31, 2001 and May 31, 2002 have been derived from our financial statements included elsewhere in this prospectus that have been audited by PricewaterhouseCoopers LLP, independent accountants, as indicated in their report included elsewhere in this prospectus. Our statement of operations data for the years ended May 31, 1998 and 1999, and our balance sheet data as of May 31, 1998, 1999 and 2000, have been derived from the financial statements audited by PricewaterhouseCoopers LLP but not included in this prospectus.


   The data set forth should be read together with, and is qualified in its entirety by, "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements, and the related notes thereto appearing elsewhere in this offering circular.


                                                              For the Years Ended May 31,
                                                     --------------------------------------------
                                                       1998      1999      2000     2001    2002
                                                     ------    ------    ------    ------  ------
                                                                     (in millions)
Operating Data:
 Net sales.......................................... $749.3    $710.2    $733.0    $820.5  $896.1
 Cost of sales(1)...................................  536.0     514.0     531.6     580.5   635.1
                                                     ------    ------    ------    ------  ------
 Gross profit.......................................  213.3     196.2     201.4     240.0   261.0
 Operating expenses:
   Selling..........................................  120.7     107.6      96.0     109.8   126.0
   Research and development.........................    7.8       7.7       8.3      10.9    10.4
   General and administrative.......................   60.9      53.4      61.7      63.4    68.8
                                                     ------    ------    ------    ------  ------
     Total operating expenses.......................  189.4     168.7     166.0     184.1   205.2
                                                     ------    ------    ------    ------  ------
 Income from operations.............................   23.9      27.5      35.4      55.9    55.8
 Interest expense...................................   35.0      33.1      33.9      34.8    26.1
 Amortization of deferred financing fees............    4.8       7.0       2.7       3.2     3.1
 Net income (loss)..................................   (9.5)    (24.7)     (6.6)     13.3    19.4
Other Financial Data:
 Depreciation and amortization...................... $ 16.7    $ 17.4    $ 16.7    $ 17.4  $ 19.2
 Purchases of property and equipment(2).............   11.8      11.6      12.9      16.1    11.6
 Net cash provided by operating activities..........   47.6      38.0       0.5      12.4    37.5
 Net cash provided by (used in) investing activities    6.4     (20.1)    (19.9)    (22.8)  (17.1)
 Net cash provided by (used in) financing activities  (55.7)    (17.1)     21.4       8.7   (19.3)
 Ratio of earnings to fixed charges(3)(4)...........   --  (5)   --  (5)    -- (5)    1.4x    1.8x
Supplemental Data:
 EBITDA(6).......................................... $ 41.1    $ 44.9    $ 52.5    $ 72.1  $ 75.7
Balance Sheet Data (at the end of the period):
 Cash............................................... $  3.9    $  4.3    $  5.9    $  3.3  $  4.8
 Working capital....................................  152.9     108.0     132.3     157.6   164.0
 Total assets.......................................  363.1     331.9     368.1     405.5   423.2
 Total indebtedness.................................  274.5     260.6     253.2     264.7   255.9

--------

(1) We incurred a one-time charge of $0.3 million related to the inventory step-up in value associated with the HealthRider and ICON of Canada acquisitions in fiscal 1998.




(2) Excludes purchases of intangibles, trademarks and acquisitions of $0 for fiscal year 1998, $8.5 for fiscal year 1999, $4.4 million for fiscal year 2000, $6.7 million for fiscal year 2001 and $5.5 million for fiscal year 2002.

(3) The ratio of earnings to fixed charges is derived by dividing earnings by fixed charges. For this purpose, earnings represent income (loss) before income taxes plus fixed charges. "Fixed Charges" consist of interest expense whether expensed or capitalized, the portion of the operating rental expense which management believes is representative of the interest component of rental expense and the amortization of deferred financing fees.


(4) After giving effect to the issuance of the initial notes, our initial borrowings under our new credit facility, the repayment of our old credit facility, the redemption of our 12% senior subordinated notes due 2005 and the payment of fees and expenses in connection with the foregoing, our ratio of earnings to fixed charges was 1.9 for the fiscal year ended May 31, 2002.


(5) For the fiscal years 1998, 1999 and 2000, our earnings were inadequate to cover our fixed charges by $15.4 million, $12.6 million and $1.0 million, respectively.


(6) EBITDA means earnings before net interest expense, income taxes, depreciation, and amortization and extraordinary loss on extinguishment of debt. EBITDA is presented because we believe it is an indicator of our ability to incur and service debt and is used by our lenders in determining compliance with financial covenants. However, EBITDA should not be considered as an alternative to cash flow from operating activities as measures of liquidity or as an alternative to net income as measures of operating results in accordance with generally accepted accounting principles. Our definition of EBITDA may differ from definitions of EBITDA used by other companies. The following table includes a list of unusual items that have affected EBITDA.



                                                                      For the Year Ended May 31,
                                                                  -----------------------------------
                                                                  1998    1999     2000   2001  2002
                                                                  ----- -----    -----    ----- -----
                                                                             (In millions)
EBITDA........................................................... $41.1 $44.9    $52.5    $72.1 $75.7
Step-up of Healthrider and ICON of Canada inventories(a).........   0.3    --       --       --    --
Weider settlement and HealthRider integration....................    --    --       --       --    --
Non-recurring costs in selling expense...........................    --  10.5(c)    --       --    --
Equity grant to senior management................................    --    --      3.1(d)    --    --
Non-recurring recapitalization cost..............................    --    --      1.8(e)    --    --
Excess air freight charges.......................................    --    --      6.0(f)    --    --
                                                                  ----- -----    -----    ----- -----
EBITDA without the unusual items................................. $41.4 $55.4    $63.4    $72.1 $75.7
                                                                  ===== =====    =====    ===== =====

   -----

   (a) We recorded a one-time charge of $0.3 million related to the inventory step-up in value associated with the HealthRider and ICON of Canada acquisitions in fiscal 1998.




   (b) We recorded $10.5 million of non-recurring costs (in selling expenses) related to the write-off of accounts receivable due to the bankruptcy of Service Merchandise.


   (c) We recorded $3.1 million of non-recurring non-cash costs (in general and administrative expense) related to an equity grant made to certain members of senior management due to our recapitalization in September 1999.


   (d) We recorded $1.5 million of non-recurring costs (in general and administrative expense) related to management retention bonuses, paid to certain executive officers, and $0.3 million of one-time non-recurring costs associated with the redemption of our 13% senior subordinated notes due 2002, both in connection with our recapitalization in September 1999.


   (e) We incurred $6.0 million of in-bound air freight charges (in cost of sales) in excess of normal freight costs. Due to our significant indebtedness, certain of our vendors shortened our payment terms prior to our recapitalization in September 1999. Due to liquidity constraints we had to delay the purchase of certain component parts and finished goods, and we therefore incurred additional in-bound air freight expenses related to these items that we needed to receive rapidly in order to meet our customers' delivery schedules.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATION


   The following should be read in conjunction with the financial statements and the related notes thereto appearing elsewhere in this prospectus. Our fiscal year ends on May 31 of the corresponding calendar year. For example, fiscal 2002 ended on May 31, 2002.


Overview

   We manufacture and market a broad line of products in the fitness equipment industry. These fall into two major product categories, namely: cardiovascular and other equipment, and strength training equipment. We are one of the largest manufacturers and marketers of home fitness equipment in the United States. In addition, we manufacture and distribute an innovative line of products for the institutional fitness equipment market in both our cardiovascular equipment category and our strength training equipment category.


   We sell our products under a wide variety of brand names and we use our portfolio of brands to tailor our product offerings to specific distribution channels. We sell our products to department stores, mass retailers and warehouse clubs, sporting goods and specialty fitness retailers, and directly to consumers.


   The following paragraphs provide a brief description of certain items that appear in our Consolidated Statements of Operations.

   Net sales. Net sales primarily represents our gross sales adjusted for returns and allowances. We limit our customers' ability to return merchandise to us to products sold to their customers in which defects were discovered within the warranty coverage period (usually 90 days from the time of retail sale). We do not permit our customers to return unsold merchandise.

   Cost of sales. Cost of sales primarily includes the cost of components that we purchase, direct manufacturing labor and overhead, inbound shipping and freight and depreciation expense related to our property, plant, equipment and tooling.

   Selling expense. Selling expense primarily includes our direct advertising expense, advertising allowances provided to certain customers and the costs related to our sales and marketing staff for our home fitness and institutional fitness business.

   Research and development expense. Research and development expense relates primarily to the activities of our product development group and external sources related to the decision of new products and product enhancements.

   General and administrative expense. General and administrative expense primarily includes expenses related to our senior management team, all accounting and finance functions, management information systems, legal and human resources expenses and unallocated overhead expenses.

  1999 recapitalization.

   In order to provide additional liquidity for our operations, we consummated a recapitalization in September 1999 that included a $40.0 million cash contribution of capital from our parent HF Holdings, Inc. in connection with an investment of new equity from certain of our existing shareholders and new investors. Holders of certain of our and our parent's then existing debt securities exchanged their securities for a combination of cash, new debt securities offered by us and equity offered by HF Holdings, Inc. and we also refinanced our then existing senior debt. As a result of our recapitalization in September 1999 and our improved operating performance, we reduced our indebtedness from a seasonal peak of $547.3 million at January 30, 1998 to $255.9 million at May 31, 2002, and significantly reduced our interest expense.


Results of Operations


   The following table sets forth certain of our financial data, expressed as a percentage of net sales, for fiscal years ended May 31, 2000, 2001 and 2002:



                                                             For the Years Ended May 31,
                                                             --------------------------
                                                              2000      2001     2002
                                                              -----     -----    -----
Net sales................................................... 100.0%    100.0%   100.0%
Cost of sales...............................................  72.5%     70.7%    70.9%
                                                              -----     -----    -----
Gross profit................................................  27.5%     29.3%    29.1%
Operating expenses:
   Selling..................................................  13.1%     13.4%    14.1%
   Research and development.................................   1.1%      1.3%     1.2%
   General and administrative...............................   8.4%      7.7%     7.7%
                                                              -----     -----    -----
       Total operating expenses.............................  22.6%     22.4%    23.0%
                                                              -----     -----    -----
Income from operations......................................   4.8%      6.8%     6.2%
Interest expense............................................   4.6%      4.2%     2.9%
Amortization of deferred financing fees and other expense
  (income)..................................................   0.3%      0.5%     0.3%
Income (loss) before income taxes and extraordinary item....  (0.1)%     2.0%     3.0%
Provision for income taxes..................................   0.5%      0.4%     0.4%
Extraordinary loss, net.....................................   0.3%       --      0.5%
                                                              -----     -----    -----
Net income (loss)...........................................  (0.9)%     1.6%     2.2%
                                                              =====     =====    =====
EBITDA......................................................   7.2%      8.8%     8.4%
                                                              =====     =====    =====





Year Ended May 31, 2002 Compared to Year Ended May 31, 2001



   Net sales for fiscal 2002 increased $75.6 million, or 9.2%, to $896.1 million from $820.5 million in the comparable period in 2001. Sales increased primarily due to increased customer demand and the introduction of our new line of institutional fitness equipment which represented $11.0 million, or 14.6%, of the sales increase. Sales of our cardiovascular and other equipment in fiscal 2002 increased $58.3 million, or 8.2%, to $766.6 million. Sales of our strength training equipment in fiscal 2002 increased $17.3 million, or 15.4%, to $129.5 million.



   Gross profit for fiscal 2002 was $261.0 million, or 29.1% of net sales, compared to $240.0 million, or 29.3% of net sales, in fiscal 2001.



   Selling expenses increased $16.2 million, or 14.8%, to $126.0 million in fiscal 2002. This increase was the result of higher selling costs associated with the increase in sales combined with the impact of the introduction of our new line of institutional fitness equipment as well as increased advertising expenses. "See Management's Discussion and Analysis of Financial Condition and Results of Operation--Liquidity and Capital Resources." Expressed as a percentage of net sales, selling expenses were 14.1% in fiscal 2002 compared to 13.4% in fiscal 2001.



   Research and development expenses decreased $0.5 million, or 4.6%, to $10.4 million in fiscal 2002. Expressed as a percentage of net sales, research and development expenses were 1.2% in fiscal 2002 and 1.3% in fiscal 2001.

   General and administrative expenses increased $5.4 million, or 8.5%, to $68.8 million in fiscal 2002. This increase was the result of higher costs associated with our increase in sales combined with the impact of our introduction of our new line of institutional fitness equipment. Expressed as a percentage of net sales, general and administrative expenses were 7.7% in fiscal 2002 and 7.7% in fiscal 2001.



   As a result of the foregoing factors, operating income decreased $0.1 million, or 0.2%, to $55.8 million in fiscal 2002. Expressed as a percentage of net sales, operating income was 6.2% in fiscal 2002 compared with 6.8% in fiscal 2001.



   As a result of the foregoing factors, EBITDA increased $3.6 million, or 5.0%, to $75.7 million in fiscal 2002. Expressed as a percentage of net sales, EBITDA was 8.4% in fiscal 2002 compared with 8.8% in fiscal 2001.



   Interest expense including amortization of deferred financing fees decreased $8.8 million, or 23.2%, to $29.2 million for fiscal 2002. This decrease reflects our lower borrowing levels during the period combined with lower interest rates on our borrowings during the period.



   Income tax provision decreased $0.3 million, or 8.6%, to $3.2 million in fiscal 2002. Our effective tax rate was 2% in fiscal 2002 compared to 21% in fiscal 2001. The lower effective tax rate was the result of adjustments pursuant to an Internal Revenue Service audit. These adjustments created a deferred tax benefit of approximately $11.5 million. No valuation allowance was recorded against this asset because we believe that we will generate sufficient future taxable income through operations to realize the net deferred asset. However, there can be no assurance that we will generate any specific level of taxable earnings or that we will be able to realize any of the deferred tax asset in future periods. If we are unable to generate sufficient taxable income in the future, an additional valuation allowance against this deferred tax asset would result in a charge to earnings.



   An extraordinary loss of $7.4 million ($4.6 million net of income tax benefit) was recorded on the extinguishment of the existing credit facility and the 12% Notes.



   As a result of the foregoing factors, our net income was $19.4 million in fiscal 2002 compared to net income in fiscal 2001 of $13.3 million.


Year Ended May 31, 2001 Compared to the Year Ended May 31, 2000

   Net sales for fiscal 2001 increased $87.5 million, or 11.9%, to $820.5 million from $733.0 million in fiscal 2000. Sales increased primarily due to increased customer demand across our product categories and the introduction of our new line of institutional fitness equipment in December of 2000, which represented $3.3 million, or 3.8%, of the sales increase. Sales of our cardiovascular and other fitness equipment in fiscal 2001 increased $76.1 million, or 12.0%, to $708.3 million. Sales of our strength training equipment in fiscal 2001 increased $11.4 million, or 11.3%, to $112.2 million.

   Gross profit for fiscal 2001 was $240.0 million, or 29.3% of net sales, compared to $201.4 million, or 27.5% of net sales, for fiscal 2000. The increase of 1.8% in profit margin was attributable to lower manufacturing costs due to higher operating efficiency, including lower air freight, labor, overhead and material costs.


   Selling expenses increased $13.8 million, or 14.4%, to $109.8 million in fiscal 2001. This increase was the result of higher selling costs associated with the increase in sales combined with higher advertising expenses. Expressed as a percentage of net sales, selling expenses were 13.4% in fiscal 2001 compared to 13.1% in fiscal 2000.


   Research and development increased $2.6 million, or 31.3%, to $10.9 million in fiscal 2001. Expressed as a percentage of net sales, research and development expenses were 1.3% in fiscal 2001 and 1.1% in fiscal 2000. This increase reflects our continued efforts to develop both current and future products.

   General and administrative expenses increased $1.7 million, or 2.8%, to $63.4 million in fiscal 2001. This increase was the result of costs associated with increased customer demand for our products. General and administrative expenses in fiscal year 2000 included $4.9 million of costs related to our September 1999 recapitalization. Expressed as a percentage of net sales, general and administrative expenses were 7.7% in fiscal 2001 and 8.4% in fiscal 2000.

   As a result of the foregoing factors, operating income increased $20.5 million, or 57.9%, to $55.9 million in fiscal 2001. Expressed as a percentage of net sales, operating income was 6.8% in fiscal 2001 compared with 4.8% in fiscal 2000.

   As a result of the foregoing factors, EBITDA increased $19.6 million, or 37.3%, to $72.1 million in fiscal 2001. Expressed as a percentage of net sales, EBITDA was 8.8% in fiscal 2001 compared with 7.2% in fiscal 2000.

   Interest expense including amortization of deferred fees increased $1.4 million, or 3.8%,to $38.0 million in fiscal 2001. This increase reflects our higher borrowing levels during the period combined with higher interest rates on our borrowing during the period. Amortization on deferred financing fees was also higher as a result of the September 1999 recapitalization.

   Income taxes decreased $0.4 million, or 10.3%, to $3.5 million in fiscal 2001. The lower expense for fiscal 2001 reflects our use of approximately $9.5 million of net operating losses carried forward from our September 1999 recapitalization for the period from September 29, 1999 through May 31, 2000. The provision in fiscal 2000 reflected our write-off of a portion of our deferred tax assets that were not realized due to our September 1999 recapitalization. At the end of fiscal 2001, we had a net deferred tax asset of $6.9 million. No valuation allowance was recorded against this asset because we believed that we would generate sufficient future taxable income through operations to realize the net deferred asset. However, there can be no assurance that we will generate any specific level of taxable earnings or that we will be able to realize any of the deferred tax assets in future periods. If we were unable to generate sufficient taxable income in the future, an additional valuation allowance against this deferred tax asset would result in a charge to earnings.

   As a result of the foregoing factors, our net income was $13.3 million for fiscal 2001 compared to a net loss of $6.6 million in fiscal 2000.

Seasonality


   The following are the net sales, net income and EBITDA by quarter for fiscal years 2000, 2001 and 2002:



                                 First      Second     Third      Fourth
                               Quarter(1) Quarter(2) Quarter(3) Quarter(4)
                               ---------- ---------- ---------- ----------
                                          (dollars in millions)
     Net Sales
        2000..................    99.5      234.8      236.5      162.2
        2001..................   129.5      276.0      254.6      160.5
        2002..................   138.1      272.1      304.9      181.0
     Net Income
        2000..................   (11.7)       1.6        7.3       (3.5)
        2001..................    (8.2)      11.7       10.8       (1.0)
        2002..................    (7.5)      11.1       25.5       (9.7)
     EBITDA
        2000..................    (2.2)      22.4       24.9        7.4
        2001..................     1.6       34.2       32.2        4.1
        2002..................    (0.1)      31.3       38.7        5.8

--------

(1) Our first quarter ended August 28, September 2, and September 1 for fiscal years 2000, 2001 and 2002, respectively.


(2) Our second quarter ended November 27, December 2 and December 1 for fiscal years 2000, 2001 and 2002, respectively.


(3) Our third quarter ended February 26, March 3 and March 2 for fiscal years 2000, 2001 and 2002, respectively.


(4) Our fourth quarter ended May 31 for the fiscal years 2000, 2001 and 2002, respectively.


   We sell a majority of our products to customers in our second and third fiscal quarters (i.e., from September through February). Increased sales and distribution typically occur in the Christmas retail season and the beginning of a new calendar year because of increased promotions by our retail customers, increased consumer purchases and seasonal changes that prompt people to exercise inside. If actual sales for a quarter do not meet or exceed projected sales for that quarter, expenditures and inventory levels could be disproportionately high for such quarter and our cash flow for that quarter and future quarters could be adversely effected. The timing of large orders from customers and the mix of products sold may also contribute to periodic fluctuations.

Liquidity and Capital Resources


   Net cash provided by operating activities was $37.5 million in fiscal 2002, as compared to $12.4 million of cash provided by operations in fiscal 2001. In fiscal 2002, major sources of funds were net income of $19.4 million, non-cash provisions of $19.2 million for depreciation and amortization, and a decrease in inventory of $12.2 million. These changes were offset by increases in accounts receivable of $20.0 million. These changes are due to our increasing sales during the course of the first several months of the fiscal year leading up to our peak selling season, which occurs between the months of October and December. We sell the majority of our products to customers in the second and third fiscal quarters (i.e., from September through February). In fiscal 2001, major sources of funds were net income of $13.3 million, non-cash provisions of $17.4 million for depreciation and amortization, and increases in accrued expenses and payables of $10.0 million. These increases were offset by increases in accounts receivable of $14.1 million and inventory of $14.8 million. Such increases were due to the aforementioned factors relating to sales increases.



   Net cash used in investing activities was $17.1 million in fiscal 2002, compared to $22.8 million in fiscal 2001. Investing activities in fiscal 2002 consisted primarily of capital expenditures of $11.6 million related to upgrades in plant and tooling and purchases of additional manufacturing equipment and purchases of intangibles of $5.2 million. Cash used in investing activities in fiscal 2001, was primarily for capital expenditures of $16.1 million, acquisitions of $4.0 million and purchases of intangibles of $2.7 million.



   Net cash used in financing activities was $19.3 million in fiscal 2002, compared to $8.7 million of cash provided by financing activities in fiscal 2001. Cash used by financing activities resulted from the issuance in April 2002 of the 11.25% Senior Subordinated Notes, our borrowings on our new credit facility, the repayment of our old credit facility and the redemption of our 12% subordinated notes.



   Net cash provided by operating activities was $12.4 million in fiscal 2001, as compared to $0.5 million in fiscal 2000. In fiscal 2001, major sources of funds were net income of $13.3 million, non-cash provisions of $17.4 million for depreciation and amortization, and increases in accrued expenses and payables of $10.0 million. These increases were partially offset by increases in inventories of $14.8 million and accounts receivable of $14.1 million. These increases are due, in part, to the incremental materials purchases associated with the build up of inventories in anticipation of the upcoming busy season. Our production is near or at full capacity from August to March and we also build inventory from April to July to be able to meet future customer demand. In addition, because we sell the majority of our products to customers in the second and third fiscal quarters (i.e., from September through February), fourth quarter results can create fluctuations or timing differences in quarterly and or year-end results. Operating cash flows were $0.5 million in fiscal 2000. Major sources of funds were non-cash provisions of $16.7 million for depreciation and amortization and increases in accrued expenses and payables of $13.3 million. These increases were offset by a net loss of $6.6 million as well as increases in inventories of $23.9 million and accounts receivable of $11.6 million, related to our increase in net sales.



   Net cash used in investing was $22.8 million in fiscal 2001, as compared to $19.9 million in fiscal 2000. Investing activities in fiscal 2001 consisted primarily of capital expenditures of $16.1 million related to upgrades in plant and tooling and purchases of additional manufacturing equipment and a strategic acquisition of $4.0 million. Cash used in investing activities in fiscal 2000 was primarily for capital expenditures of $12.9 million, a loan to senior management of $2.2 million and $4.4 million related to the purchase of intangibles and trademarks.



   Net cash provided by (used in) financing activities was $8.7 million in fiscal 2001, as compared to $21.4 million in fiscal 2000. Cash provided by financing activities consisted principally of borrowings under our existing credit facility. Borrowings increased $19.5 million in fiscal 2001 and were used to fund working capital needs. We were provided $21.4 million during fiscal 2000 primarily as a result of our recapitalization in September 1999.



   We made capital expenditures of approximately $11.6 million during fiscal 2002 and expect to make capital expenditures of approximately $15.0 million in fiscal 2003. Capital expenditures are primarily for expansion of physical plant, purchases of additional or replacement manufacturing equipment and revisions and upgrades in plant tooling.



   On January 22, 2002, Kmart, a customer for over a decade, filed for bankruptcy protection. At the time of the filing we had $12.1 million of unsecured accounts receivable outstanding with Kmart. As of May 31, 2002 we have reserved $2.4 million against these receivables. We are in the process of attempting to collect the remaining accounts receivable outstanding but may be required to reserve additional amounts if it becomes clear that we will be unsuccessful in our attempts to collect these amounts. In fiscal 2001, we had net sales to Kmart of $38.9 million representing approximately 4.7% of our total net sales for that fiscal year. In fiscal 2002 we had net sales to Kmart of approximately $30.6 million representing approximately 3.4% of our total net sales for that period. Kmart has secured debtor in possession financing and will continue to operate in bankruptcy. We resumed shipments to Kmart as of February 5, 2002 with payment terms of 30 days, reduced from 60 days.

   Our primary short-term liquidity needs consist of financing seasonal merchandise inventory buildups and paying cash interest expense under our existing credit facilities and on the 11.25% subordinated notes due 2012. Our principal source of financing for our seasonal merchandise inventory buildup and increased accounts receivable is revolving credit borrowings under the existing credit facilities. At May 31, 2002, we had $82.9 million of availability under these facilities. Our working capital borrowing needs are typically at their lowest level in April through June, increase somewhat through the summer and sharply increase from September through November to finance accounts receivable and purchases of inventory in advance of the Christmas and post-holiday selling season. Generally, in the period from November through February, our working capital borrowings remain at their highest level and then are paid down to their lowest annual levels from April through August.



   In connection with our refinancing in April 2002, we entered into our existing credit facility totaling $235.0 million of revolving and term loans with a syndicate of banks and financial services companies.



   Proceeds of our existing credit facility were used to refinance our then existing senior credit facilities and 12% senior subordinated notes due 2005, to fund transaction fees and expenses, and to provide for general working capital.



   As of May 31, 2002 the balance outstanding under the existing credit facility consisted of (in millions):



      Revolver.................................................... $ 79.3
      Term Loan...................................................   23.8
                                                                   ------
                                                                   $103.1
                                                                   ======



   We have a significant amount of indebtedness. As of May 31, 2002, our consolidated indebtedness was approximately $255.9 million, of which approximately $103.1 million was senior indebtedness.




   Our ability to make scheduled payments of principal of, or to pay the interest on, or to refinance our indebtedness, including the notes, or to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

   Based on our current level of operations, management believes that cash flow from operations and available cash, together with available borrowings under our new credit facility, will be adequate to meet our future liquidity needs for at least the next few years. We may, however, need to refinance all or a portion of the principal amount of the notes on or prior to maturity.

   We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available under our new credit facility in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. In addition, we cannot assure you that we will be able refinance any of our indebtedness, including our new credit facility and the notes, on commercially reasonable terms or at all. See "Risk Factors--To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control."


   At May 31, 2002, future minimum principal payments of contractual obligations are as follows:





                                                 Less than
 Contractual Obligations                  Total  One Year  1-3 Years 4-5 Years
 -----------------------                  ------ --------- --------- ---------
 Long-term debt.......................... $255.9   $5.0      $15.0    $235.9

Off-balance-sheet Financings and Commitments

   We do not have any material off-balance-sheet financing arrangements or other commitments (including non-exchange traded contracts) other than:

    .  currency exchange rate contracts which are described in "Market Risk;"

    . commitments under non-cancelable operating leases, primarily for warehouse and production facilities and computer and production equipment, that expire over the next five years and require the Company to pay all executory costs such as maintenance and insurance. Future minimum payments under non-cancellable operating leases consist of the following (in millions):


            Year ending May 31,
            -------------------
            2003.............................................. $12.9
            2004..............................................  11.3
            2005..............................................   8.9
            2006..............................................   3.5
            2007..............................................   1.1
            Thereafter........................................   2.2
                                                               -----
                                                               $39.9
                                                               =====


   As part of our cash management activities, we seek to manage accounts receivable credit risk, collections, and accounts payable and payments thereof to maximize our free cash at any given time.

   Careful management of credit risk has allowed us to avoid significant accounts receivable losses in light of the poor financial condition of many of our potential and existing customers. In light of current and prospective global and regional economic conditions, we cannot assure you that we will not be materially adversely affected by accounts receivable losses in the future.

Market Risk

   Fluctuations in the general level of interest rates on our current and future fixed and variable rate debt obligations expose us to market risk. We are vulnerable to significant fluctuations in interest rates on our variable rate debt and on any future repricing or refinancing of our fixed rate debt and on future debt.


   We use long-term and medium-term debt as a source of capital. At May 31, 2002, we had approximately $152.8 million in outstanding fixed rate debt, consisting of 11.25% subordinated notes maturing in April 2012. When debt instruments of this type mature, we typically refinance such debt at the then-existing market interest rates, which may be more or less than the interest rates on the maturing debt.



   Our credit facility has variable interest rates and any fluctuation in interest rates could increase or decrease our interest expense. At May 31, 2002, we had approximately $103.1 million in outstanding variable rate debt.


   Due to the uncertainty of fluctuations in interest rates and the specific actions that might be taken by us to mitigate the impact of such fluctuations and their possible effects, the foregoing sensitivity analysis assumes no changes in our financial structure.

   We import some finished products and components from Canada and Asia. All purchases from Asia have been fixed in United States dollars and, therefore, we are not subject to foreign currency fluctuations on such purchases, although our vendors may respond to foreign currency fluctuations by seeking to raise their prices. Purchases of inventory from Canada have been settled in Canadian dollars and therefore we have been subject to fluctuations in the value of the Canadian dollar which could have an impact on our operating results. In connection with the importation of products and components from Canada, we from time to time engage in hedging transactions by entering into forward contracts for the purchase of Canadian dollars which are designed to protect against such fluctuations. Our hedging transactions do not subject us to exchange rate risk because gains and losses on these contracts offset losses and gains on the transaction being hedged. The unhedged portion of purchases from Canada is not significant.


   As of May 31, 2002 and 2001, we had no open forward exchange contracts to sell Canadian dollars. During fiscal years 2002 and 2001 we recognized no significant gains or losses upon settlement of foreign currency transactions denominated in Canadian dollars.


Recent Accounting Pronouncements

   In fiscal 2002, we adopted Statements of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities." as amended. This statement establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS 133 was issued by the Financial Accounting Standards Board ("FASB") in June of 1998 and requires that an entity recognizes all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Because we had no open forward exchange contracts at May 31, 2001, the adoption of SFAS No. 133 did not have a significant effect on our earnings and financial position.

   In June 2001, the FASB issued SFAS No. 141, "Business Combinations," which provides a comprehensive standard of accounting for business combinations. SFAS 141 is effective for all business combinations after June 30, 2001. In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," which requires a change in accounting for goodwill and certain other intangible assets. SFAS 142 is effective for fiscal years beginning after December 15, 2001.

   In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. SFAS 143 is effective for fiscal years beginning after June 15, 2002.

   In August 2001, the FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets" which supercedes SFAS No. 121 and requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. SFAS 144 broadens the presentation of discontinued operations to include more disposal transactions. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001.


   In November of 2001, the Emerging Issues Task Force issued EITF 01-9, Accounting for Consideration Given by Vendor to a Customer ("EITF 01-9") effective for annual or interim financial statements beginning after December 15, 2001. EITF 01-9 provides guidance on the accounting treatment of various types of consideration given by a vendor to a customer. The Company will adopt EITF 01-9 in fiscal 2003.


   In April 2002, the FASB issued SFAS No. 145, "Recission of FAS Nos. 4, 44 and 64, Amendment of FAS 13 and Technical Corrections as of April 2002", which rescinds FAS Nos. 4, 44 and 64 and amends other existing authoritative pronouncements to make various technical corrections, clarify meaning, or describe their applicability under changed conditions. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002.


   In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", which addresses significant issues relating to the recognition, measurement, and reporting of costs associated with exit and disposal activities. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002.



   Based on current circumstances, except for SFAS 145 as discussed in Note 2 to the financial statements, we believe the application of the new accounting rules described above will not have a material impact on our financial statements.


Critical Accounting Policies

   The SEC recently issued disclosure guidance for critical accounting policies. The SEC defines critical accounting policies as those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.

   Our significant accounting policies are described in Note 3 to the Consolidated Financial Statements. Not all of these significant accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following accounting policies could be deemed to be critical.

   Inventories--Inventories consist primarily of raw materials (principally parts and supplies) and finished goods, and are valued at the lower of cost or market. Cost is determined using standard costs which approximate the first-in, first-out (FIFO) method.

   Long-Lived Assets--Long-lived assets are periodically reviewed for impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Assets to Be Disposed Of". SFAS 121 requires the assessment of whether there has been an impairment whenever events or circumstances indicate that the carrying amount of long-lived assets may not be recoverable. The carrying value of a long-lived asset is considered impaired when the anticipated cumulative undiscounted cash flow from that asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset, which is generally based on discounted cash flows. As a result of its review, the Company does not believe that any impairment currently exists related to its long-lived assets.

   Advertising Costs--The Company expenses the costs of advertising as incurred, except for the cost of direct response advertising, which is capitalized and amortized over its expected period of future benefit, generally twelve months. Direct response advertising costs consist primarily of costs to produce infomercials for the Company's products.

   Revenue Recognition--The Company recognizes revenue upon the shipment of product to the customer. Allowances are recognized for estimated returns, discounts, advertising programs and warranty costs associated with these sales.


   Concentration of Credit Risk--Financial instruments which potentially expose the Company to concentration of credit risk include trade accounts receivable. To minimize this risk, ongoing credit evaluations of customers' financial condition are performed and reserves are maintained; however, collateral is not required. A significant portion of the Company's sales are made to Sears Roebuck ("Sears"). Sears accounted for approximately 44.5%, 42.4% and 39.1% of total sales for the fiscal years ended May 31, 2002, 2001 and 2000, respectively. Accounts receivable from Sears accounted for approximately 35.0% and 42.0% of gross accounts receivable at May 31, 2002 and 2001, respectively. The Company is not the exclusive supplier of home fitness equipment to any of its major customers. The loss of, or a substantial decrease in the amount of purchases by, or a write-off of any significant receivable due from, any of its major customers would have a material adverse effect on the Company's business.


   Income Taxes--The Company accounts for income taxes utilizing the asset and liability method as prescribed by SFAS No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities at currently enacted tax rates. If appropriate, deferred tax assets are reduced by a valuation allowance which reflects expectations of the extent to which such assets will be realized.

   Contingencies. We account for contingencies in accordance with SFAS No. 5, "Accounting for Contingencies." SFAS No. 5 requires that we record an estimated loss from a loss contingency when information available prior to issuance of the Consolidated Financial Statements indicates that it is probable that an asset has been impaired or a liability has been incurred at the date of the Consolidated Financial Statements and the amount of the loss can be reasonably estimated. Accounting for contingencies such as environmental, legal and income tax matters requires us to use our judgment. While we believe that our accruals for these matters are adequate, if the actual loss from a loss contingency is significantly different from the estimated loss, our results of operations may be overstated or understated.

Assessment of the Euro

   On January 1, 1999, eleven of the member countries of the European Union established fixed conversion rates between their existing currencies (called "LEGACY CURRENCIES") and one common currency called the euro. The euro trades on currency exchanges and may be used in business transactions. Beginning in January 2002, the legacy currencies are being withdrawn from circulation. Our subsidiaries affected by the conversion have established plans to address issues raised by the conversion. We believe that, under current conditions, the conversion of legacy currencies into the euro will not have a materially adverse effect on us.

                               INDUSTRY OVERVIEW

   The home fitness equipment industry in the United States includes treadmills, other popular cardiovascular fitness equipment such as ellipticals and exercise bikes and strength training fitness equipment such as multi-purpose home gyms and weights and weight benches. These products are distributed in various channels of distribution in a wide range of price points, including: department stores such as Sears and JCPenney; mass retailers and warehouse clubs such as Wal-Mart, Sam's Club, Kmart and Costco; sporting goods retailers such as The Sports Authority, Gart Sports, Galyan's and Dick's Sporting Goods; specialty fitness equipment retailers, and direct-to-consumers through our own NordicTrack stores, catalogues, infomercials and the Internet. According to the NSGA 2001 annual report, total retail sales industry-wide of home fitness equipment, one of the largest hard goods categories of sporting goods, are estimated to total $3.8 billion in calendar year 2001. According to NSGA, in calendar year 2000 retail sales of home fitness equipment exceeded retail sales of the following categories combined: camping, snowboarding, downhill skiing, baseball, softball, basketball, hockey and football.

   According to the NSGA, sales of home fitness equipment have grown at a CAGR of 12.7% from $311.2 million 1980 to an estimated $3.8 billion in 2001, making it among the fastest growing categories in the sporting goods hard goods industry. The following chart illustrates the growth in retail sales of home fitness equipment for the years 1980 through 2001E.

United States Personal Fitness Equipment Industry Retail Sales 1980--2001E (dollars in billions)
                                    [CHART]

United States Personal Fitness Equipment Industry Sales 1980-2001E
1980    0.3
1981    0.4
1982    0.6
1983    0.8
1984    0.9
1985    1.1
1986    1.1
1987    1.1
1988    1.5
1989    1.7
1990    1.8
1991    2.1
1992    2.1
1993    2.5
1994    2.4
1995    2.9
1996    3.2
1997    3.0
1998    3.2
1999    3.4
2000    3.6
2001E   3.8



   We believe that the home exercise market has grown at a healthy pace in response to several main factors: favorable demographics, increased awareness of the compelling medical benefits of exercise and dedication of more disposable income to activities at home, including fitness.

Favorable Industry Demographics

   There has been a significant increase in the United States population, ages 45 to 64, and this age group accounts for the majority of purchases in most categories of fitness equipment and approximately 68% of treadmill purchases in the United States. Moreover, according to the United States Census Bureau, this segment of the population (which accounts for the majority of households with a yearly income greater than $50,000) is expected to increase by 26% from 2001 to 2010 (a CAGR of 2.6%). Depending on the type of equipment, between 50% and 70% of the users of home exercise equipment have household incomes of $50,000 or more. We believe that the aging of the American population further supports the projected future growth in industry sales of home fitness equipment as the preferred method for maintaining fitness.

Increased Awareness of the Compelling Medical Benefits of Exercise

   According to SGMA, the number of Americans participating in fitness activities has increased from 42.3 million in 1987 to 51.6 million in 2000, in part because Americans have become increasingly aware of the compelling medical evidence of the benefits of exercise. Medical research has demonstrated the unique role exercise plays in managing chronic diseases such as heart disease and diabetes and in preventing osteoporosis. As recently as December 2001, United States Surgeon General David Satcher proclaimed the need for a national plan to educate Americans to balance their caloric intake with regular physical activity.

Increase in the Use of Fitness Equipment During Aerobic and Anaerobic Exercise

   Consumers are increasingly exercising with home fitness equipment. While cardiovascular exercise without the use of machines (primarily running and walking) decreased in the period from 1990-2000, exercise with cardiovascular equipment has increased 41% in the period from 1990-2000 and exercise with strength training equipment has increased 69% in the period from 1990-2000.

Shift in Consumer Activity to Home-Orientated Activities

   We believe the increased use of cardiovascular and strength training equipment can be attributed to consumers' desires for time efficient, low impact workouts and a shift in consumer activity to more activities at home, including fitness.

Primary Product Categories

   We believe the home fitness equipment industry is comprised of two main product categories: cardiovascular equipment and strength training equipment. The chart below reflects industry-wide sales and percentages in each product category. We believe our product mix is generally consistent with that of the industry.

United States Home Fitness Equipment Retail Sales In 2000--By Product Category (dollars in millions)

                                   Industry

                                    [CHART]

Cardiovascular         $2786.3
Strength Training       $856.9





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

Cardiovascular Products

   Treadmills, the largest subcategory in this product line, have become a major home equipment category, popularized to a large extent by manufacturers who have made treadmills affordable to many households. Treadmills have proven to be one of the most effective and easy-to-use pieces of home exercise equipment across a broad array of consumers. A study published in the May 1996 Journal of the American Medical Association asserted that treadmills are the most efficient piece of exercise equipment for burning calories, as compared to cross country skiers, stationary bikes, rowing machines and stair steppers. According to NSGA and as illustrated by the chart below, retail sales of treadmills have grown from $118.4 million in 1987 to $2.1 billion in 2000, representing a CAGR of approximately 24.7%. According to SGMA, more people named the treadmill as their favorite piece of cardiovascular exercise equipment than any other piece of fitness equipment. The following chart illustrates the growth in retail sales of treadmills from 1987 to 2000.

United States Retail Sales of Treadmills 1987-2000
(dollars in billions)

                                    [CHART]

Treadmills Historical Market Size in Retail Dollars
1987    0.1
1988    0.3
1989    0.4
1990    0.5
1991    0.6
1992    0.5
1993    0.8
1994    0.9
1995    1.0
1996    1.2
1997    1.5
1998    1.8
1999    1.9
2000    2.1



   Other cardiovascular fitness products include popular products such as ellipticals and exercise bikes. In calendar year 2000, retail sales of other cardiovascular products in the United States totaled $696.0 million, or approximately 19% of the home fitness market. Elliptical trainers, a relatively new product in this category, have grown at a CAGR of 11.3% since 1997. While retail sales of other cardiovascular equipment as a group have increased at a CAGR of 10.1% from $102.5 million in 1980 to $696.0 million in 2000, retail sales have recently decreased from their high of $1.4 billion in 1996. We believe that such a reduction in sales is primarily due to the decline of infomercial advertising and the presence of a number of cardiovascular products in this category that have relatively shorter life cycles, such as stair steppers, gliders and abdominal exercisers, and the growing popularity of treadmills.

Strength Training Products

   Strength training products are designed to develop muscle tone and strength. The most widely sold products in this category include home gyms, free weights and weight benches and cages. In calendar year 2000, strength training products sales in the United States were $856.9 million, or approximately 24% of the home fitness market. This category has grown from approximately $208.7 million in sales in 1980, a CAGR of 7.3%.

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

                                   BUSINESS

General

  Industry

   The fitness equipment industry in the United States includes cardiovascular and other fitness equipment, and strength training equipment. Cardiovascular and other fitness equipment includes treadmills, ellipticals, exercise bike, other cardiovascular fitness equipment, such as trampolines, relaxation products such as spas, motorized massage chairs and massage pillows. Strength training equipment includes multi-purpose home gyms, free weights and weight benches and cages. Products in each product category are distributed in various channels of distribution in a wide range of price points. According to the NSGA 2001 annual report, total retail sales industry-wide of home fitness equipment, one of the largest hard goods categories of sporting goods, are estimated to total $3.8 billion in calendar year 2001. According to NSGA, in calendar year 2000 retail sales of home fitness equipment exceeded retail sales of the following categories combined: camping, snowboarding, downhill skiing, baseball, softball, basketball, hockey and football.

  Our Company


   We manufacture and distribute a broad line of products in the fitness equipment market. These fall into two product categories, namely: cardiovascular and other fitness equipment, and strength training equipment. We are one of the largest manufacturers and marketers of fitness equipment for home use in the United States. In addition, we manufacture and distribute an innovative line of products for the institutional fitness equipment market in both our cardiovascular and other equipment category, and our strength training equipment category. Our brand names include: ProForm, NordicTrack, HealthRider, Weslo, Image, JumpKing, Free Motion Fitness and, under license, Reebok, Weider and Gold's Gym. In fiscal 2002, we generated net sales of $896.1 million, net income of $19.4 million and EBITDA of $75.7 million.


  Our Brands and Distribution Channels

   We market a complete line of products under multiple brands through multiple distribution channels to reach a wide range of consumers at various price points. We have some of the strongest brands in the industry, including NordicTrack which ranks among the top seven most widely recognized sporting goods brands according to American Sports Data. Our ProForm brand was ranked number one in terms of fitness market share by SMRG in 2000. We market our products through each distribution channel in which home fitness equipment products are sold, including: department stores, mass retailers and warehouse clubs, sporting goods and specialty fitness retailers, and direct-to-consumer sales through catalogs, infomercials, the Internet and our company-owned NordicTrack stores.

  Our History

   Our predecessor company, Weslo, was founded in 1977 by Scott Watterson, our Chairman and Chief Executive Officer, and Gary Stevenson, our President and Chief Operating Officer. In 1987, we acquired ProForm, and in 1988 we were acquired by Weider Health and Fitness ("Weider"). In 1994, affiliates of Bain Capital, LLC formed ICON Health and Fitness, Inc. and obtained control of us in a recapitalization transaction. As part of that transaction, we incurred substantial indebtedness and issued common and preferred stock to Weider. In 1996, we acquired HealthRider and CanCo, a Weider affiliated Canadian manufacturing firm, and we repurchased the common and preferred stock issued to Weider in that recapitalization. We funded these transactions with additional indebtedness. In addition, in 1998 we acquired the assets of NordicTrack, Inc. In 1999, we consummated a recapitalization that included a $40.0 million cash contribution of capital, the exchange of our then-existing debt securities for cash and new debt and equity securities and the refinancing of our then existing senior secured credit facility.

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

  Our Competitive Strengths

   We attribute our market leadership, opportunities for continued growth and increased profitability to the following competitive strengths:

    . Leading Market Position. We are well positioned to grow as the overall industry grows. We maintain a broad product line in each of our two major product categories. Our broad range of products enables us to appeal to consumers with varying fitness needs and incomes, which reduces our dependence on any single product and enables us to respond quickly to changes in consumer preferences. In addition, we are well-positioned to serve retailers that want to increase their sales of home fitness products, while reducing their number of vendors;

    . Unique Multi-Brand, Multi-Channel Distribution Capability. Our ability to serve multiple distribution channels with multiple products and well-known brand names differentiates us from our competitors, insulates us from the impact of a downturn in any single channel and allows us to make products with varying designs and innovative features that address the pricing strategies of our customers. In addition, we are able to leverage our product development capabilities to maximize product lifecycles by repositioning products into new channels and under different brand names as they mature;


    . Strong Customer Relationships. We have strong, long-term relationships with many leading retailers. We have been a supplier to Sears since 1984. We have served Wal-Mart and The Sports Authority since 1985 and 1988, respectively. We have received numerous awards and recognition from our customers. These include, among others, Sears' Vendor of the Year in 2000 and their annual Partner in Progress award eleven times since 1985; Wal-Mart's Vendor of the Quarter award once in each of fiscal 1999 and fiscal 2000; and the SPARC Award ("Supplier Performance Awards by Retail Category"), awarded by Discount Store News magazine and based on votes by a committee of mass retailers, five times including the last four years consecutively;


    .  Strong Commitment to Research and Development and Product
       Innovation. We are dedicated to product innovation. We hold, or have pending, an aggregate 250 United States and foreign patents and 711 United States and foreign trademarks. Our vertically integrated in-house research and development capabilities enable us to develop a product from concept to fully functional prototype and to launch products rapidly;

    . Flexible Manufacturing Capability. We have four manufacturing in facilities in Utah, one in Texas and three in Canada. All of our manufacturing, warehouse and logistical retail facilities in Utah are ISO 9001 certified. We also have two suppliers in China dedicated exclusively to us from whom we source some of our product requirements. Our facilities are flexible and permit us to shift our product mix quickly and efficiently to meet customer needs.

    . Experienced Management Team with Significant Equity Ownership. Our top 12 senior executives have an average of approximately 15 years of experience with us, which we believe, makes them among the most experienced management teams in the industry. Our senior management owns approximately 18.6% of our fully diluted shares outstanding.

  Our Business Strategy

   We plan to increase our net sales and EBITDA by continuing to pursue a business strategy that has the following principal components:

    .  Participate in Industry Growth.   We intend to continue to participate
       in the dynamic home fitness equipment industry by continuing to develop innovative products in our existing product lines as well as new product lines, such as ellipticals. In addition, we intend to continue our multi-brand, multi-channel distribution strategy.

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

    . Increase Direct-to-Consumer Sales. We intend to continue to participate in direct-to-consumer sales, which we believe also enhances our retail sell-through and strengthens our brands. Our direct product and service offerings sold through television and print advertising and the Internet include selections from our core categories of treadmills, aerobic and anaerobic equipment, and our iFIT products and services. Our patented iFIT remote control interactive technology allows us to offer users the opportunity to work with a personal trainer online and prepare customized workout programs for a fee.

    .  Increase Our Presence in the Institutional Fitness Equipment
       Market. According to SGMA, sales of fitness equipment to health clubs, spas, hotels and other institutions have grown at a CAGR of 20.9% from $77.0 million in 1988 to $750.0 million in 2000. This increase largely reflects the growth in fitness club memberships in the United States, from 17.0 million in 1987 to 32.8 million in 2000, according to the International Health, Racquet and Sportsclub Association. In order to gain entry into this growing market, we acquired the Free Motion Fitness business in December 2000. This new division offers a full line of innovative institutional fitness equipment including patented strength training equipment under the Free Motion brand, and treadmills and aerobic equipment under the NordicTrack brand name.

    . Increase Our International Sales. We believe that we are positioned to capitalize on our brands in order to increase our sales in several international markets. In Europe, we intend to leverage our significant sales and distribution infrastructure in France, Germany, Italy and the United Kingdom.

    . Selectively Pursue Acquisitions. The home and institutional fitness equipment markets are highly fragmented, and we believe that there may be attractive acquisition opportunities for us. We will selectively seek opportunities to leverage our strong manufacturing, product development, distribution and marketing capabilities to increase the cashflow from acquired businesses.

Products

  Cardiovascular and Other Fitness Equipment

   Our products in the cardiovascular and other fitness equipment category cover a broad range of technological sophistication and a variety of price points. Primary products within this category includes the following:

  Treadmills

   We design, innovate, manufacture, market and distribute motorized and manual treadmills, designed to promote cardiovascular fitness. Our principal competitors in this category are Schwinn, Life Fitness, Pacemaster, Cybex, Precor and Keys, whose products are primarily targeted at the higher price point range of the market, and Sportcraft recently began supplying Wal-Mart a motorized treadmill targeted at the lower price point range of the market.

   We are the leading producer of motorized treadmills. Our treadmills include proprietary technologies in the electronics console and drive train systems. In the March 2002 issue of Consumer Reports, six of our treadmills ranked among the top eleven treadmills worldwide, based on criteria such as quality, durability, features and ease of use. Certain features offered by our motorized treadmills that enhance the home user's experience include bio- feedback electronics such as heartrate control, pulse and body fat, certain programmable speeds and inclines, electronic feedback on speed, elapsed time, distance traveled, calories/fat calories burned, and cross-training upper body exercise functions. The SpaceSaver feature for treadmills (introduced in 1996), for which we hold 16 United States patents, enables treadmills with this feature to fold vertically for easy storage. As of the Fall of 2001, we have equipped all our brands of treadmills with a price point of $599 and above with iFIT technology, for which we hold one United States patent and have seven patents pending. iFIT technology automatically controls a treadmill's speed and incline. iFIT technology combines automatic equipment control, heart-rate paced music, and the pre-recorded coaching of a personal trainer. Consumers can enjoy iFIT technology using

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

streaming workouts from the iFIT Website, music workouts on compact discs, or multi-media iFIT videos. In addition, we also offer live personal training services via the Internet for consumers who choose to subscribe to our service.

   Other popular features on our treadmill line of products include: cushioning mechanisms such as adjustable leaf springs and soft belts for a quiet, shock-absorbent workout and the CrossWalk line of treadmills, which provides users with upper body exercise for a total body workout.

   Ellipticals. The relatively new category of elliptical crosstrainers was launched in the institutional fitness market in the early 1990's. Ellipticals are now the fastest growing category of products in the home fitness industry, growing at a CAGR of 11.3% from 1997 to 2000. Ellipticals offer a low-impact, high-intensity aerobic workout which harnesses the momentum of a natural striding motion, and eliminates the impact of typical running or walking. We pioneered an innovative mechanism that links upper-body motion with the lower-body motion for a synchronized rhythmic total-body workout. Our ellipticals typically provide an electronic display that provides heartrate control, programmed workouts and feedback on speed, time, distance and calories burned. Our iFIT technology, which automatically adjusts resistance on elliptical trainers, is included on many elliptical trainers priced at $399 and above. Retail prices of our ellipticals range from $179 to $999 and are available in the NordicTrack, ProForm, HealthRider, Image, Reebok and Weslo brands. Our Reebok, ProForm and NordickTrack brand ellipticals were rated the number one, two and three ellipticals, respectively, in the March 2002 Consumer Reports ranking of home exercise equipment. Our principal competitors in this category are Fitness Quest and Thane.

   Exercise Bikes. We offer exercise bikes featuring a variety of resistance mechanisms including electromagnetic, self-generating, flywheel and air, electronic monitors which display elapsed time, speed, distance and calories burned, and dual function design, which allows the user to exercise the upper body, lower body or both simultaneously. Certain units include heartrate control, motivational electronics and programmable resistance which allow users to design their own workouts. Our iFIT technology which automatically adjusts resistance, is included on several recumbent and upright bikes priced at $299 and above.

   Recreational Sports Products. Through our JumpKing subsidiary, we manufacture and market a trampoline line that includes both mini-trampolines for indoor home exercise use and full-sized trampolines for outdoor home recreational use. The mini-trampoline retails for approximately $25 while retail prices for our full-sized trampolines range from $179 to $399.

   Relaxation Products. Beginning in the Spring of 1996, we introduced a line of relaxation products such as acrylic and soft-sided hydrotherapy spas, motorized massage chairs and massage pillows. These products are currently distributed through various channels including department stores, mass retailers and warehouse clubs, sporting goods retailers, and direct-to-consumers through home shopping cable networks, catalogs and our own direct response marketing efforts.

  Strength Training Equipment

   We offer a complete line of anaerobic strength training equipment designed to develop muscle tone and strength under the NordicTrack, Image, ProForm, Weslo, Weider, Gold's Gym, and Reebok brand names. Our principal competitors in this category include Nautilus Group, Inc., Fitness Quest, Soloflex, Life Fitness and Cybex. Our products in this category include the following:

   Home Gyms. Our multi-purpose home gyms offer a range of resistance mechanisms, from selectorized weight stacks to plate-loaded gyms to our powerstroke leverage system. New products within this category include our patented Free Motion equipment, which enables users to enjoy a full range of motion with "functional movement" versus the rigid "fixed path movement" of traditional equipment. Functional movement training is a significant trend in strength training for home fitness as well as for professional athletes. Other products within this category include our multi-purpose home gyms, which integrate aerobic functions for

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

crosstraining. Selected units are designed to allow multiple users to use the equipment simultaneously, thereby allowing circuit training. Our principal competitors in this category include Direct Focus, Fitness Quest Paramount and Life Fitness.

   Weight Benches, Cages and Free Weights. We offer a range of weight benches and squat cages under our NordicTrack, Image, Proform and Weider brand names. Retail prices for these products range from $49 to $299. We also offer a broad assortment of cast-iron weight plates, vinyl and neoprene dipped weights and dumbbells, in standard and Olympic size formats.

   Exercise Accessories. We offer a line of back support belts, workout gloves and exercise accessories, including ankle and hand weights and grip devices. These products are sold under the Reebok, HealthRider, Weider, ProForm and NordicTrack brands.

Brands

   We design, innovate, and market our products under some of the best known brands in the fitness industry, including NordicTrack, HealthRider, Free MotionFitness, ProForm, Image, Weslo, and under license, Reebok, Weider and Gold's Gym. See "Trademarks."

   Our NordicTrack brand name is recognized by 86.6% of Americans, according to a quantitative survey conducted by American Sports Data, a market research firm. NordicTrack ranked number 7 out of 185 sporting goods brands in this study conducted in 1997, which included Nike and Reebok. The NordicTrack brand has broad awareness, as evidenced by the nearly even awareness levels across various age, income, ethnic and education groups in the American Sports Data study. In addition, our ProForm brand is the number one fitness brand in the United States according to SMRG.

Institutional Fitness Equipment

   In order to gain entry into the growing market of institutional fitness equipment, in December 2000 we acquired the Free Motion Fitness business, a designer, manufacturer and marketer of innovative and patented institutional strength training equipment called "Free Motion." As part of our strategy to gain share in this market, we have also recently begun to offer treadmills and other cardio fitness equipment, such as Incline Trainers, under the NordicTrack brand into the institutional market. We use our institutional fitness equipment sales force to market and distribute our institutional fitness equipment predominantly to health clubs, corporate wellness centers and elite athlete training centers. Our principal competitors in the institutional fitness market are Life Fitness, Precor, StarTrac and Cybex.

Sales, Marketing and Distribution

   Sales and Marketing. We market our products under multiple brands through multiple distribution channels, including department stores, mass retailers and warehouse clubs, sporting goods and specialty fitness retailers and direct-to-consumers through our own Internet sites, catalogs and retail stores.

   Distribution Capabilities. We believe our distribution capabilities and post-sales support place us in a unique position to service major retailers. This has been done through the successful implementation of our integrated distribution plan that allows us to respond to customer orders with a computerized bar-coded inventory management system that is used to insure that the necessary components are available for manufacturing. This system is also capable of tracking finished goods through all levels of the distribution chain. Through the effective use of electronic data interchange, we are able to run manufacturing jobs to fill specific customer orders, arrange for shipping from many of our manufacturing facilities and make timely deliveries to any of our customer locations.

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International Operations

   Foreign revenue (sales originating in countries other than the United States) in fiscal years 2001, 2000 and 1999 was $72.2 million, $61.5 million and $61.6 million, respectively. Revenue from no single country was material to the consolidated revenues of the Company. Sales outside the United States are concentrated in Europe, Asia/Pacific Rim, Canada and Central/South America. In order to meet the growing demand for home and institutional fitness equipment, we maintain offices, showrooms and warehouses in Leeds, England; Perugia, Italy; and Carrieres, France, employing nearly 85 people.

Retail Operations

   As of March 2, 2002, we operated 70 retail stores throughout the United States serving metro New York City, Chicago, Seattle, San Francisco, Los Angeles, Atlanta and other cities. Our NordicTrack product line in these stores and other locations includes treadmills, ellipticals, incline trainers, stationary bikes, multi-purpose home gyms, Pilates machines, jogging strollers and fitness apparel.

Product Design and Innovation

   Product and design innovation has contributed significantly to our growth. On an ongoing basis, we evaluate new product concepts and seek to respond to the desires and needs of consumers by frequently introducing new products and repositioning existing products. As of March 2, 2002, we had approximately 382 employees in our research and development group. We hold 181 United States patents, we have 97 United States and 509 foreign trademarks, we have 35 United States and 34 foreign patents pending and 23 United States and 82 foreign trademarks pending. We had research and development expenses of $10.9 million in fiscal 2001.

   We conduct most of our research and development in 40,000 square feet of space in our Logan, Utah headquarters. This facility includes plastic, mechanical and electrical engineering capabilities that are used in creating proprietary designs and features.

Customers


   Our largest customer since 1985 has been Sears. In fiscal 2002, Sears accounted for approximately 44.5% of our total net sales, a 2.1% increase over fiscal 2001. Other important customers include Wal-Mart, Sam's Club, The Sports Authority, Gart's Sports, Galyan's and Dick's Sporting Goods. Although Sears still accounts for a substantial portion of our sales, the percentage of net sales to Sears has decreased over the past decade from a high of approximately 68% in fiscal 1989. Nevertheless, the dollar amount of our net sales to Sears has increased during this time period. Several customers have distinguished us with several vendor awards for our commitment in providing quality and value to the American consumer, including, among others, Sears' Vendor of the Year in 2000 and their Partner in Progress award eleven times since 1985, Wal-Mart's Vendor of the Quarter once in each of fiscal 1999 and fiscal 2000 and the annual SPARC Award five times including the last four years consecutively. This annual award is the only industry-wide vendor recognition program in mass market retailing, and is awarded by Discount Store News, a magazine which employs a panel made up of key merchandising executives from the mass market retailing industry. This award honors those who excel in self-sell packaging, new product innovation, on-time delivery, advertising support and quality control.


   We sell our products to customers representing over 7,600 consumer locations, excluding those consumers we sell to directly through our retail and Internet distribution channels. Consistent with industry practice, we generally do not have long-term purchase agreements or other commitments from our customers as to levels of future sales. The level of our sales to large customers depends in large part on our continuing commitment to home fitness products and the success of our efforts to market and promote our products, as well as our competitiveness in terms of price, quality, product innovation and customer service. We are not the exclusive supplier of home fitness equipment to any of our major customers. The loss of, or a substantial decrease in the

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

amount of purchases by, or a write-off of any significant receivable due from any of our major customers could have a material adverse effect on our business. See "Risk Factors--We rely on a limited number of major customers, the loss of any of which could have a material adverse effect on our business."

Competition

   The fitness equipment market is highly competitive. It is characterized by frequent introduction of new products, often accompanied by major advertising and promotional programs. We believe that the principal competitive factors affecting our business include price, quality, brand name recognition, product innovation and customer service.

   We compete with several domestic manufacturers and distributors such as Fitness Quest, Life Fitness (a division of Brunswick), Cybex/Trotter, Precor (a division of Illinois Tool Works), and Direct Focus. In Europe, we principally compete with Tunturi, Helmut Kettler and other domestic competitors. The following table shows our five largest competitors in the United States:

                  Top Five United States Fitness Competitors

Company Name                    Primary Distribution Channel  Principal Products
------------                    ----------------------------  ------------------
Cybex / Trotter............... Specialty fitness dealers,      Cardiovascular,
                               institutional clubs and spas   Strength Training

Nautilus Group, Inc........... TV infomercials, institutional  Cardiovascular,
                               clubs and spas                 Strength Training

Fitness Quest................. TV infomercials, mass           Cardiovascular,
                               distribution channels          Strength Training

Life Fitness.................. Institutional clubs and spas,   Cardiovascular,
                               specialty fitness dealers      Strenth Training

Precor........................ Institutional clubs and spas,
                               specialty fitness dealers and   Cardiovascular,
                               sporting goods retailers       Strength Training

Manufacturing and Purchasing


   In fiscal 2002, we manufactured or assembled over 80% of our products and component parts at our facilities in Utah, Texas and Canada. The balance of our products and component parts were manufactured and assembled by third parties, principally in mainland China. We have long-standing supply relationships with several offshore vendors, many of which have exclusive relationships in the fitness industry with us. The combination of internal manufacturing and assembly capacity and our access to third-party vendors has helped us meet customer demand on a competitive basis. In addition, the third party vendors provide greater flexibility in manufacturing capacity to satisfy seasonal demands.


   We utilize more than 1.1 million square feet for manufacturing, including a 300,000 square foot facility in Logan, Utah, where the majority of our treadmills are manufactured or assembled. We constructed our Logan, Utah plant in 1990 and equipped the facility with modern manufacturing and assembly features, including fully integrated metal fabrication, powdercoat painting, robotic welding and injection molding equipment. In 1990, we purchased a trampoline manufacturing operation in Dallas, Texas, which produces the JumpKing trampoline brand. In 1991, we began operating our plant in Smithfield, Utah. In 1994, we began operating our Clearfield, Utah manufacturing facility. In 1995, we opened our Smithfield North Plant. In 1996, we expanded our manufacturing capacity by 233,671 square feet through the acquisition of our Canadian manufacturing facility in St. Jerome, Canada.

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   We apply a management system to control and monitor freight, labor, overhead and material cost components of our finished goods. We emphasize product quality by monitoring operations according to uniform quality control standards. In fiscal 1994, we received ISO 9001 certification for all of our non-retail facilities in Utah. ISO is a nonprofit association that monitors industrial companies' manufacturing processes, quality assurance controls, personnel management and customer service in order to improve plant efficiency, product quality, customer satisfaction and company profitability. ISO 9001 is a certification process used for companies which business includes a range of activities from design and development to production, installation and servicing.


   The primary raw materials and component parts that we use to manufacture our products are electronics, steel tubing, belt material, motors, rollers, walking decks and plastics. In fiscal 2001, no single raw material or component part accounted for more than 10% of our materials cost. The Bush administration recently announced proposed increased tariffs on raw steel imported from certain countries into the United States. Steel is a primary raw material used in the manufacture of components used into our finished products. Increased steel tariffs may increase our cost of goods. The ultimate impact that this tariff proposal will have on our results of operations remains uncertain.


   From fiscal 1996 to fiscal 2002 we invested over $80.0 million in tooling, molding, production and computer equipment to develop state-of-the-art production, research and development, distribution and reporting systems. We have a fully implemented Enterprise Resource Planning ("ERP") system that integrates all manufacturing, planning, inventory, purchasing, order entry and financial functions. We have not been required by our auditors to shut down for physical inventories for six years due to the strength of our materials management controls and systems. Our fully-automated management information and reporting systems also allow for efficient operating performance, strong ties to retailers and accurate performance analysis. Our inventory management and manufacturing productivity are enhanced by our just-in-time system for purchasing materials and components. We have also invested in Electronic Data Interchange ("EDI") capabilities, including Wal-Mart's Retail Link system, which provides us and a substantial number of our primary customers a seamless flow from initial retailer orders to parts purchasing to product manufacturing to shipping. We have also implemented EDI capabilities with substantially all of our primary customers.


Employees


   As of May 31, 2002, we employed approximately 3,910 people, 185 of whom were and are represented by a Canadian labor union. We are party to a collective bargaining agreement with this union which expires on


August 7, 2004. We believe that we have good relationships with our employees. Factory employees are compensated through a targeted incentive system. Managerial employees receive bonuses tied to the achievement of performance targets. As of May 31, 2002, approximately 382 employees were engaged in research and development, 425 in sales and marketing, 2,369 in manufacturing and 397 in other areas, primarily administrative. We are also subject to two employment agreements with senior executives. See "Certain Relationships and Related Party Transactions--Employment Agreements."


Environmental Matters

   Our operations are subject to federal, state and local health and safety and environmental laws and regulations that impose workplace standards and limitations on the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of materials, substances and wastes. The nature of our manufacturing and assembly operations exposes us to the risk of claims with respect to environmental matters, and although compliance with local, state and federal requirements relating to the protection of the environment has not had a material adverse effect on our financial condition or results of operations, there can be no assurance that material costs or liabilities will not be incurred in connection with such environmental matters. Future events, such as changes in existing laws and regulations or enforcement policies or the discovery of contamination on sites owned or operated by us may give rise to additional compliance costs or operational interruptions which could have a material adverse effect on our financial condition. In addition, many but not all of our properties have been the subject of either Phase I or Phase II Environmental Site Assessments. While we are not aware of any existing conditions that are likely to result in material costs or liabilities to us, there can be no assurance that all potential instances of soil or ground water contamination have been identified even where Environment Site Assessments have been conducted. Accordingly, there can be no assurance that previously unknown environmental conditions will not be discovered at any of our properties, whether presently or formerly owned or leased, or that the cost of remediating such condition will not be material.

Insurance and Product Recalls

   Due to the nature of our products, we are subject to product liability claims involving personal injuries allegedly related to our products. Our involvement in the trampoline business through our JumpKing subsidiary has especially exposed us to such claims. We currently carry an occurrence-based product liability insurance policy. The current policy provides coverage for the period from October 25, 2001 to October 1, 2002 of up to $5.0 million per occurrence and $5.0 million in the aggregate. The policy has a deductible on each claim of up to $500,000. We believe that our insurance is generally adequate to cover product liability claims. Nevertheless, currently pending claims and any future claims are subject to the uncertainties related to litigation, and the ultimate outcome of any such proceedings or claims cannot be predicted. Due to uncertainty with respect to the nature and extent of manufacturers' and distributors' liability for personal injuries, we cannot guarantee that our product liability insurance is or will be adequate to cover such claims.

   From time to time we are subject to product recalls of defective products. Recently we, in conjunction with the Consumer Product Safety Commission, initiated a recall of our Hiker Product. To date, we have received fourteen reports from consumers that under certain circumstances an electrical component in the control system of our Hiker product which included approximately 7,500 total units. These units could overheat causing a risk of fire. We effected a recall of the units and remediation of the defective machines at our retail outlets and those already purchased by consumers. While we cannot be certain of the ultimate costs of effecting this remediation we do not believe the costs will be material.

Facilities

   Our headquarters are located in Logan, Utah, and we own the related land and buildings. Additionally, we own land and buildings in Canada. The total square footage of our owned buildings is approximately 485,000 square feet.

   We lease additional facilities for manufacturing, warehouses and offices in the United States and various foreign countries including the United Kingdom, Italy, France and Germany. We sublease certain of these facilities where space is not fully utilized or has been involved in restructuring activities.

   We believe that these facilities are well maintained, in good operating condition and are adequate for our current needs and that suitable additional or substitute space will be available as needed to accommodate any expansion of our operations.


   In addition, as of May 31, 2002 we operated under lease 70 NordicTrack retail stores in various cities in the United States.


Legal Proceedings


   We are party to a variety of non-product liability commercial lawsuits involving contract claims, arising in the ordinary course of our business. We believe that adverse resolution of these lawsuits would not have a material adverse effect upon our results of operations or financial position.

   We are party to a variety of product liability lawsuits, arising in the ordinary course of our business, as a result of injuries sustained by customers while using a variety of our products. These claims include injuries sustained by individuals using trampolines and treadmills. We vigorously defend any and all product liability claims brought against us and do not believe that any currently pending claim or series of claims will have a material adverse effect on our results of operations or financial position.


   We are also involved in several intellectual property and patent infringement claims, arising in the ordinary course of our business. We believe that the ultimate outcome of these matters will not have a material adverse effect upon our results of operations or financial position.


   We are involved in litigation with Service Merchandise in connection with its filing for bankruptcy protection. Service Merchandise filed three (3) separate adversarial proceedings against us in the United States Bankruptcy Court, Middle District of Tennessee, Nashville Division, alleging preferential transfer in Adversarial Proceeding Nos. 301-0738A and 301-0770A, and Breach of Contract in Adversarial Proceeding No. 301-0586A. The bankruptcy trustee has filed suit in connection with the foregoing seeking to recapture an aggregate amount of $1,670,000 in payments made to us as a voidable preference. The summons was issued on April 16, 2001.





   On September 25, 2000, the United States Customs Service proposed an assessment against us in the United States Court of International Trade, Court No. 00-09-00467, for United States duties of approximately $1.3 million regarding the disputed treatment of certain imports. On September 1, 2000 we made a partial payment in the amount of $213,188. On September 25, 2000, we initiated proceedings with the United States Customs Service to obtain a ruling on the correct treatment of these imports. If this proceeding results in a favorable ruling for us, we hope to obtain a refund of the partial payment paid on September 1, 2000. We can make no assurance that we will obtain a favorable result with respect to these amounts.

                                  MANAGEMENT

Directors And Executive Officers

   The directors and executive officers of our company, and their ages, are as follows:


                                          Years
Name                                Age with ICON            Position
----                                --- ---------            --------
Scott R. Watterson................. 47     24     Chairman of the Board and Chief
                                                  Executive Officer

Gary E. Stevenson.................. 47     24     President, Chief Operating
                                                  Officer and Director

S. Fred Beck....................... 44     13     Chief Financial and Accounting
                                                  Officer, Vice President and
                                                  Treasurer

David J. Watterson................. 43     22     Senior Vice President,
                                                  Marketing and Research and
                                                  Development

Jon M. White....................... 54     15     Senior Vice President,
                                                  Manufacturing

William T. Dalebout................ 54     14     Vice President, Design

M. Joseph Brough................... 39     13     Vice President, Operations and
                                                  Information Technology

Matthew N. Allen................... 38     18     Vice President of Product
                                                  Development

Douglas L. Clausen................. 55     11     Vice President, Purchasing

Brad A. Bearnson................... 48      7     General Counsel, Secretary

Robert C. Gay...................... 50     --     Vice Chairman of the Board

Ronald P. Mika..................... 41     --     Director

Gregory Benson..................... 48     --     Director

David J. Matlin.................... 41     --     Director

Christopher R. Pechock............. 37     --     Director

Stanley C. Tuttleman............... 83     --     Director

W. McComb Dunwoody................. 57     --     Director


   Scott R. Watterson. Mr. Watterson has served as Chairman of our Board of Directors and Chief Executive Officer since 1988. Prior to 1988, Mr. Watterson co-founded Weslo, Inc., a predecessor entity of the Company, in 1977. In addition, Mr. Watterson is a director of the Utah State University Foundation. He is also on the Board of Trustees for the Utah Foundation and the Make-A-Wish Foundation of Utah.

   Gary E. Stevenson. Mr. Stevenson has served as our President, Chief Operating Officer and as one of our directors since 1988. Prior to 1988, Mr. Stevenson co-founded Weslo, Inc., the predecessor entity of the Company, in 1977.

   S. Fred Beck. Mr. Beck has served as our Chief Financial Officer and Accounting Officer, Vice President and Treasurer since 1989.

   David J. Watterson. Mr. Watterson has served as Senior Vice President of Marketing and Research and Development since November 1992. Mr. Watterson is Scott R. Watterson's brother.


   Jon M. White. Mr. White has served as our Senior Vice President of Manufacturing since 1994, and was our Vice President of Manufacturing from 1988 to 1994.


   William T. Dalebout. Mr. Dalebout has served as our Vice President of Design since 1987.


   M. Joseph Brough.   Mr. Brough joined us in 1989 and has served as our Vice
President of Operations and Information Technology since 1993.



   Matthew N. Allen. Mr. Allen joined us in 1984 and has served as our Vice President of Product Development since November 1999.



   Douglas L. Clausen. Mr. Clausen has served as our Vice President of Purchasing since 1991.



   Brad A. Bearnson. Mr. Bearnson has served as our Secretary since November 1994 and our General Counsel since March 1995.



   Robert C. Gay. Mr. Gay became Vice Chairman of our Board of Directors in November 1994. Mr. Gay has been a Managing Director of Bain Capital, a private investment firm, since April 1993 and has been a General Partner of Bain Venture Capital, the venture capital arm of Bain Capital, which focuses on first and second institutional round investing in software, technology-driven business services, hardware and information companies, since February 1989. In addition, Mr. Gay serves as a director of Nutraceutical, GS Technologies Corporation, Anthony Crane, Alliance Laundry and Buhrmann.


   Ronald P. Mika. Mr. Mika became one of our directors in November 1994. Mr. Mika joined Bain Capital in 1989, where he has been Managing Director since 1996. In addition, Mr. Mika serves as a director of Professional Service Industries.

   Gregory Benson. Mr. Benson became one of our directors in September 1999. Mr. Benson has been an executive vice president of Bain Capital since 1996. Prior to joining Bain Capital, Mr. Benson was an executive vice president of American Pad and Paper Company.


   David J. Matlin. Mr. Matlin became one of our directors in September 1999. Mr. Matlin joined Credit Suisse First Boston Corporation, an investment bank, in May 1994, where he has served as a managing director since that time. Prior to that, Mr. Matlin was a partner at Merrion Group LP, a boutique securities firm that he co-founded in 1991. In addition, Mr. Matlin is a director of Imagyn Medical Technologies, California Coastal Communities, Vasocor, Inc., and Forstmann Textiles.



   Christopher R. Pechock. Mr. Pechock became one of our directors in September 1999. Mr. Pechock joined Credit Suisse First Boston Corporation in November 1998, where he has served as an investment manager since that time. Prior to joining Credit Suisse First Boston Corporation, Mr. Pechock was a portfolio manager at Turnberry Capital Management from 1997 until 1998 and at Eos Partners from 1996 until 1997. From 1993 until 1996, Mr. Pechock was a Vice President at PaineWebber, Incorporated.



   Stanley C. Tuttleman. Mr. Tuttleman became one of our directors in September 1999. Mr. Tuttleman has been the Chief Executive Officer and President of Tuttson Capital Corp., a financial services corporation, since 1983. Mr. Tuttleman also serves as the Chief Executive Officer of Telepartners International, a wireless program company. In addition, Mr. Tuttleman is a director of Mothers Work, Inc., and a trustee of the Franklin Institute, the Philadelphia Orchestra, the Philadelphia Museum of Art, Graduate Hospital, Gratz College and the Harrison Foundation.



   W. McComb Dunwoody. Mr. Dunwoody became one of our directors in September 1999. Mr. Dunwoody founded The Inverness Group Incorporated in 1975 and has served as its President since that time. He has served as Managing Director of Inverness Management LLC, a private investment firm, since 1998. Through Inverness Management LLC and its affiliates, Mr. Dunwoody has been engaged in sponsoring and investing in private equity transactions since 1981. Mr. Dunwoody was a member of the Corporate Finance Departments of the First Boston Corporation and Donaldson, Lufkin & Jenrette Securities Corporation. He is Chairman of the Executive Committee of the Board of Directors of National-Oilwell, Inc.

                            EXECUTIVE COMPENSATION


   The following table sets forth information concerning the compensation for fiscal 2002, 2001 and 2000 for Mr. Scott Watterson and our other four most highly compensated executive officers (collectively, the "Named Executive Officers"):


                          Summary Compensation Table


                                                         Annual Compensation           Other          Long-term       All
                                                     ------------------------          Annual        Compensation    Other
                                                     Fiscal Salary     Bonus        Compensation       Options    Compensation
Name and Principal Position                           Year   ($)        ($)             ($)             (#)(4)       ($)(5)
---------------------------                          ------ ------- ---------    ------------        ------------ ------------
Scott R. Watterson..................................  2002  578,813 1,495,000       103,679(2)(7)           --       80,527(6)
  Chairman of the Board and Chief Executive Officer   2001  551,250   448,905       116,808(2)(7)           --       42,000(6)
                                                      2000  525,000   746,447     2,053,794(1)(2)(3)        --        1,894

Gary E. Stevenson...................................  2002  524,000 1,175,600        62,213(2)(7)                    68,969(6)
  President and Chief Operating Officer               2001  498,750   398,149        62,900(2)(7)           --       42,000(6)
                                                      2000  475,000   656,874     1,650,136(1)(2)(3)        --        1,444

S. Fred Beck........................................  2002  249,000   345,910            --                 --           --
  Chief Financial and Accounting Officer              2001  235,000   145,059            --                 --        9,230
  Vice President and Treasurer                        2000  223,000   201,459(8)         --             99,990          544

David J. Watterson..................................  2002  300,000   595,910            --                 --       10,165
  Vice President, Marketing and Research              2001  284,400   155,559            --                 --        8,500
  and Development                                     2000  270,000   209,459(9)         --            119,957        1,717

Richard Hebert......................................  2002  262,000   145,850         8,700(2)              --           --
  General Manager, ICON Du Canada, Inc.               2001  296,974   155,000        10,496(2)              --           --
                                                      2000  297,945   109,459        10,893(2)              --           --



--------
(1) On September 27, 1999, HF Holdings issued to Mr. Watterson and Mr. Stevenson, without cost, an aggregate of 666,700 shares of the common stock of HF Holdings as part of the Company's Recapitalization. Mr. Watterson received 375,000 of those shares, while Mr. Stevenson received 291,700 shares.
(2) Includes the annual cost of providing the named person with the use of an automobile during the year.
(3) On September 27, 1999, the Company and HF Holdings entered into management agreements with each of Mr. Watterson and Mr. Stevenson, which provide for a closing fee of $417,000 in the aggregate and shared equally. Messrs. Watterson and Stevenson also receive an annual management fee of $67,000 in the aggregate and shared equally.
(4) Options to purchase shares of HF Holdings' common stock

(5) Includes amounts contributed by the Company for the benefit of the Named Executive Officers under the Company's 401 (K) Plan and the Company's deferred compensation plan.

(6) Includes a management fee of $33,500 paid by the Company.
(7) Includes amounts for personal use of the Company jet.
(8) Includes a one-time retention bonus of $92,000 as an incentive to stay through the 1999 restructuring.
(9) Includes a one-time retention bonus of $100,000 as an incentive to stay through the 1999 restructuring.

   The following table sets forth information as of May 31, 2002, concerning options of HF Holdings, Inc. exercised by each of the named executive officers in 2002 and year-end option values:


                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year End Option Values

                                                                                        Value of Unexercised
                                                          Number of Unexercised             In-the-Money
                          Shares Acquired    Value     Options at May 31, 2001 (#) Options at May 31, 2001 ($)(1)
                          on Exercise (#) Realized ($)  Exercisable/Unexercisable    Exercisable/ Unexercisable
                          --------------- ------------ --------------------------- ------------------------------
                              Common         Common              Common                        Common
Name                           Stock         Stock                Stock                        Stock
----                      --------------- ------------ --------------------------- ------------------------------
Scott Watterson..........       --             --                        --                      --
Gary Stevenson...........       --             --                        --                      --
S. Fred Beck.............       --             --             49,995/49,995                      --
David J. Watterson.......       --             --             59,979/59,979                      --
Richard Hebert...........       --             --                        --                      --

--------

(1) As of May 31, 2002 there was no market for the common stock of HF Holdings, Inc., no value has been attributed to the equity underlying these options. There has been no arm's length sales of HF Holding's common stock since the closing of the recapitalization in September of 1999.


1999 Junior Management Stock Option Plan

   In September 1999, HF Holdings adopted its 1999 Junior Management Stock Option Plan (the "1999 Stock Option Plan") which provides for the grant to eligible employees of the Company of nonstatutory options. A total of 333,300 shares of common stock of HF Holdings were reserved and issued under the 1999 Stock Option Plan, which is administered by the Board of Directors or a committee thereof.

Committee Interlocks and Insider Participation


   We did not maintain a compensation committee during 2002. Messrs. Scott Watterson's and Stevenson's fiscal 2002 compensation was determined prior to the September restructuring pursuant to employment contracts that had been in place since 1989 and, after the September restructuring, pursuant to the newly entered into employment agreements described below under the caption "--Employment Agreements". Messrs. Watterson and Stevenson participated in the deliberations concerning the compensation of other officers, and Mr. Beck participated in the deliberations concerning the compensation of officers other than himself and Messrs. Watterson and Stevenson.


Compensation of Directors

   Our directors do not receive any compensation for serving on the Board of Directors except for Messrs. Tuttleman and Dunwoody who are paid $25,000 annually for their services as directors. Directors are reimbursed for their out-of-pocket expenses incurred in connection with their service as directors. The Company also maintains liability insurance policies for its directors. See "Certain Relationships and Related Party Transactions--Management Fees" for a more detailed description of these arrangements.

Employment Agreements

   On September 27, 1999, we entered into three-year employment agreements with each of Mr. Watterson and Mr. Stevenson. Subsequently these agreements have been extended to May 31, 2003. The employment agreements provide for the continued employment of Mr. Watterson as Chairman and Chief Executive Officer with an increase in base salary from $450,000 to $525,000, and Mr. Stevenson as President and Chief Operating Officer with an increase in base salary from $400,000 to $475,000. Except as set forth below, in all other material respects the agreements are substantially identical.

   On September 27, 1999, each of Mr. Watterson and Mr. Stevenson received a bonus of $500,000. Each executive is also entitled to participate in a bonus program providing for a bonus equal to a percentage of the consolidated EBITDA (as defined in the Company's credit facility) of the Company and its subsidiaries (the Company's "EBITDA") which percentage shall equal 1.25% for Mr. Watterson and 1.10% for Mr. Stevenson. The executives will not be entitled to a bonus, however, unless the Company's Profits exceed 5.5% of net sales.

   We may terminate each executive's employment (1) for cause as provided in each agreement, (2) upon six months' disability, or (3) without cause. Each executive may similarly terminate his employment immediately for cause as provided in his employment agreement, upon three months notice to perform full-time church service or for any reason upon six months' notice. In the event we terminate either executive's employment for cause, or such employment terminates as a result of the death of the executive, as the case may be, the executive will not be entitled to further salary, benefits or bonus. If we terminate the executive's employment without cause, or the executive terminates his employment with or without cause, we will be obligated to pay the executive his salary and bonus for a period of two years from the date of termination. If we terminate the executive's employment upon the executive's disability, we are obligated to pay as severance an amount equal to one month's base salary then in effect for each calendar year or part thereof elapsed since January 1, 1988, provided that such severance pay is reduced by payments under applicable disability insurance.

   The employment agreements prohibit the executives from engaging in outside business activity during the term, subject to exceptions. The employment agreements provide for customary confidentiality obligations and, in addition, a non-competition obligation for a period of four years following termination (two years if the executive quits with cause or without cause or is terminated without cause, except that we may, at our option, extend such period for up to two additionally years by paying the executive his salary and bonus during the extended period).

   Under the employment agreements, the executives (and their affiliates) shall be entitled to indemnification to the fullest extent allowed by Delaware law with respect to all losses, costs, expenses and other damages in connection with any lawsuits or other claims brought against them in their capacity as officers or directors or shareholders (or affiliates thereof) of HF Holdings or any of its past or present parent or subsidiary or other affiliated companies.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


   HF Holdings, Inc. owns all of our outstanding common stock. The following table and related notes set forth information with respect to the beneficial ownership of HF Holdings' 7,771,613 outstanding shares of common stock as of May 31, 2002 by (i) each person known to HF Holdings to beneficially own more than 5.0% of the outstanding shares of common stock of HF Holdings, and (ii) each director and executive officer of HF Holdings individually and (iii) all directors and executive officers of HF Holdings as a group.


Common Stock
Beneficially Owned (1)

                                                                 Percent of
                                                       Number of Outstanding
    Names                                               Shares     Shares
    -----                                              --------- -----------

    Scott R. Watterson+ (2)...........................   376,000     4.86%
    c/o ICON Health & Fitness, Inc.
    1500 South 1000 West
    Logan, Utah 84321

    Gary E. Stevenson+ (3)............................   292,700     3.78%
    c/o ICON Health & Fitness, Inc.
    1500 South 1000 West
    Logan, Utah 84321

    The Bain Funds (4)................................ 5,161,035    66.69%
    c/o Bain Capital, Inc.
    111 Huntington Avenue
    Boston, Massachusetts 02199

    Robert C. Gay+ (5)................................ 5,161,035    66.69%
    c/o Bain Capital, Inc.
    111 Huntington Avenue
    Boston, Massachusetts 02199

    Ronald P. Mika+ (5)............................... 5,161,035    66.69%
    c/o Bain Capital, Inc.
    111 Huntington Avenue
    Boston, Massachusetts 02199

    Gregory Benson+ (5)............................... 5,161,035    66.69%
    c/o Bain Capital, Inc.
    Devonshire House
    Mayfair Place
    London WIJ 8AJ

    Credit Suisse First Boston Corporation (6)........ 1,312,934    16.96%
    c/o Credit Suisse First Boston Corporation
    Eleven Madison Avenue
    New York, New York 10010-3629

    Christopher R. Pechock+ (7)....................... 1,312,934    16.96%
    c/o Credit Suisse First Boston Corporation
    Eleven Madison Avenue
    New York, New York 10010-3629

                                                                       Percent of
                                                             Number of Outstanding
Names                                                         Shares     Shares
-----                                                        --------- -----------

David Matlin+ (7)........................................... 1,312,934    16.96%
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010-3629

HF Investment Holdings, LLC................................. 5,160,035    66.69%
c/o ICON Health & Fitness, Inc.
1500 South 100 West
Logan, Utah 8432

W. McComb Dunwoody+.........................................   344,002     3.44%
c/o Inverness/Phoenix Capital LLC
630 Fifth Avenue, Suite 2435
New York, New York 10111

Stanley C. Tuttleman+.......................................   172,002     1.72%
Tuttson's Inc.
349 Montgomery Avenue
P.O. Box 22405
Bala Cynwyd, Pennsylvania 19004

David J. Watterson (8)......................................    18,173       --
c/o ICON Health & Fitness, Inc.
1500 South 1000 West
Logan, Utah 84321

S. Fred Beck (8)............................................    15,149       --
c/o ICON Health & Fitness, Inc.
1500 South 1000 West
Logan, Utah 84321

All directors and executive officers as a group (11 persons) 7,692,264    98.55%

+ Director of HF Holdings................................... 7,314,620

--------
(1) Except as otherwise indicated, (a) each owner has sole voting and investment power with respect to the shares set forth and (b) the figures in this table are calculated in accordance with Rule 13d-3, under the Exchange Act of 1934, as amended. The table includes the HF Holdings Warrants (which have an exercise price, subject to adjustment, of $.01 per share) which are presently exercisable. The shares reported in this table as owned by a stockholder do not include the shares over which such stockholder has the right to direct the vote pursuant to the Stockholders Agreement.
(2) Includes 1,000 shares of common stock owned by HF Investment Holdings, of which Mr. Watterson is deemed the beneficial owner by virtue of being a director. Mr. Watterson disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest.
(3) Includes 1,000 shares of common stock owned by HF Investment Holdings, of which Mr. Stevenson is deemed the beneficial owner by virtue of being a director. Mr. Stevenson disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest.
(4) Includes 5,160,035 shares of common stock beneficially owned by HF Investment Holdings, of which the Bain Funds may be deemed the beneficial owners by virtue of their control of HF Investment Holdings pursuant to its operating agreement. Also includes 1,000 shares of common stock owned by HF Investment Holdings, of which the Bain Funds may be deemed the beneficial owners by virtue of the fact that one or more of their general partners or principals, or one or more general partners or principals of one of their general partners, is a director of HF Investment Holdings. The Bain Funds disclaim beneficial ownership of any shares in which they do not have a pecuniary interest.

(5) Includes the shares beneficially owned by each of the Bain Funds, of which each of Mr. Gay, Mr. Mika and Mr. Benson may be deemed the beneficial owner by virtue of being a general partner or principal, or a general partner or a principal of the general partner, of such Bain Fund. Also includes 1,000 shares owned by HF Investment Holdings, of which each of Mr. Gay, Mr. Mika or Mr. Benson may be deemed the beneficial owner by virtue of each being a director. Each of Mr. Gay, Mr. Mika and Mr. Benson disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest.
(6) Includes 669,179 shares of common stock subject to purchase upon exercise of warrants that are presently exercisable.
(7) Includes 1,312,934 shares beneficially owned by Credit Suisse First Boston Corporation, of which each of Mr. Pechock or Mr. Matlin may be deemed the beneficial owner by virtue of each being officers of Credit Suisse First Boston Corporation. Each of Mr. Pechock and Mr. Matlin disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest.
(8) Represents shares of common stock issuable upon exercise of the vested portion of options awarded pursuant to the 1999 HF Holdings Junior Management Stock Option Plan.

                           CERTAIN RELATIONSHIPS AND
                          RELATED PARTY TRANSACTIONS

Our 1999 Recapitalization


   General. As part of our recapitalization in September 1999, Bain Capital Fund IV, L.P., Bain Capital Fund IV-B, L.P., BCIP Associates and BCIP Trust Associates (collectively "Bain"), Scott Watterson, Gary Stevenson, and Credit Suisse First Boston Corporation ("CSFB") made an equity investment in HF Holdings which then made a $40.0 million cash contribution of capital to us.



   Investment By Bain Affiliates And Senior Management. Bain, CSFB and Gary Stevenson and Scott Watterson purchased membership interests in HF Investment Holdings, LLC ("HF Investment Holdings") for an aggregate of $30.0 million of cash. Bain purchased $14,950,000 worth of membership interests in the form of Class B Units, each member of our senior management purchased an aggregate of $5,000,000 worth of membership interests in the form of Class A Units, CSFB purchased for $5,000,000 a warrant (the "CSFB Warrant") to purchase Class C Units and Bain purchased an aggregate of $5,050,000 worth of Class C Units.


   HF Investment Holdings in turn purchased, for $30.0 million in cash, 5,160,035 shares of the common stock of HF Holdings (or approximately 51.6% of the common stock of HF Holdings outstanding on a fully diluted basis upon consummation of the 1999 recapitalization).

   Investment By CSFB. In addition to its investment in HF Investment Holdings, CSFB, in September, 1999 purchased for an aggregate purchase price of $10.0 million in cash: (i) $7.5 million principal amount of convertible notes (which are reflected as common stock on the balance sheet of HF Holdings) that were convertible into shares of common stock of HF Holdings and (ii) 643,755 shares of common stock of HF Holdings. The convertible notes purchased by CSFB will mature on September 27, 2011, with no interest accruing thereon and no payments of principal until maturity. The notes (x) are convertible (by the holders thereof or by HF Holdings), subject to limited exceptions, into shares of common stock of HF Holdings upon a liquidation, insolvency or Liquidity Event (as defined below) and (y) automatically convert into shares of common stock of HF Holdings upon a bankruptcy, in each case at a conversion price of $3.88347 per share (subject to readjustment upon stock splits, stock dividends and combinations of shares).

   CSFB received, as a participant in a private exchange offering, including the retirement of the above described convertible notes, an aggregate of approximately $4.0 million in cash, $4.5 million principal amount of 12% subordinated notes due 2005 and warrants to purchase 669,179 shares of common stock of HF Holdings. It is anticipated that a portion of the proceeds from the sale of the notes will be used to redeem the 12% senior subordinated notes due 2005 held by CFSB.

   Management Equity Grant. On September 27, 1999, HF Holdings issued to Scott Watterson and Gary Stevenson, without cost, an aggregate of 666,700 shares of the common stock of HF Holdings (or approximately 6.7% of its common stock outstanding on a fully diluted basis upon the consummation of the September recapitalization). Mr. Watterson received 375,000 of these shares, while Mr. Stevenson received 291,700 shares.


   Stockholders Agreement. On September 27, 1999, we entered into a stockholders agreement (the "Stockholders Agreement") with HF Holdings, HF Investment Holdings, Bain, Credit Suisse First Boston Corporation and certain members of our senior management.



   Under the Stockholders Agreement, holders of HF Holdings' common stock, who received such common stock in the exchange offer, are subject to transfer restrictions with respect to their common stock. In addition, these holders received customary tag along and drag along rights with respect to sales of common stock of HF Holdings (including sales by any Bain Holder) and pre-emptive rights with respect to any issuances of common stock by HF Holdings to HF Investment Holdings. The tag along, drag along and registration rights of our management are subject to the condition that our senior management own at least 25% of the common stock held by all management holders and the junior management own at least 15% of the common stock of HF Holdings held by all management holders, provided such person is still employed by us or has been employed within the 12 preceding months and the purchaser of the common stock is a financial buyer.


   Holders of warrants to purchase common stock of HF Holdings issued in the exchange offer received registration rights with respect to the common stock issuable upon exercise of such warrants.



   Pursuant to the Stockholders Agreement, HF Investment Holdings granted to CSFB an option to purchase a certain percentage (based on the date of exercise of such option) of the common stock of HF Holdings held by HF Investment Holdings. HF Investment Holdings also granted to members of our junior management an option to purchase 216,700 shares of the common stock of HF Holdings held by HF Investment Holdings. Each of these options is exercisable only upon the occurrence of a Liquidity Event (as defined in the Stockholders Agreement).



   In addition, HF Investment Holdings is entitled to appoint seven directors and CSFB is entitled to appoint two directors to our Board of Directors. Upon a liquidation of HF Investment Holdings, Bain will be entitled to appoint five directors and Scott Watterson and Gary Stevenson shall have the right to be directors, provided they remain employed by us.



   Management Agreements. On September 27, 1999, our company and HF Holdings also entered into a new management agreement with a Bain which provides an annual management fee not to exceed $366,500 in exchange for management consulting services including providing advice on strategic planning, development and acquisitions. In addition, if we enter into any acquisition transactions involving a gross purchase price of at least $10.0 million, Bain will receive (subject in some circumstances to CSFB's fee described below) a fee in an amount which will approximate 1% of the gross purchase price of the transaction (including assumed debt).



   Additionally, HF Holdings entered into a management arrangement with CSFB which provides for an annual management fee of $366,500 in exchange for consulting services. In addition, if we enter into transactions which constitute a Liquidity Event (as defined in the Stockholders Agreement), CSFB will receive a fee in an amount which will approximate 50% of the fee payable under the management agreement with Bain in connection with such transaction.



   On September 27, 1999, our company and HF Holdings also entered into management agreements with each of Mr. Watterson and Mr. Stevenson which provide, so long as Bain is receiving a management fee under its management agreement, an annual management fee of $67,000 in the aggregate shall be paid to Mr. Watterson and Mr. Stevenson.



   The respective management agreements include full indemnification and expense reimbursement provisions in favor of Bain, CSFB, Mr. Watterson and Mr. Stevenson, respectively.



  Loans to Senior Management



   On September 27, 1999 we made non-recourse loans to Scott Waterson and Gary Stevenson in the principal amounts of $1,209,340 and $990,660 respectively. The loans were made in connection with stock grants made to Messrs. Waterson and Stevenson at the time of our September 1999 recapitalization. The notes bear interest only to the extent that we have taxable net income less than $0 in any given fiscal year. The notes are secured by shares of ICON and shares of HF Investment Holdings LCC held by Messrs. Waterson and Stevenson. The notes have a maturity of 10 years and may be accelerated upon specified events of default and liquidity events.


Aircraft Lease

   On February 8, 2002, we entered into an agreement with FG Aviation, Inc. ("FG"), a company which is jointly owned by certain of our officers, whereby we have committed to lease a Gulf Stream II jet from FG. Minimum rentals under the lease, which expires February 2009, are $120,000 per month. In addition, we are responsible for payment of the aircraft crew and any unscheduled maintenance of the aircraft.

                      DESCRIPTION OF SENIOR INDEBTEDNESS

Senior Credit Facility

   We are party to a credit agreement (the "Credit Agreement") with General Electric Capital Corporation ("GE"), as administrative and collateral agent sole and exclusive lead arranger and the lenders, pursuant to which the lenders, subject to certain conditions, have made available to us a credit facility of up to $235.0 million.

  Structure

   The credit facility consists of (i) revolving loans of up to $210.0 million including a letter of credit subfacility of up to $10.0 million (the "Revolving Credit Facility"), and (ii) a term loan of $25.0 million (the "Term Loan Facility").

  Availability and Use of Proceeds

   The Revolving Credit Facility is subject to a borrowing base defined as up to 85% of our and our subsidiary guarantors' eligible accounts receivable and up to the lesser of (a) 60% of our and our subsidiary guarantors' eligible inventory (with a seasonal increase to 70% during the months from July through November) valued at the lower of cost or market value, less reserves or (b) 85% of the appraised net orderly liquidation value of inventory. The undrawn portion of the Revolving Credit Facility is available to us for general corporate purposes, including to effect permitted acquisitions. The full amount of the Term Loan Facility was borrowed pursuant to a single drawing on April 9, 2002, and any amounts repaid or prepaid under the Term Loan Facility may not be reborrowed.

  Interest; Fees

   Borrowings under the Revolving Credit Facility will, at our option, bear interest at either (i) a floating rate equal to the index rate (to be defined as the higher of the prime rate as reported by the Wall Street Journal or the Overnight Federal Funds rate plus 50 basis points) plus 1.250%, or (ii) a fixed rate for periods of one, two, three or six months equal to the reserve adjusted LIBOR plus 2.625%. Borrowings under the Term Loan Facility will, at our option, bear interest at either (i) a floating rate equal to the above-described index rates plus 1.750%, or (ii) a fixed rate for periods of one, two, three or six months equal to the reserve adjusted LIBOR plus 3.125%. Interest will be payable monthly in arrears for all index rate loans and at the expiration of each LIBOR period for all LIBOR loans, provided that with respect to LIBOR periods greater than three months interest will be payable at three-month intervals and on the expiration of such LIBOR period. We will be subject to certain LIBOR breakage fees in connection with any LIBOR based advances. We are required to pay administration fees, commitment fees and certain expenses and to provide certain indemnities, all of which we believe are customary for financings of this type. For so long as any event of default is continuing, any applicable interest rate shall be increased by 2.0% per annum.

   An unused facility fee calculated at a rate equal to 0.50% on the average unused daily balance of the Revolving Credit Facility will be payable monthly in arrears. This unused facility fee is subject to upward adjustment annually to 0.75% if the average annual utilization of the facility is less than 50%.

   Fees in respect of letters of credit issued under the Revolving Credit Facility will be equal to 2.0% per annum on the face amount of the letters of credit, payable monthly in arrears. We are also required to pay any costs and expenses incurred by GE in arranging for the issuance or guaranty of letters of credit and any charges assessed by the issuing bank.

  Maturity and Amortization

   Loans made under the Revolving Credit Facility will mature on the fifth anniversary of the closing date. The loan made under the Term Loan Facility will mature over five years, and amounts due thereunder will amortize on a quarterly basis in twenty equal installments. In the event that the Revolving Credit Facility is terminated for any reason the Term Loan Facility shall become immediately due and payable.

  Mandatory Repayments

   We are required to prepay borrowings under our new credit facility with net cash proceeds from any of the following: (i) asset sales not in the ordinary course of business, subject to certain exceptions (ii) sales of equity or debt securities, (iii) insurance casualty events or condemnation events respecting any of our property, subject to exceptions for replacement or repair, and (iv) 50% of our consolidated excess cash flow. The foregoing prepayments shall be applied against principal due, in the inverse order of maturity, on the Term Loan Facility until such loan is paid in full and thereafter against the Revolving Credit Facility.

  Voluntary Prepayments

   We are permitted to make voluntary prepayments of the Term Loan Facility and to permanently reduce the commitment under the Revolving Credit Facility, in each case in whole or in part, at our option and without premium or penalty, subject to certain requirements including reimbursement of the Lenders' redeployment costs in the case of prepayment of Adjusted LIBOR borrowings other than at the end of an interest period.

  Security and Guarantees


   Our parent, HF Holdings, has guaranteed the repayment of the new credit facility and has secured its guarantee by the pledge of all of the outstanding common stock of our company. The new credit facility is also secured by substantially all of our assets, including the assets of our existing and future domestic and Canadian subsidiaries. Substantially all of the capital stock of each of our Domestic Subsidiaries has been pledged as part of the security for the new credit facility. Additionally, substantially all of the capital stock of ICON du Canada Inc. and 65% of the capital stock of certain foreign subsidiaries has been pledged as part of the security for the new credit facility. Each of our domestic and Canadian subsidiaries has directly or indirectly guaranteed the repayment of the credit facility (with the guarantee of our Quebec subsidiary to consist of its guarantee of the obligations of our New Brunswick subsidiary, which in turn will undertake, pursuant to its guarantee, to guarantee repayment of the new credit facility).


  Covenants

   The credit agreement contains affirmative and negative covenants customary for such financings. The covenants, among other things:

    . Require us to provide the lenders with monthly unaudited financial statements and annual audited financial statements;

    . Require us to maintain cash management systems consistent with our current practices;

    . Require us to obtain and maintain commercially reasonable insurance protection for all assets and risks;

    . Limit commercial transactions, management agreements, service agreements and loan transactions between us and our officers, directors, employees and affiliates;

    .  Limit certain sale-leaseback transactions;

    . Limit our ability to pay cash dividends and other payments or distributions to our stockholders and holders of our subordinated debt and limit payments of management fees to affiliates in certain circumstances;

    . Require any acquisitions funded through a sub-facility of $25.0 million established under the Revolving Credit Facility to meet certain criteria, including (a) compliance with all financial and other covenants on a pro forma basis after giving effect to any proposed transaction; (b) $20.0 million in minimum remaining availability after giving effect to the proposed acquisition; and (c) the lenders' right to approve contingent liabilities associated with any acquisition including without exception environmental reviews;

    .  Prohibit the sale of our stock or material portion of our assets; and

    .  Prohibit a direct or indirect change in control.

   The Credit Agreement also contains standard financial covenants customary in connection with facilities of this type.

  Events of Default

   The credit agreement contains events of default customary for such financings, including, but not limited to: nonpayment of principal, interest, fees or other amounts when due; violation of covenants; failure of any representation or warranty to be true in all material respects when made or deemed made; cross defaults; ERISA; change of control; bankruptcy events; material judgments; and actual or company-asserted invalidity of the loan documents, liens or security interests or other material agreements. Such events of default allow for certain grace periods and materiality concepts.

                         DESCRIPTION OF EXCHANGE NOTES

   You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, "ICON" refers only to ICON Health & Fitness, Inc. and not to any of its subsidiaries.


   ICON issued the initial notes to the initial purchases on April 9, 2002 under an indenture among itself, the Guarantors and The Bank of New York, as trustee, in a private transaction not subject to the registration requirements of the Securities Act. The initial purchasers sold all of the outstanding initial notes to "qualified institutional buyers" as defined in Rule 144A, under the Securities Act and to persons outside the United States under Regulation S. The form and terms of the exchange notes are the same as the form and terms of the initial notes they will replace except that:



    .  ICON will register the exchange notes under the securities act;



    .  the exchange notes will not bear legends restricting transfer; and



    . holders of the exchange notes will not be entitled to some rights under the registration rights agreement.


   See "Notice to Investors." The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

   The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement are available as set forth below under "--Additional Information." Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the indenture.


   The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.


Brief Description of the Notes and the Guarantees

  The Notes

   The notes:

    .  are general unsecured obligations of ICON;

    . are subordinated in right of payment to all existing and future Senior Debt of ICON;

    . are pari passu in right of payment with any future senior subordinated Indebtedness of ICON; and

    .  are unconditionally guaranteed by the Guarantors.

  The Guarantees

   The notes are guaranteed by all of ICON's Domestic Subsidiaries.

   Each guarantee of the notes:

    .  is a general unsecured obligation of the Guarantor;

    . is subordinated in right of payment to all existing and future Senior Debt of that Guarantor; and


    . is pari passu in right of payment with any future senior subordinated indebtedness of that Guarantor.

   As indicated above and as discussed in detail below under the caption "--Subordination," payments on the notes and under these guarantees will be subordinated to the payment of Senior Debt. The indenture will permit us and the Guarantors to incur additional Senior Debt.

   Not all of our subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. See footnote 19 to our Consolidated Financial Statements included at the back of this offering circular for detail about the division of our consolidated revenues and assets between our guarantor and non-guarantor subsidiaries.

   As of the date of the indenture, all of our Domestic Subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries and our Foreign Subsidiaries will not guarantee the notes. Our Canadian Subsidiaries will guarantee the notes.

Principal, Maturity and Interest

   The notes are initially being offered in the principal amount of $155.0 million. We may, without the consent of the holders, increase such principal amount in the future on the same terms and conditions and with the same CUSIP number(s) as the notes being offered hereby. Any offering of additional notes is subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. ICON will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on April 1, 2012.


   Interest on the notes will accrue at the rate of 11.25% per annum and will be payable semi-annually in arrears on January 1 and July 1, commencing on July 1, 2002. ICON will make each interest payment to the holders of record on the immediately preceding December 15 and June 15.


   Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes


   If a holder has given wire transfer instructions to ICON, ICON will pay all principal, interest and premium and Additional Interest, if any, on that holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless ICON elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.


Paying Agent and Registrar for the Notes


   The trustee will initially act as paying agent and registrar. ICON may change the paying agent or registrar without prior notice to the holders of the notes, and ICON or any of its subsidiaries may act as paying agent or registrar.


Transfer and Exchange


   A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. ICON is not required to transfer or exchange any note selected for redemption. Also, ICON is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees


   The notes will be guaranteed, directly or indirectly, by each of ICON's current and future Domestic subsidiaries (with the Subsidiary Guarantee of our Quebec subsidiary to consist of its guarantee of the obligations of our New Brunswick subsidiary, which in turn will undertake, pursuant to its Subsidiary Guarantee, to guarantee repayment of the notes). These subsidiary guarantees will be joint and several obligations of the guarantors. Each subsidiary guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor on the same basis and to the same extent as the notes are subordinated to the Senior Debt of ICON. The obligations of each guarantor under its subsidiary guarantee will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance under applicable law. See, however, "Risk Factors--Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."



   A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such guarantor is the surviving person), another person, other than ICON or another guarantor, unless:


      (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

      (2) either:


          (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that guarantor under the indenture, its subsidiary guarantee and the registration rights agreement pursuant to a supplemental indenture reasonably satisfactory to the trustee; or


          (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.


   The subsidiary guarantee of a guarantor will be released:



      (1) in connection with any sale or other disposition of all or substantially all of the assets of that guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a subsidiary of ICON, if such sale or other disposition, merger or consolidation complies with the relevant provisions of the indenture;



      (2) in connection with any sale of all of the Capital Stock of a guarantor to a person that is not (either before or after giving effect to such transaction) a subsidiary of ICON, if the sale complies with the "Asset Sale" provisions of the indenture; or



      (3) if the guarantor is designated by ICON as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.


   See "--Repurchase at the Option of Holders--Asset Sales."

Subordination

   The payment of principal, interest and premium and Additional Interest, if any, on the notes will be subordinated to the prior payment in full in cash of all Senior Debt of ICON, including Senior Debt incurred after the date of the indenture.

   The holders of Senior Debt will be entitled to receive payment in full in cash of all obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the holders of notes will be entitled to receive any payment with respect to the notes (except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of ICON or any guarantor:



      (1) in a liquidation or dissolution of ICON or any guarantor;



      (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to ICON or any guarantor or their respective property;



      (3) in an assignment for the benefit of creditors of ICON or any guarantor; or



      (4) in any marshaling of ICON's or any guarantor's assets and liabilities.


   ICON also may not make any payment or distribution on account of or in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if:

      (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or


      (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of the default (a "Payment Blockage Notice") from ICON or the holders (or their representative) of any Designated Senior Debt.


   Payments on the notes may and will be resumed:


      (1) in the case of a payment default, upon the date on which the default is cured or waived; and



      (2) in the case of a nonpayment default, upon the earlier of the date on which the nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.


   No new Payment Blockage Notice may be delivered unless and until:

      (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

      (2) all scheduled payments of principal, interest and premium and Additional Interest, if any, on the notes that have come due have been paid in full in cash.


   No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless the default has been cured or waived for a period of not less than 90 days.



   If the trustee or any holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") when:


      (1) the payment is prohibited by these subordination provisions; and

      (2) the trustee or the Holder has actual knowledge that the payment is prohibited;


the trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.


   ICON must promptly notify holders of Designated Senior Debt (or their representative) if payment of the notes is accelerated because of an Event of Default.

   As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of ICON, holders of notes may recover less ratably than creditors of ICON who are holders of Senior Debt. See "Risk Factors--The notes and the guarantees will be junior to our and the guarantors' senior debt respectively."


Optional Redemption

   At any time prior to April 1, 2005, ICON may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 111.25% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:


      (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of a redemption (excluding notes held by ICON and its Subsidiaries); and



      (2) the redemption occurs within 90 days of the date of the closing of a Equity Offering.


   Except pursuant to the preceding paragraph, the notes may not be redeemed at the option of ICON prior to April 1, 2007. Thereafter, the notes may be redeemed at the option of ICON in whole or, in part, upon not less than 30 nor more than 60 days' notice by mail to holders of the notes.

   The redemption prices (expressed as percentages of principal amount) are as follows for notes redeemed during the periods set forth below:

                                                                  Redemption
Period                                                              Price
------                                                            ----------
April 1, 2007 through March 31, 2008.............................  105.625%
April 1, 2008 through March 31, 2009.............................  103.750%
April 1, 2009 through March 31, 2010.............................  101.875%
April 1, 2010 and thereafter.....................................  100.000%

in each case together with accrued interest up to but not including the redemption date; provided that if the redemption date falls after an interest payment record date and on or before an interest payment date, then the interest payment shall be payable to holders of record on the relevant record date.

Mandatory Redemption

   ICON is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

  Change of Control


   If a Change of Control occurs, each Holder of notes will have the right to require ICON to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, ICON will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control, ICON will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice. The Change of Control Payment date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, ICON will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of any conflict.


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   On the Change of Control Payment Date, ICON will, to the extent lawful and subject to the provisions set forth under the caption "--Subordination":

      (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

      (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

      (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by ICON.


   The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.


   The indenture provides that prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 60 days following a Change of Control, ICON will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. ICON will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.


   The provisions described above that require ICON to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that ICON repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.



   ICON will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by ICON and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.


   The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of ICON and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law and it may be unclear as to whether a Change of Control has occurred. Accordingly, the ability of a Holder of notes to require ICON to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of ICON and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

   ICON will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

      (1) ICON (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

      (2) the fair market value is determined by ICON's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and


      (3) at least 75% of the consideration received in the Asset Sale by ICON or a Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:


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          (a) any liabilities, as shown on ICON's or such Restricted
       Subsidiary's most recent balance sheet, of ICON or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary agreement that releases ICON or such Restricted Subsidiary from further liability;

          (b) any securities, notes or other obligations received by ICON or any such Restricted Subsidiary from such transferee that are converted within 30 days by ICON or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

          (c) any payment of Senior Debt secured by the assets sold in the Asset Sale.

   Within 365 days after the receipt of any Net Proceeds from an Asset Sale, ICON may apply those Net Proceeds at its option:

      (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

      (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

      (3) to make capital expenditures;

      (4) to acquire other long-term assets that are used or useful in a Permitted Business; or

      (5) for any combination of clauses (1) through (4) above.

   Pending the final application of any Net Proceeds, ICON may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.


   Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, ICON will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, ICON may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.


   ICON will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, ICON will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.


   The agreements governing ICON's Senior Debt prohibit ICON from purchasing any notes, and also provide that certain change of control or asset sale events with respect to ICON will constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which ICON becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when ICON is prohibited from purchasing notes, ICON could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If ICON does not obtain such a consent or repay the borrowings, ICON will remain prohibited from purchasing notes. In this


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case, ICON's failure to purchase tendered notes would constitute an Event of
Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders of notes.

Selection and Notice

   If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

      (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or


      (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by a method as the trustee deems fair and appropriate.


   No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

   If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

  Restricted Payments

   ICON will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:


      (1) declare or pay any dividend or make any other payment or distribution on account of ICON's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving ICON or any of its Restricted Subsidiaries) or to the direct or indirect holders of ICON's or any of its Restricted Subsidiaries' Equity Interests in their capacity as a holder (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of ICON or to ICON or a Restricted Subsidiary of ICON);


      (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving
   ICON) any Equity Interests of ICON or any direct or indirect parent of ICON;

      (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or


      (4) make any Restricted Investment (all payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),


unless, at the time of and after giving effect to such Restricted Payment:


      (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of the Restricted Payment; and


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

      (2) ICON would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

      (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by ICON and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7) and (8) of the next succeeding paragraph), is less than the sum, without duplication, of:

          (a) 50% of the Consolidated Net Income of ICON for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of ICON's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

          (b) 100% of the aggregate net cash proceeds received by ICON since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of ICON (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of ICON that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of ICON), plus


          (c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to the Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus


          (d) to the extent that any of our Unrestricted Subsidiaries is redesignated as a Restricted Subsidiary after the date of the indenture, the fair market value of ICON's Investment in such Subsidiary as of the date of such redesignation.

   The preceding provisions will not prohibit:

      (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;


      (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of ICON or any Guarantor or of any Equity Interests of ICON in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of ICON) of, Equity Interests of ICON (other than Disqualified Stock); provided that the amount of any net cash proceeds that are utilized for any redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;


      (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of ICON or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

      (4) the payment of any dividend by a Restricted Subsidiary of ICON to the holders of its Equity Interests on a pro rata basis;

      (5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of ICON or any

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   Restricted Subsidiary of ICON held by any of ICON's (or any of its
Subsidiaries') current or former employees, officers or directors pursuant to any management equity subscription agreement, stock option agreement, employment agreement, severance agreement, employee benefits plan or similar agreement or plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million;

      (6) repurchases of Equity Interests deemed to occur upon exercise of stock options if those Equity Interests represent a portion of the exercise price of those options;

      (7) distributions to a parent corporation for administrative expenses in an amount not to exceed $500,000 in any fiscal year;


      (8) cash dividends to a parent corporation in amounts required for that parent corporation to pay any federal, state or local income taxes to the extent that the income taxes are directly attributable to the income of ICON and its Subsidiaries; and


      (9) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an amount not to exceed $5.0 million.

   The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by ICON or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, ICON will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

  Incurrence of Indebtedness and Issuance of Preferred Stock


   ICON will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt). In addition, ICON will not, and will not permit any of the Guarantors to, issue any Disqualified Stock and will not permit any of its Subsidiaries that do not guarantee the notes to issue any shares of preferred stock; provided, however, that ICON and any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for ICON's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock is issued would have been at least (a) 2.25 to 1.0, if the incurrence or issuance is on or prior to April 1, 2004 or (b) 2.50 to 1.0, if the incurrence or issuance is after April 1, 2004, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.


   The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

      (1) the incurrence by ICON and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of ICON and its Subsidiaries thereunder) not to exceed the greater of (x) $235.0 million (provided that such amount

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   shall be reduced to the extent of any reduction or elimination of any commitment under any Credit Facility resulting from or relating to the formation of any Receivables Subsidiary or the consummation of any Qualified Receivables Transaction and shall thereafter be increased to an amount not greater than $235.0 million to the extent of any increase in the commitment under any Credit Facility resulting from or relating to the termination of any Qualified Receivables Transaction or the elimination of any Receivables Subsidiary) or (y) the amount of the Borrowing Base as of the date of such incurrence;

      (2) the incurrence by ICON and its Restricted Subsidiaries of the Existing Indebtedness;

      (3) the incurrence by ICON and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the exchange notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;


      (4) the incurrence by ICON or any of its Restricted Subsidiaries of Indebtedness (including, without limitation, Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of ICON or a Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $10.0 million at any time outstanding;


      (5) the incurrence by ICON or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3),
   (4), (5), (10) or (13) of this paragraph;

      (6) the incurrence by ICON or any of its Restricted Subsidiaries of intercompany Indebtedness between or among ICON and any of its Restricted Subsidiaries; provided, however, that:


          (a) if ICON or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of ICON, or the Subsidiary Guarantee (other than in the case of intercompany Indebtedness of a Guarantor to ICON), in the case of a Guarantor except to the extent the notes are pledged as collateral for Senior Debt; and



          (b) (i) any subsequent issuance or transfer of Equity Interests that results in any Indebtedness being held by a Person other than ICON or a Restricted Subsidiary of ICON and (ii) any sale or other transfer of any Indebtedness to a Person that is not either ICON or a Restricted Subsidiary of ICON; will be deemed, in each case, to constitute an incurrence of such Indebtedness by ICON or a Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);


      (7) the incurrence by ICON or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business or to the extent required under the Credit Facilities;

      (8) the guarantee by ICON or any of the Guarantors of Indebtedness of ICON or a Restricted Subsidiary of ICON that was permitted to be incurred by another provision of this covenant;


      (9) the incurrence by ICON's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of ICON that was not permitted by this clause (9);



      (10) the incurrence by ICON or any Restricted Subsidiary of Indebtedness arising from agreements of ICON or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of the business, assets or Subsidiary for the purpose of financing the acquisition; provided, however, that (i)


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   the Indebtedness is not reflected on the balance sheet of ICON or any
   Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (ii) the maximum assumable liability in respect of such Indebtedness shall at no time exceed the gross proceeds, including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by ICON and/or the Restricted Subsidiary in connection with the disposition;


      (11) the incurrence by any Foreign Subsidiaries of ICON in an aggregate principal amount (or accreted value, as applicable) at any time outstanding including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $10.0 million;


      (12) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to ICON or to any other Restricted Subsidiary of ICON or their assets (other than a Receivables Subsidiary and its assets and, as to ICON or any of its Restricted Subsidiaries, other than pursuant to representations, warranties, covenants and indemnities customary for transactions this type) and is not guaranteed by any such Person; and


      (13) the incurrence by ICON or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (13), not to exceed $7.0 million.


   The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each case, that the amount thereof is included in Fixed Charges of ICON as accrued.



   For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, ICON will, in its sole discretion, be permitted to classify the item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of the item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on that date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.


  Sale and Leaseback Transactions

   ICON will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that ICON or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

      (1) ICON or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described below under the caption "--Liens;"

      (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

      (3) the transfer of assets in that sale and leaseback transaction is permitted by, and ICON applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

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   Notwithstanding the foregoing, ICON or any of its Restricted Subsidiaries may enter into sale and leaseback transactions that in the aggregate amount do not exceed $2.0 million in any twelve-month period without complying with the above provisions.

  Anti-Layering

   ICON will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of ICON and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

  Liens

   ICON will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

   ICON will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:


      (1) pay dividends or make any other distributions on its capital stock to ICON or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to ICON or any of its Restricted Subsidiaries;


      (2) make loans or advances to ICON or any of its Restricted Subsidiaries;
   or

      (3) transfer any of its properties or assets to ICON or any of its Restricted Subsidiaries.

   However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

      (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

      (2) the indenture, the notes and the Subsidiary Guarantees;

      (3) applicable law;

      (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by ICON or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

      (5) customary non-assignment provisions in contracts or leases entered into in the ordinary course of business and consistent with past practices;

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      (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

      (7) any agreement for the sale or other disposition of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the closing of such sale or other disposition;

      (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

      (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "--Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

      (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

      (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

      (12) agreements not described in clause (1) in effect on the date of the indenture;

      (13) covenants in agreements relating to the Indebtedness of Foreign Subsidiaries;

      (14) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary; and

      (15) any amendments to any of the foregoing that, when taken as a whole, are not more restrictive than those contained in the agreement being amended.

  Merger, Consolidation or Sale of Assets

   ICON may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not ICON is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of ICON and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

      (1) either: (a) ICON is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than ICON) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

      (2) the Person formed by or surviving any such consolidation or merger (if other than ICON) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of ICON under the notes, the indenture and the registration rights agreement pursuant to a supplemental indenture or other agreements reasonably satisfactory to the trustee;

      (3) immediately after such transaction no Default or Event of Default exists; and


      (4) ICON or the Person formed by or surviving any consolidation or merger (if other than ICON), or to which the sale, assignment, transfer, conveyance or other disposition has been made will, on the date of the transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."


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   In addition, ICON may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to:

      (1) a sale, assignment, transfer, conveyance or other disposition of assets between or among ICON and any of the Guarantors;

      (2) a merger or consolidation of a Restricted Subsidiary into ICON; or

      (3) the merger or consolidation of ICON into an affiliate of ICON consummated for the sole purpose of reincorporating in another jurisdiction under the laws of the United States, any state of the United States or the District of Columbia.

  Transactions with Affiliates

   ICON will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

      (1) the Affiliate Transaction is on terms that are no less favorable to ICON or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by ICON or such Restricted Subsidiary with an unrelated Person; and

      (2) ICON delivers to the trustee:

          (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

          (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

   The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

      (1) any employment agreement entered into by ICON or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of ICON or such Restricted Subsidiary;

      (2) payment of fees, compensation, benefits, indemnities or similar payments and issuances of stock options to officers, directors and employees of ICON or any of its Restricted Subsidiaries in the ordinary course of business;

      (3) transactions between or among ICON and/or its Restricted Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

      (4) transactions with a Person that is an Affiliate of ICON solely because ICON owns an Equity Interest in, or controls, such Person;

      (5) payment of reasonable directors fees to Persons who are not otherwise Affiliates of ICON;

      (6) loans or advances by ICON or any of its Restricted Subsidiaries to employees of ICON or any of its Restricted Subsidiaries that are entered into in the ordinary course of business and that are approved by the Board of Directors of ICON; provided that the aggregate principal amount of all such loans or advances do not exceed $1.5 million at any one time outstanding;

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      (7) sales of Equity Interests (other than Disqualified Stock) to
   Affiliates of ICON;

      (8) Restricted Payments that are permitted by the provisions of the indenture described above under the caption "--Restricted Payments;"

      (9) transactions pursuant to the Stockholders Agreement;


      (10) payments of fees and the reimbursement of expenses by ICON for management services pursuant to the management agreements, each dated September 27, 1999, with Bain Capital, LLC, Credit Suisse First Boston Corporation and Gary Stevenson and Scott Watterson, as such agreements may be amended from time to time; provided that the amendments do not contain modifications that are materially adverse to the holders of the notes; and



      (11) payments of rent and other expenses by ICON to FG Aviation, Inc. made pursuant to the aircraft lease agreement, dated February 8, 2002, as that agreement may be amended from time to time; provided that the amendments do not contain modifications that are materially adverse to the holders of the notes.


  Additional Subsidiary Guarantees


   If ICON or any of its Subsidiaries acquires or creates another Domestic Subsidiary (other than a Receivables Subsidiary) after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture. However, any Domestic Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with the indenture shall not be required to become a Guarantor so long as it continues to constitute an Unrestricted Subsidiary.


  Designation of Restricted and Unrestricted Subsidiaries


   The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by ICON and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as applicable, as determined by ICON. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default. Any Unrestricted Subsidiary properly designated to be a Restricted Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 Business Days of the date of such designation.


  Business Activities

   ICON will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to ICON and its Restricted Subsidiaries taken as a whole.

  Payments for Consent

   ICON will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to

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be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

   Whether or not required by the Commission, so long as any notes are outstanding, ICON will furnish to the Holders of notes, within the time periods specified in the Commission's rules and regulations:

      (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if ICON were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by ICON's certified independent accountants; and

      (2) all current reports that would be required to be filed with the Commission on Form 8-K if ICON were required to file such reports.

   If ICON has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of ICON and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of ICON.

   In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the Commission, ICON will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, ICON and the Subsidiary Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

   Each of the following is an Event of Default:

      (1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the notes whether or not prohibited by the subordination provisions of the indenture;

      (2) default in payment when due of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

      (3) failure by ICON or any of its Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Certain Covenants--Restricted Payments," or "--Certain Covenants--Merger, Consolidation or Sale of Assets;"

      (4) failure by ICON or any of its Subsidiaries for 30 days after notice to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Asset Sales" and "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;"

      (5) failure by ICON or any of its Subsidiaries for 60 days after notice to comply with any of the other agreements in the indenture;

      (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by ICON or any of its

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   Subsidiaries (or the payment of which is guaranteed by ICON or any of its
   Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

          (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

          (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

      (7) failure by ICON or any of its Subsidiaries to pay final judgments aggregating in excess of $15.0 million (net of applicable insurance which has not been denied in writing by the insurer), which judgments are not paid, discharged or stayed for a period of 60 days;

      (8) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

      (9) certain events of bankruptcy or insolvency described in the indenture with respect to ICON, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

   In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to ICON, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately by notice in writing to the trustee and ICON; provided that so long as any Indebtedness permitted to be incurred pursuant to Credit Facilities shall be outstanding, such acceleration shall not be effective until the earlier of (1) the acceleration of such Indebtedness under Credit Facilities or (2) five business days after receipt by ICON of written notice of such acceleration.

   Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Additional Interest.

   The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the notes.

   In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of ICON with the intention of avoiding payment of the premium that ICON would have had to pay if ICON then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to April 1, 2007, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of ICON with the intention of avoiding the prohibition on redemption of the notes prior to April 1, 2007, then the premium specified in the indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

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   ICON is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, ICON is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

   No director, officer, employee, incorporator or stockholder of ICON or any Guarantor, as such, will have any liability for any obligations of ICON or the Guarantors under the notes, the indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

   ICON may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

      (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such notes when such payments are due from the trust referred to below;

      (2) ICON's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

      (3) the rights, powers, trusts, duties and immunities of the trustee, and ICON's and the Guarantor's obligations in connection therewith; and

      (4) the Legal Defeasance provisions of the indenture.

   In addition, ICON may, at its option and at any time, elect to have the obligations of ICON and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

      (1) ICON must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and ICON must specify whether the notes are being defeased to maturity or to a particular redemption date;

      (2) in the case of Legal Defeasance, ICON has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) ICON has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or

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   loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (3) in the case of Covenant Defeasance, ICON has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

      (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which ICON or any of its Subsidiaries is a party or by which ICON or any of its Subsidiaries is bound;

      (6) ICON must deliver to the trustee an officers' certificate stating that the deposit was not made by ICON with the intent of defeating, hindering, delaying or defrauding creditors of ICON or others; and

      (7) ICON must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

   Except as provided in the next three succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

   Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

      (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

      (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

      (3) reduce the rate of or change the time for payment of interest on any note;

      (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

      (5) make any note payable in money other than that stated in the notes;

      (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the notes;

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      (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders");

      (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

      (9) make any change in the preceding amendment and waiver provisions.

   In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the Holders of the notes will require the consent of the Holders of at least 75% in aggregate principal amount of notes then outstanding.

   Notwithstanding the preceding, without the consent of any Holder of notes, ICON, the Guarantors and the trustee may amend or supplement the indenture or the notes:

      (1) to cure any ambiguity, defect or inconsistency;

      (2) to provide for uncertificated notes in addition to or in place of certificated notes;

      (3) to provide for the assumption of ICON's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of ICON's assets;

      (4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder;

      (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust indenture Act; or

      (6) to add Guarantors with respect to the notes.

Satisfaction and Discharge

   The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

      (1) either:

          (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to ICON, have been delivered to the trustee for cancellation; or

          (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year either upon Stated Maturity or by virtue of earlier redemption under arrangements reasonably satisfactory to the trustee in accordance with the terms of the indenture and ICON or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not previously delivered to the trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

      (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which ICON or any Guarantor is a party or by which ICON or any Guarantor is bound;

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      (3) ICON or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

      (4) ICON has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

   In addition, ICON must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

   If the trustee becomes a creditor of ICON or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

   The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

   Anyone who receives this offering circular may obtain a copy of the indenture and registration rights agreement without charge by writing to ICON Health & Fitness, Inc., 1500 South 1000 West, Logan, Utah 84321, Attention:
Brad Bearnson, Esq.





Certain Definitions

   Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

   "Acquired Debt" means, with respect to any specified Person:

      (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

      (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than ICON or any Restricted Subsidiary of

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ICON) in whom a Receivables Subsidiary makes an Investment in connection with a
Qualified Receivables Transaction will be deemed to be an Affiliate of ICON or any of its Restricted Subsidiaries solely by reason of such Investment.

   "Asset Sale" means:

      (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business and the granting of Liens permitted under the terms of the indenture; provided that the sale, conveyance or other disposition of all or substantially all of the assets of ICON and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

      (2) the issuance of Equity Interests in any of ICON's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

   Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

      (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.0 million;

      (2) a transfer of assets between or among ICON and its Restricted Subsidiaries,

      (3) an issuance of Equity Interests by a Restricted Subsidiary to ICON or to another Restricted Subsidiary;

      (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

      (5) the licensing or sub-licensing of intellectual property in the ordinary course of business consistent with past practice;

      (6) the sale, lease or other disposition of obsolete equipment;

      (7) the sale or other disposition of cash or Cash Equivalents;

      (8) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments;"

      (9) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (9), notes received in exchange for the transfer of accounts receivable and related assets will be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of ICON entered into as part of a Qualified Receivables Transaction; and

      (10) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction.

   "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

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   "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and
Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

   "Board of Directors" means:

      (1) with respect to a corporation, the board of directors of the corporation;

      (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

      (3) with respect to any other Person, the board or committee of such Person serving a similar function.

   "Borrowing Base" means, as of any date, an amount equal to:

      (1) 85% of the face amount of all accounts receivable owned by ICON and the Guarantors as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

      (2) 60% of the book value of all inventory owned by ICON and the Guarantors during the period of December 1 through June 30 of any fiscal year or 70% of the book value of all inventory owned by ICON and its Restricted Subsidiaries during the period from July 1 through November 30 of any fiscal year, in each case as of the end of the most recent fiscal quarter preceding such date;

provided, however, that any accounts receivable owned by a Receivables Subsidiary, or which ICON or any Guarantor has agreed to transfer to a Receivables Subsidiary, shall be excluded for purposes of determining such amount.

   "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

   "Capital Stock" means:

      (1) in the case of a corporation, corporate stock;

      (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

      (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

      (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

   "Cash Equivalents" means:

      (1) United States dollars;

      (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

      (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

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      (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

      (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

      (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

   "Change of Control" means the occurrence of any of the following:

      (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of ICON and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

      (2) the adoption of a plan relating to the liquidation or dissolution of ICON;

      (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of ICON, measured by voting power rather than number of shares; provided, that any transaction that results in any "person" (as defined above) Beneficially Owning less than 50% of the Voting Stock of ICON, measured by voting power rather than number of shares, subject to the Stockholders Agreement or the LLC Agreement shall not, in any case, constitute a Change of Control under this clause (3) unless such person Beneficially Owns in the aggregate more than 50% of the Voting Stock of ICON;

      (4) the first day on which a majority of the members of the Board of Directors of ICON are not Continuing Directors; or

      (5) the first day on which HF Holdings ceases to own 100% of the outstanding Equity Interests of ICON.

   "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

      (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

      (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

      (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

      (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses

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   (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

      (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue or the reversal of reserves in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

   "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

      (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

      (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

      (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

      (4) the cumulative effect of a change in accounting principles will be excluded; and

      (5) the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

   "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of ICON who:

      (1) was a member of such Board of Directors on the date of the indenture;

      (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

      (3) was nominated for election by, or is a designee of, a Principal.

   "Credit Agreement" means that certain Credit Agreement, dated as of April 9, 2002, by and among ICON, the lenders signatory thereto and General Electric Capital Corporation, as administrative agent, providing for up to $210.0 million of revolving loan credit borrowings and a term loan of $25.0 million, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

   "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

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   "Default" means any event that is, or with the passage of time or the giving of notice, or both, would be, an Event of Default.

   "Designated Senior Debt" means:

      (1) any Indebtedness outstanding under the Credit Facilities; and

      (2) after payment in full of all Obligations under the Credit Facilities, any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated in writing by ICON as "Designated Senior Debt" for purposes of the indenture.

   "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require ICON to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that ICON may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

   "Domestic Subsidiary" means any Subsidiary of ICON that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of ICON.

   "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

   "Equity Offering" means any public offering of Capital Stock of ICON (other than Disqualified Stock).

   "Existing Indebtedness" means the Indebtedness of ICON and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

   "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

      (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

      (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

      (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

      (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity

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   Interests payable solely in Equity Interests of ICON (other than
   Disqualified Stock) or to ICON or a Restricted Subsidiary of ICON, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

   "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

   In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

      (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

      (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

      (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

   "Foreign Subsidiary" means any Subsidiary of ICON that is not a Domestic Subsidiary.

   "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

   "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

   "Guarantors" means each of:

      (1) each Domestic Subsidiary of ICON; and

      (2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

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   "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

      (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

      (2) any commodities future contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that entity at the time;

      (3) agreements entered into for the purpose of fixing or hedging the risks associated with fluctuations in foreign currency exchange rates; and

      (4) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

   "HF Holdings" means HF Holdings, Inc., a Delaware corporation.

   "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

      (1) in respect of borrowed money;

      (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

      (3) in respect of banker's acceptances;

      (4) representing Capital Lease Obligations;

      (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

      (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

   The amount of any Indebtedness outstanding as of any date will be:

      (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

      (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

   "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If ICON or any Restricted Subsidiary of ICON sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of ICON such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of ICON, ICON will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments." The acquisition by ICON or any Restricted Subsidiary of ICON of a Person that holds an Investment in a third Person will be deemed to be an

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Investment by ICON or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

   "LLC Agreement" means that certain Limited Liability Company Agreement by and among Credit Suisse First Boston Corporation, affiliates of Bain Capital, LLC and certain other persons listed therein, as in effect on the date of the indenture; provided, however, that such Limited Liability Company Agreement may be amended from time to time if after giving effect to such amendment Credit Suisse First Boston Corporation and its affiliates and Bain Capital, LLC and its affiliates Beneficially Own more than 50% of the common equity of HF Holdings subject to the LLC Agreement.

   "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

      (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

      (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

   "Net Proceeds" means the aggregate cash proceeds received by ICON or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustments in respect of the sale price of such asset or assets established in accordance with GAAP.

   "Non-Recourse Debt" means Indebtedness:

      (1) as to which neither ICON nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

      (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of ICON or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

      (3) as to which the lenders have been notified in writing, or the terms of which provide, that they will not have any recourse to the stock or assets of ICON or any of its Restricted Subsidiaries.

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   "Obligations" means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Permitted Business" means any business that derives a majority of its revenues from the business engaged in by ICON and its Restricted Subsidiaries on the date of original issuance of the notes and/or activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which ICON and its Restricted Subsidiaries are engaged on the date of original issuance of the notes.

   "Permitted Investments" means:

      (1) any Investment in ICON or in a Restricted Subsidiary of ICON;

      (2) any Investment in Cash Equivalents;

      (3) any Investment by ICON or any Restricted Subsidiary of ICON in a Person, if as a result of such Investment:

          (a) such Person becomes a Restricted Subsidiary of ICON; or

          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, ICON or a Restricted Subsidiary of ICON;

      (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;"

      (5) any acquisition of assets (including Capital Stock) in exchange for the issuance of Equity Interests (other than Disqualified Stock) of ICON or HF Holdings;

      (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

      (7) Investments arising in connection with Hedging Obligations;

      (8) Investments existing on the date of the indenture;

      (9) loans or advances by ICON or any of its Restricted Subsidiaries to employees of ICON or any of its Restricted Subsidiaries that are entered into in the ordinary course of business and that are approved by the Board of Directors of ICON; provided that the aggregate principal amount of all such loans or advances do not exceed $1.5 million at any one time outstanding;

      (10) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by ICON or a Restricted Subsidiary of ICON in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction, provided, that such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of ICON entered into as part of a Qualified Receivables Transaction; and

      (11) other Investments in any Person other than HF Holdings or an Affiliate of HF Holdings that is not also a Subsidiary of ICON having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding not to exceed $10.0 million.

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   "Permitted Junior Securities" means:

      (1) Equity Interests in ICON or any Guarantor; or

      (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

   "Permitted Liens" means:

      (1) Liens on all assets of ICON or any Subsidiary securing Senior Debt;

      (2) Liens in favor of ICON or the Guarantors;

      (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with ICON or any Restricted Subsidiary of ICON; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets of ICON or any Restricted Subsidiary other than those of the Person merged into or consolidated with ICON or the Restricted Subsidiary;

      (4) Liens on property existing at the time of acquisition of the property by ICON or any Subsidiary of ICON, provided that such Liens were in existence prior to the contemplation of such acquisition;

      (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord liens on leased properties);

      (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

      (7) Liens existing on the date of the indenture;

      (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

      (9) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

      (10) carriers' warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided that any reserve or other appropriate provisions as shall be required to conform with GAAP shall have been made therefore;

      (11) easements, right-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not interfere with, or adversely affect in any material respect, the ordinary conduct of the business of ICON and its Restricted Subsidiaries taken as a whole;

      (12) liens in favor of customs and revenue authorities to secure payment of custom duties in connection with the importation of goods in the ordinary course of business and other similar liens arising in the ordinary course of business;

      (13) leases or subleases granted to third persons not interfering with the ordinary course of business of ICON or any of its Restricted Subsidiaries;

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

      (14) liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security;

      (15) deposits, in an aggregate amount not to exceed $250,000, made in the ordinary course of business to secure liability to insurance carriers;

      (16) any attachment or judgment Lien not constituting an Event of Default under clause (6) of the first paragraph of the section described above under the caption "--Events of Default and Remedies;"

      (17) any interest or title of a lessor or sublessor under any operating lease;

      (18) liens arising solely by virtue of any statutory, contractual or common law provisions relating to banker's liens, right of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

          (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by ICON or the issuer, as applicable, in excess of those set forth by regulations promulgated by the Federal Reserve Board of the United States or other applicable governmental or banking regulatory authority; and

          (b) such deposit account is not intended by ICON or any of its Restricted Subsidiaries to provide collateral to the depositary institution;

      (19) liens under any title retention agreement entered into in the ordinary course of business;

      (20) liens arising under Uniform Commercial Code financing statement filings regarding operating leases entered into by ICON and its Restricted Subsidiaries in the ordinary course of business;

      (21) Liens on assets of ICON or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

      (22) Liens on assets of Foreign Subsidiaries; and

      (23) other Liens incurred in the ordinary course of business of ICON or any Subsidiary of ICON with respect to obligations that do not exceed $10.0 million at any one time outstanding.

   "Permitted Refinancing Indebtedness" means any Indebtedness of ICON or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of ICON or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

      (1) the principal amount (or accreted value, if applicable) or, in the case of a Credit Facility, the committed amount of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) or, in the case of a Credit Facility, the committed amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on such Indebtedness and the amount of all expenses and premiums incurred in connection with such extension, refinancing, renewal, replacement, defeasement or refund);

      (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

      (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

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      (4) such Indebtedness is incurred either by ICON or by the Restricted
   Subsidiary (or both) who are the obligors on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

   "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

   "Principals" means Bain Capital, LLC and its affiliates and Credit Suisse First Boston Corporation and its affiliates and the collective parties to the Stockholders Agreement or the LLC Agreement.

   "Qualified Receivables Transaction" means any transaction or series of transactions entered into by ICON or any of its Restricted Subsidiaries pursuant to which ICON or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by ICON or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of ICON or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

   "Receivables Subsidiary" means a Subsidiary of ICON which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of ICON (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by ICON or any of its Restricted Subsidiaries (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates ICON or any of its Restricted Subsidiaries in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of ICON or any of its Restricted Subsidiaries (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither ICON nor any of its Restricted Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to ICON or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of ICON, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither ICON nor any of its Restricted Subsidiaries has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of ICON will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of ICON giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

   "Related Party" means:

      (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

      (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

   "Restricted Investment" means an Investment other than a Permitted
Investment.

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

   "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

   "Senior Debt" means:

      (1) all Indebtedness of ICON or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

      (2) any other Indebtedness of ICON or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

      (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

      Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

      (1) any liability for federal, state, local or other taxes owed or owing by ICON;

      (2) any intercompany Indebtedness of ICON or any of its Subsidiaries to ICON or any of its Affiliates;

      (3) any trade payables; or

      (4) that portion of any Indebtedness that is incurred in violation of the indenture.

   "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

   "Stated Maturity" means, with respect to any installment of interest or principal or any final amount of principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

   "Stockholders Agreement" means that certain Stockholders Agreement by and among certain common equity stockholders of HF Investment Holdings, LLC, including Credit Suisse First Boston Corporation, affiliates of Bain Capital, LLC and certain other persons listed therein, as in effect on the date of the indenture; provided, however, that such Stockholders Agreement may be amended from time to time if after giving effect to such amendment Credit Suisse First Boston Corporation and its affiliates and Bain Capital, LLC and its affiliates Beneficially Own more than 50% of the common equity of HF Holdings subject to the Stockholders Agreement.

   "Subsidiary" means, with respect to any specified Person:

      (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

      (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

   "Subsidiary Guarantee" means, the Guarantee by each Guarantor of ICON's payment obligations under the indenture and the notes, executed pursuant to the terms of the indenture.

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

   "Unrestricted Subsidiary" means any Subsidiary of ICON that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

      (1) has no Indebtedness other than Non-Recourse Debt;

      (2) is not party to any agreement, contract, arrangement or understanding with ICON or any Restricted Subsidiary of ICON unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to ICON or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of ICON;

      (3) is a Person with respect to which neither ICON nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

      (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of ICON or any of its Restricted Subsidiaries; and

      (5) has at least one director on its Board of Directors that is not a director or executive officer of ICON or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of ICON or any of its Restricted Subsidiaries.

   Any designation of a Subsidiary of ICON as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of ICON as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," ICON will be in default of such covenant. The Board of Directors of ICON may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of ICON of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

   "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

      (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

      (2) the then outstanding principal amount of such Indebtedness.

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            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS


   The following discussion is a summary of the material U.S. federal income tax consequences expected to apply to the exchange of initial notes for exchange notes and the ownership and disposition of exchange notes under currently applicable law. The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the final and temporary U.S. Treasury Regulations promulgated thereunder, published administrative positions of the Internal Revenue Service ("IRS") and reported judicial decisions, all as now existing and currently applicable and all of which are subject to change (possibly with retroactive effect) or to different interpretations. We have not sought and will not seek a ruling from the IRS with respect to the U.S. federal income tax consequences of acquiring, owning and disposing of an exchange note. There can be no assurance that the IRS will not challenge one or more of the tax considerations described herein.

   This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, particular holders, and does not address other aspects of U.S. federal taxation or state, local, foreign and other tax laws. Further, the U.S. federal income tax treatment of a holder of the initial notes and the exchange notes may vary depending on the holder's particular situation. Certain holders (including banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, taxpayers subject to the alternative minimum tax, dealers in securities, persons holding a note as part of a "straddle", "hedge", "conversion transaction" or other risk reduction transaction, persons who have a "functional currency" other than the U.S. dollar, U.S. expatriates and non-U.S. holders) may be subject to special rules not discussed below. Also, the description below applies only to those holders of the initial notes and the exchange notes who hold them as "capital assets" (generally, property held for investment purposes) within the meaning of
Section 1221 of the Code, and it does not address notes held through a partnership or other pass-through entity.

   Holders of the initial notes and of the exchange notes should consult their own tax advisors with respect to their particular circumstances and with respect to the effects of state, local and foreign tax laws to which they may be subject.

The Exchange

   An exchange of initial notes for exchange notes should be treated as a "non-event" for U.S. federal income tax purposes because the exchange notes should not be considered to differ materially in kind or extent from the initial notes. As a result, no U.S. federal income tax consequences would result to holders exchanging initial notes for exchange notes.

The Exchange Notes

   Interest Payments on the Exchange Notes. The stated interest on the exchange notes should be considered to be "qualified stated interest" and, therefore, will be includible in a holder's gross income (except to the extent attributable to accrued interest at the time of purchase) as ordinary income for U.S. federal income tax purposes in accordance with the holder's regular method of tax accounting.

   Tax Basis. A holder's adjusted tax basis (determined by taking into account accrued interest at the time of purchase) in an exchange note received in exchange for an initial note will equal the cost of the initial note to the holder, increased by the amounts of market discount previously included in income by the holder and reduced by any principal payments received by the holder with respect to the exchange note and by amortized bond premium. A holder's adjusted tax basis in an exchange note purchased by the holder will be equal to the price paid for such an exchange note (determined by taking into account accrued interest at the time of purchase), increased by amounts of market discount previously included in income by the holder and reduced by any principal payments received by the holder with respect to the exchange note and by amortized bond premium. See "Market Discount and Bond Premium" below.

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   Sale, Exchange or Retirement.  Upon the sale, exchange or retirement of an exchange note, a holder will recognize taxable gain or loss, if any, equal to the difference between the amount realized on the sale, exchange or retirement and the holder's adjusted tax basis in the exchange note. The gain or loss will be a capital gain or loss (except to the extent of any accrued market discount), and will be a long-term capital gain or loss if the exchange note has been held for more than one year at the time of such sale, exchange or retirement. The amount realized does not include any amount received that is attributable to the payment of accrued interest on an exchange note not previously included in income, which amount will be taxable as ordinary income.

   Market Discount and Bond Premium. Holders should be aware that the market discount provisions of the Code may affect the exchange notes. These rules generally provide that a holder who purchases an exchange note for an amount that is less than its principal amount will be considered to have purchased the exchange note at a "market discount" equal to the amount of such difference. The holder will be required to treat any gain realized upon the disposition of the exchange note as interest income to the extent of the market discount that is treated as having accrued during the period that the holder held the exchange note, unless an election is made to include such market discount in income on a current basis. A holder of an exchange note who acquires the exchange note at a market discount and who does not elect to include market discount in income on a current basis may also be required to defer the deduction of a portion of the interest on any indebtedness incurred or continued to purchase or carry the exchange note until the holder disposes of the exchange note in a taxable transaction.

   If a holder's tax basis in an exchange note immediately after acquisition exceeds the stated redemption price at maturity of the exchange note, the holder may be eligible to elect to deduct the excess as amortizable bond premium pursuant to Section 171 of the Code.

   Purchasers of the exchange notes should consult their own tax advisors concerning the application to such purchasers of the market discount and bond premium rules.

Backup Withholding

   The holder of an initial note and the holder of an exchange note may be subject, under certain circumstances, to "backup withholding" at the applicable rate with respect to certain "reportable payments", including interest on the note and the gross proceeds from the disposition of the note. The backup withholding rules apply if the holder is not otherwise exempt and, among other things, (i) fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN,
(iii) is notified by the IRS that it has failed to report properly the receipt of interest or dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that the holder is not subject to backup withholding. Backup withholding will not apply with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's U.S. federal income tax liability provided the requisite procedures are followed.

   HOLDERS OF THE INITIAL NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE INITIAL NOTES AND THE EXCHANGE NOTES, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND POSSIBLE FUTURE CHANGES IN SUCH FEDERAL TAX LAWS.

                             PLAN OF DISTRIBUTION

   Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be issued by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 2002, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

   The Issuer will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such brokerdealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the Expiration Date the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any brokerdealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS


   Certain legal matters in connection with the notes and the guarantees offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, Boston, Massachusetts.


                                    EXPERTS


   The consolidated financial statements as of May 31, 2002 and 2001 and for each of the three years in the period ended May 31, 2002, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                             AVAILABLE INFORMATION

   We have filed with the Securities and Exchange Commission a registration statement on Form S-4, covering the exchange notes offered in this prospectus. This prospectus does not contain all the information that is included in the registration statement. You will find additional information in the registration statement.

Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the registration statement, we encourage you to read the documents contained in the exhibits.

   You may read and copy the registration statement and any other documents we file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room located at 450 Fifth St., N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, reports and other filings will be available to the public on the Securities and Exchange Commission's web site at www.sec.gov.

   If for any reason we are not subject to the reporting requirements of the Securities Exchange Act of 1934 in the future, we will still be required under the indenture governing the notes to furnish the holders of the notes with annual reports containing financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                         Page
                                                                         ----
   Report of Independent Accountants....................................  F-2

   Consolidated Balance Sheets..........................................  F-3

   Consolidated Statements of Operations and Comprehensive Income (Loss)  F-4

   Consolidated Statement of Stockholder's Equity (Deficit).............  F-5

   Consolidated Statements of Cash Flows................................  F-6

   Notes to Consolidated Financial Statements...........................  F-7

   Financial Statement Schedule II...................................... F-32

                       Report of Independent Accountants



To the Board of Directors and Shareholder of


ICON Health & Fitness, Inc.:



   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income (loss), of stockholder's equity (deficit) and of cash flows present fairly, in all material aspects, the financial position of ICON Health & Fitness, Inc. and its subsidiaries at May 31, 2001 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended May 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP



Salt Lake City, Utah


July 18, 2002

                          ICON HEALTH & FITNESS, INC.



                          CONSOLIDATED BALANCE SHEETS


                                (In thousands)



                                                                        May 31,
                                                                 --------------------
                                                                    2001       2002
                                                                 ---------  ---------
ASSETS
Current assets:
   Cash......................................................... $   3,324  $   4,773
   Accounts receivable, net.....................................   142,946    153,178
   Inventories, net.............................................   145,984    133,753
   Deferred income taxes........................................     5,058      4,807
   Other current assets.........................................    15,846     18,675
                                                                 ---------  ---------
       Total current assets.....................................   313,158    315,186
Property and equipment, net.....................................    46,758     44,985
Intangible assets, net..........................................    30,517     30,201
Deferred income taxes...........................................     1,824     12,084
Other assets, net...............................................    13,247     20,768
                                                                 ---------  ---------
       Total Assets............................................. $ 405,504  $ 423,224
                                                                 =========  =========
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
   Current portion of long-term debt............................ $  11,346  $   5,044
   Accounts payable.............................................   120,155    113,927
   Accrued expenses.............................................    19,608     23,751
   Income taxes payable.........................................       345      5,421
   Interest payable.............................................     4,118      3,045
                                                                 ---------  ---------
       Total current liabilities................................   155,572    151,188
Long-term debt..................................................   253,327    250,893
Other liabilities...............................................        --      4,934
                                                                 ---------  ---------
       Total liabilities........................................   408,899    407,015
                                                                 ---------  ---------
Commitments and contingencies (Notes 9 and 13)
Stockholder's equity (deficit):
   Common stock and additional paid-in capital..................   204,155    204,155
   Receivable from Parent.......................................    (2,200)    (2,200)
   Accumulated deficit..........................................  (203,335)  (183,941)
   Accumulated other comprehensive loss.........................    (2,015)    (1,805)
                                                                 ---------  ---------
       Total stockholder's equity (deficit).....................    (3,395)    16,209
                                                                 ---------  ---------
       Total Liabilities and Stockholder's Equity (Deficit)..... $ 405,504  $ 423,224
                                                                 =========  =========



   The accompanying notes are an integral part of the consolidated financial statements.

                          ICON HEALTH & FITNESS, INC.



     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)


                                (In thousands)



                                                                                Year Ended May 31,
                                                                           ----------------------------
                                                                             2000      2001      2002
                                                                           --------  --------  --------
Net sales................................................................. $733,022  $820,496  $896,079
Cost of sales.............................................................  531,622   580,484   635,046
                                                                           --------  --------  --------
Gross profit..............................................................  201,400   240,012   261,033
                                                                           --------  --------  --------
Operating expenses:
   Selling................................................................   95,973   109,781   126,035
   Research and development...............................................    8,309    10,851    10,405
   General and administrative.............................................   61,675    63,477    68,756
                                                                           --------  --------  --------
       Total operating expenses...........................................  165,957   184,109   205,196
                                                                           --------  --------  --------
Income from operations....................................................   35,443    55,903    55,837
Interest expense..........................................................  (33,899)  (34,771)  (26,149)
Amortization of deferred financing fees...................................   (2,743)   (3,189)   (3,146)
Other income (expense), net...............................................      404    (1,154)      667
                                                                           --------  --------  --------
Income (loss) before income taxes and extraordinary item..................     (795)   16,789    27,209
Provision for income taxes................................................    3,913     3,483     3,205
                                                                           --------  --------  --------
Income (loss) before extraordinary item...................................   (4,708)   13,306    24,004
Extraordinary loss on extinguishment of debt, net of income tax benefit of
  $1,244 in 2000 and $2,825 in 2002.......................................   (1,948)       --    (4,610)
                                                                           --------  --------  --------
Net income (loss).........................................................   (6,656)   13,306    19,394
Other comprehensive income (loss), comprised of foreign currency translation adjustment, net of income tax expense of $285 in 2000 and
  income tax benefit of $325 in 2001 and $129 in 2002.....................     (466)     (532)      210
                                                                           --------  --------  --------
Comprehensive income (loss)............................................... $ (7,122) $ 12,774  $ 19,604
                                                                           ========  ========  ========



   The accompanying notes are an integral part of the consolidated financial statements.

                          ICON HEALTH & FITNESS, INC.



           CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)


                     (In thousands, except share amounts)



                                 Common stock and
                                    additional                                 Accumulated
                                 paid-in capital  Receivable from                 other          Total
                                 ---------------   officers and   Accumulated comprehensive  stockholder's
                                 Shares  Amount       Parent        deficit       loss      equity (deficit)
                                 ------ --------  --------------- ----------- ------------- ----------------
Balance at May 31, 1999......... 1,000  $163,819      $  (656)     $(209,985)    $(1,017)       $(47,839)
   Cash contribution of capital
     from Parent (net of
     financing fees of $4,375)..    --    35,625           --             --          --          35,625
   Common stock of HF
     Holdings, Inc. issued to
     management.................    --     3,175           --             --          --           3,175
   Cancellation of receivables
     from officers..............    --      (656)         656             --          --              --
   Warrants of HF Holdings,
     Inc. granted to holders of
     13% Notes..................    --     2,192           --             --          --           2,192
   Other comprehensive loss.....    --        --           --             --        (466)           (466)
   Receivable from Parent.......    --        --       (2,200)            --          --          (2,200)
   Net loss.....................    --        --           --         (6,656)         --          (6,656)
                                 -----  --------      -------      ---------     -------        --------
Balance at May 31, 2000......... 1,000   204,155       (2,200)      (216,641)     (1,483)        (16,169)
   Other comprehensive loss.....    --        --           --             --        (532)           (532)
   Net income...................    --        --           --         13,306          --          13,306
                                 -----  --------      -------      ---------     -------        --------
Balance at May 31, 2001......... 1,000   204,155       (2,200)      (203,335)     (2,015)         (3,395)
   Other comprehensive
     income.....................    --        --           --             --         210             210
   Net income...................    --        --           --         19,394          --          19,394
                                 -----  --------      -------      ---------     -------        --------
Balance at May 31, 2002......... 1,000  $204,155      $(2,200)     $(183,941)    $(1,805)       $ 16,209
                                 =====  ========      =======      =========     =======        ========




   The accompanying notes are an integral part of the consolidated financial statements.

                          ICON HEALTH & FITNESS, INC.



                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                (In thousands)


                                                                                               Year Ended May 31,
                                                                                         ------------------------------
                                                                                            2000      2001       2002
                                                                                         ---------  --------  ---------
Operating activities:
    Net income (loss)................................................................... $  (6,656) $ 13,306  $  19,394
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Provision (benefit) for deferred taxes..............................................     1,859      (588)    (7,313)
    Depreciation and amortization.......................................................    16,749    17,372     19,162
    Amortization of deferred financing fees.............................................     2,743     3,189      3,146
    Amortization of gain on extinguishment of debt......................................      (816)   (1,300)    (1,191)
    Amortization of debt discount.......................................................        --        --         18
    Common stock of HF Holdings, Inc. issued to management..............................     3,175        --         --
    Write-off of loans to junior management.............................................       452        --         --
    Extraordinary loss on extinguishment of debt........................................     1,948        --      4,610
Changes in operating assets and liabilities, net of acquisition:
    Accounts receivable, net............................................................   (11,625)  (14,097)   (19,968)
    Inventories, net....................................................................   (23,939)  (14,784)    12,231
    Income taxes payable................................................................      (939)      345      5,076
    Other assets, net...................................................................     3,797    (3,098)    (4,162)
    Accounts payable and accrued expenses...............................................    13,287    10,040       (671)
    Other liabilities...................................................................        --        --      4,934
    Interest payable....................................................................       506     2,022      2,272
                                                                                         ---------  --------  ---------
    Net cash provided by operating activities...........................................       541    12,407     37,538
                                                                                         ---------  --------  ---------
Investing activities:
    Purchase of property and equipment..................................................   (12,877)  (16,095)   (11,624)
    Purchase of intangible assets.......................................................    (4,382)   (2,693)    (5,200)
    Receivable from Parent..............................................................    (2,200)       --         --
    Loans to junior management..........................................................      (452)       --         --
    Acquisition, net of cash acquired...................................................        --    (3,997)      (306)
                                                                                         ---------  --------  ---------
    Net cash used in investing activities...............................................   (19,911)  (22,785)   (17,130)
                                                                                         ---------  --------  ---------
Financing activities:
    Borrowings (payments) on revolving credit facility, net.............................  (113,051)   19,497     32,831
    Payments on other long-term debt....................................................      (580)     (376)       (48)
    Proceeds from April 2002 term notes.................................................        --        --     25,000
    Payments on April 2002 term notes...................................................        --        --     (1,250)
    Proceeds from September 1999 term notes.............................................   180,000        --         --
    Payments on September 1999 term notes...............................................    (5,321)   (9,273)  (172,834)
    Payments on old term notes..........................................................   (19,464)       --         --
    Proceeds from 11.25% notes..........................................................        --        --    152,813
    Payments to 12% noteholders.........................................................        --        --    (46,053)
    Payments to 13% noteholders.........................................................   (40,908)       --         --
    Payment of fees-debt portion........................................................   (14,876)   (1,153)    (9,757)
    Cash contribution of capital from Parent............................................    40,000        --         --
    Payment of fees-equity portion......................................................    (4,375)       --         --
                                                                                         ---------  --------  ---------
    Net cash provided by (used in) financing activities.................................    21,425     8,695    (19,298)
                                                                                         ---------  --------  ---------
Effect of exchange rate changes on cash.................................................      (466)     (857)       339
                                                                                         ---------  --------  ---------
Net increase (decrease) in cash.........................................................     1,589    (2,540)     1,449
Cash, beginning of period...............................................................     4,275     5,864      3,324
                                                                                         ---------  --------  ---------
Cash, end of period..................................................................... $   5,864  $  3,324  $   4,773
                                                                                         =========  ========  =========


   The accompanying notes are an integral part of the consolidated financial statements.

                          ICON HEALTH & FITNESS, INC.



                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.  Basis of Presentation and Description of Business



   Basis of Presentation--The consolidated financial statements include the accounts of ICON Health & Fitness, Inc. and its wholly-owned subsidiaries ("the Company"). At May 31, 2002 and 2001, the Company was a wholly-owned subsidiary of HF Holdings, Inc. ("HF Holdings" or the "Parent")



   On July 20, 1999, prior to the September 1999 Restructuring discussed in
Note 8, a new holding company, HF Holdings was formed. HF Holdings was formed through equity investments by current shareholders of IHF Capital, Inc., members of Company management and other investors. Following the September 1999 Restructuring, a wholly-owned subsidiary of HF Holdings merged with the Company, whereupon the Company became a wholly-owned subsidiary of HF Holdings. There was no adjustment to the assets and liabilities of the Company as a result of this transaction.



   Description of Business--The Company is principally involved in the development, manufacturing and distribution of home fitness equipment. The Company's revenues are derived from the sale of various aerobic and anaerobic fitness product lines in domestic and foreign markets. Because product life cycles can be short in the fitness industry, the Company emphasizes new product innovation and product repositioning. The Company primarily sells its products to retailers and, to a limited extent, to end-users through direct response advertising efforts and retail outlets.



2.  Significant Accounting Policies



   Principles of Consolidation--All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.



   Cash--At May 31, 2002, substantially all of the Company's cash is held by two banks located in Chicago and Massachusetts. The Company does not believe that as a result of this concentration it is subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships.



   Inventories--Inventories consist primarily of raw materials (principally parts and supplies) and finished goods, and are valued at the lower of cost or market. Cost is determined using standard costs which approximate the first-in, first-out (FIFO) method.



   Property, Equipment and Tooling--Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets. Tooling is stated at cost and depreciated using the straight-line method over the estimated useful life, approximately three years. Expenditures for renewals and improvements are capitalized, and maintenance and repairs are charged to expense as incurred.


   Intangible Assets--Intangible assets are recorded at cost and are amortized on a straight-line basis over the following estimated useful lives:



                              Goodwill..  5 years
                              Trademarks 20 years
                              Other.....  5 years



   Long-Lived Assets--Long-lived assets are periodically reviewed for impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS 121 requires the assessment of whether there has

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)



been an impairment whenever events or circumstances indicate that the carrying amount of long-lived assets may not be recoverable. The carrying value of a long-lived asset is considered impaired when the anticipated cumulative undiscounted cash flow from that asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset, which is generally based on discounted cash flows. As a result of its review, the Company does not believe that any impairment currently exists related to its long-lived assets.



   Deferred Financing Costs--The Company deferred certain debt issuance costs relating to the establishment of the New 2002 Credit Facilities and the issuance of the 11.25% Notes as part of the April 2002 Refinancing (see Note
9). These costs are capitalized in other long-term assets and are being amortized using the effective interest method. Deferred costs relating to the 13% Notes and existing bank credit agreement were written-off as part of the Restructuring in September of 1999 (see Note 8). Deferred costs relating to the 12% Notes and existing bank credit agreement were written off as part of the April 2002 Refinancing.



   Advertising Costs--The Company expenses the costs of advertising as incurred, except for the cost of direct response advertising, which is capitalized and amortized over its expected period of future benefit, generally twelve months. Direct response advertising costs consist primarily of costs to produce infomercials for the Company's products. At May 31, 2001 and 2002, $1,629,000 and $1,586,000, respectively, of capitalized advertising costs were included in other assets. For the fiscal years ended May 31, 2000, 2001 and 2002, total advertising expense was approximately $9,198,000, $13,011,000 and $17,169,000, respectively.



   Revenue Recognition--The Company recognizes revenue upon the shipment of product to the customer. Allowances are recognized for estimated returns, discounts, advertising programs and warranty costs associated with these sales.



   Concentration of Credit Risk--The primary financial instruments which potentially expose the Company to concentration of credit risk include trade accounts receivable. To minimize this risk, ongoing credit evaluations of customers' financial condition are performed and reserves are maintained; however, collateral is not required. A significant portion of the Company's sales are made to Sears Roebuck ("Sears"). Sears accounted for approximately 40%, 42% and 45% of total sales for the fiscal years ended May 31, 2000, 2001 and 2002, respectively. Accounts receivable from Sears accounted for approximately 42% and 35% of gross accounts receivable at May 31, 2001 and 2002, respectively. The Company is not the exclusive supplier of home fitness equipment to any of its major customers. The loss of, or a substantial decrease in the amount of purchases by, or a write-off of any significant receivable due from, any of its major customers would have a material adverse effect on the Company's business.



   Research and Development Costs--Research and development costs are expensed as incurred. Research and development activities include the design of new products and product enhancements, and are performed by both internal and external sources.



   Income Taxes--The Company accounts for income taxes utilizing the asset and liability method as prescribed by SFAS No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities at currently enacted tax rates. If appropriate, deferred tax assets are reduced by a valuation allowance which reflects expectations of the extent to which such assets will be realized.

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)




   As of May 31, 2002 and 2001, the Company was included as part of the consolidated tax return filed by HF Holdings, Inc. Prior to the September 1999 Restructuring, the Company was included as part of the consolidated tax return filed by IHF Capital, Inc. The income tax provision for the Company has been prepared on a separate company basis.



   Foreign Operations--Assets and liabilities of the Company's European and Canadian subsidiaries are translated into U.S. dollars at the applicable rates of exchange at each period end. The Company's foreign transactions are primarily denominated in Canadian dollars, British pounds, German marks, French francs, Italian lire and Euro and transactions with foreign entities that result in income and expense for the Company are translated at the weighted average rate of exchange during the period. Translation gains and losses are reflected as a separate component of other comprehensive income (loss). Transaction gains and losses are recorded in the consolidated statements of operations and comprehensive income (loss) and were not material in the fiscal years ended May 31, 2000, 2001 and 2002. For the fiscal years ended May 31, 2000, 2001 and 2002, the Company's foreign operations represented less than 11% of the Company's net sales and the effects of exchange rate changes did not have a material impact on the Company's earnings.



   Barter Transaction--Included in other current and other long-term assets at May 31, 2001 and 2002 are barter credits of $2,477,000 and $1,063,000, respectively, which were recorded in connection with a barter agreement the Company entered into during the fiscal year ended May 31, 1997. The Company intends to use these barter credits primarily to purchase certain products from vendors and advertising through August 31, 2003, the expiration date of the barter credits. The total amount of cash required to utilize the credits will range from $1,300,000 to $2,000,000 over the next year.



   Fair Value of Financial Instruments--The following methods and assumptions were used to estimate the fair value disclosures for financial instruments:



   11.25% Notes--based on face value at May 31, 2002, due to timing of issuance.



   12% Notes--estimated by discounting the future cash flows using rates currently offered for borrowings of similar remaining maturities at May 31, 2001.



   Other long-term debt--fair value approximates carrying value since such debt is primarily variable rate debt.



   The carrying amounts and fair values of long-term debt at May 31, 2001 and 2002 were as follows (in thousands):



                                      2001                2002
                               ------------------- -------------------
                               Carrying Estimated  Carrying Estimated
                                Amount  Fair Value  Amount  Fair Value
                               -------- ---------- -------- ----------
          11.25% Notes........ $     --  $     --  $152,831  $152,831
          12% Notes...........   48,614    44,282        --        --
          Other long-term debt  216,059   216,059   103,106   103,106



   Use of Estimates--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the period presented. Actual results could differ from those estimates.

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)




   New Accounting Standards--Effective June 1, 2001, the Company adopted the provisions of Statements of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities." as amended. This statement establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS 133 requires that an entity recognizes all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Because the Company had no open forward exchange contracts at May 31, 2002 and 2001, the adoption of SFAS 133 did not have any effect on the Company's financial position or results of operations.



   In June 2001, the FASB issued SFAS No. 141, "Business Combinations," which provides a comprehensive standard of accounting for business combinations. SFAS 141 is effective for all business combinations after June 30, 2001. In addition, in June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," which requires that amortization of goodwill and certain other intangible assets be replaced with an annual impairment test. SFAS 142 is effective for fiscal years beginning after December 15, 2001. Other than eliminating goodwill amortization effective June 1, 2002, the adoption of SFAS 141 and 142 is not expected to have a material effect on the Company's financial position or results of operations.



   In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. SFAS 143 is effective for fiscal years beginning after June 15, 2002. The Company has not yet determined whether SFAS 143 will have a material effect on its financial position or results of operations.



   In August 2001, the FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets" which supercedes SFAS No. 121 and requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. SFAS 144 broadens the presentation of discontinued operations to include more disposal transactions. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The adoption of SFAS 144 is not expected to have a material effect on the Company's financial position or results of operations.



   In April 2002, the FASB issued SFAS No. 145, "Rescission of FAS Nos. 4, 44 and 64, Amendment of FAS 13 and Technical Corrections as of April 2002", which rescinds SFAS Nos. 4, 44 and 64 and amends other existing authoritative pronouncements to make various technical corrections, clarify meaning, or describe their applicability under changed conditions. SFAS 145 is effective for fiscal years beginning after May 15, 2002 and will require the modification of prior financial statements to reclassify the 2002 and 2000 losses on debt extinguishment from extraordinary to income from continuing operations.



   In November of 2001, the Emerging Issues Task Force issued EITF 01-09, "Accounting for Consideration Given by a Vendor to a Customer". EITF 01-09 provides guidance on the accounting treatment of various types of consideration given by a vendor to a customer. The Company will adopt EITF 01-9 effective June 1, 2002. If the Company had adopted EITF 01-09 for the fiscal years ended May 31, 2000, 2001 and 2002, net sales would have been reduced by approximately $20,200,000, $23,500,000 and $24,600,000, respectively, with a corresponding reduction of selling, general and administrative expenses. This change will have no effect on income from operations or net income (loss).



   Reclassifications--Certain balances of the prior years have been reclassified to conform to the current year's presentation. These reclassifications had no effect on net income (loss) or total assets.

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)




3.  Accounts Receivable



   Accounts receivable, net, consist of the following (table in thousands):



                                                                                   May 31,
                                                                             ------------------
                                                                               2001      2002
                                                                             --------  --------
Trade accounts receivable................................................... $149,698  $161,117
Less allowance for doubtful accounts, advertising discounts and credit memos   (6,752)   (7,939)
                                                                             --------  --------
                                                                             $142,946  $153,178
                                                                             ========  ========



4.  Inventories



   Inventories, net, consist of the following (table in thousands):



                                                           May 31,
                                                      -----------------
                                                        2001     2002
                                                      -------- --------
        Raw materials, principally parts and supplies $ 62,666 $ 60,136
        Finished goods...............................   83,318   73,617
                                                      -------- --------
                                                      $145,984 $133,753
                                                      ======== ========



   Inventories are net of allowances (primarily for finished goods) of $3,185,000 and $3,275,000 at May 31, 2001 and 2002, respectively. These allowances are established based on management's estimates of inventory held at fiscal year end that is potentially obsolete or for which its market value is below cost.



5.  Property and Equipment



   Property and equipment, net, consist of the following (table in thousands):



                                                          May 31,
                                        Estimated   ------------------
                                       Useful Lives   2001      2002
                                       ------------ --------  --------
                                         (Years)
         Land.........................         --   $  1,472  $  1,472
         Building and improvements....   up to 31     20,513    21,174
         Equipment and tooling........        3-7     70,620    73,304
                                                    --------  --------
                                                      92,605    95,950
         Less accumulated depreciation               (45,847)  (50,965)
                                                    --------  --------
                                                    $ 46,758  $ 44,985
                                                    ========  ========



   For the fiscal years ended May 31, 2000, 2001 and 2002, the Company recorded depreciation expense of $14,223,000, $13,619,000 and $13,398,000, respectively.

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)




6.  Intangible Assets



   Intangible assets, net, consist of the following (table in thousands):



                                                   May 31,
                                             ------------------
                                               2001      2002
                                             --------  --------
               Goodwill..................... $ 11,973  $ 12,279
               Trademarks...................   23,227    23,227
               Other........................    6,071    10,813
                                             --------  --------
                                               41,271    46,319
               Less accumulated amortization  (10,754)  (16,118)
                                             --------  --------
                                             $ 30,517  $ 30,201
                                             ========  ========



7.  Other Assets



   Other assets, net, consist of the following (table in thousands):



                                                   May 31,
                                               ---------------
                                                2001    2002
                                               ------- -------
                 Deferred financing costs, net $11,333 $ 9,142
                 Long-term receivables, net...     626  10,362
                 Other........................   1,288   1,264
                                               ------- -------
                                               $13,247 $20,768
                                               ======= =======



   At May 31, 2001 and 2002, capitalized deferred financing costs are net of accumulated amortization of $5,856,000 and $171,000, respectively.



   Long-term receivables consist of receivables whose collection is not considered to be current because the customer is in bankruptcy and whose carrying values have been written down to net realizable value. At May 31, 2001 and 2002, long-term receivables are net of an allowance for doubtful accounts of $0 and $2,434,000, respectively.



8.  September 1999 Restructuring



   To provide ongoing funding for the Company's operations and debt repayment requirements, on September 27, 1999, the Company consummated a troubled debt restructuring of its capital structure (the "September 1999 Restructuring") and refinanced its existing bank credit facility.



   As part of the September 1999 Restructuring, the Company consummated an exchange offer (the "Exchange Offer") for all of its outstanding 13% Senior Subordinated Notes ("13% Notes"). Significant components of the Exchange Offer were as follows:



   The 13% noteholders received:



    i. $39,408,000 in cash,



   ii. $44,282,000 in new 12% Subordinated Notes ("12% Notes") of the Company issued in connection with the Exchange Offer,

                          ICON HEALTH & FITNESS, INC.

  iii. $10,086,000 payment for accrued interest, and



   iv. warrants to purchase 423,939 shares of HF Holdings common stock for a nominal exercise price which were valued at $2,192,000 and rights to purchase an aggregate of 343,336 shares of HF Holdings common stock at a purchase price of $5.83 per share, or an aggregate purchase price of $2,000,000, which were assigned no value.



   In connection with the Exchange Offer, the indentures governing the 13% Notes were amended to eliminate most of the related restrictive covenant provisions of the 13% Notes.



   No gain was realized on the extinguishment of the 13% Notes. Unamortized deferred financing fees of $6,346,000 related to the 13% Notes were reflected as a component of the adjustment to establish the carrying value of the 12% Notes.



9.  Long-Term Debt



   Long-term debt consists of the following (table in thousands):



                                                                                  May 31,
                                                                            ------------------
                                                                              2001      2002
                                                                            --------  --------
Old 1999 Revolving Credit Facility......................................... $ 46,478  $     --
2002 Revolver..............................................................             79,312
2002 Term Loan.............................................................             23,750
Term Loan A................................................................   23,182        --
Term Loan B................................................................   78,075        --
Term Loan C................................................................   58,482        --
Intellectual Property Loan.................................................    9,750        --
12% Subordinated Notes, face amount $44,282, including unamortized net gain
  of $4,332 at May 31, 2001................................................   48,614        --
11.25% Senior Subordinated Notes, face amount $155,000 including
  unamortized discount of $2,169 at May 31, 2002...........................       --   152,831
Other......................................................................       92        44
                                                                            --------  --------
                                                                             264,673   255,937
   Less current portion....................................................  (11,346)   (5,044)
                                                                            --------  --------
       Total long-term debt................................................ $253,327  $250,893
                                                                            ========  ========



  April 2002 Refinancing



   In April 2002, the Company entered into new credit facilities and issued new 11.25% senior subordinated notes ("April 2002 Refinancing"). The Company used the net proceeds of the 11.25% Notes and the New 2002 Credit Facilities to repay all outstanding indebtedness under the existing credit agreement, to redeem in full all of the outstanding 12% subordinated notes due 2005, to pay accrued interest and premiums thereon, and pay certain transaction fees and expenses.



  New Credit Facilities



   In connection with the April 2002 Refinancing, the Company entered into new credit facilities (the "New 2002 Credit Facilities") of $235 million with a syndicate of banks and financial services companies.

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)




   The New 2002 Credit Facilities include a $210 million revolving credit line (the "2002 Revolver"), which includes a letter of credit sub-facility of up to $10 million and a swing line sub-facility of up to $10 million. The term is five years. Borrowing availability is limited to certain percentages of qualified assets as specified in the agreement. The letter of credit margin of 2% and an unused facility fee of .50% per annum of the average unused daily balance of the 2002 Revolver is due monthly.



   In addition, the New 2002 Credit Facilities include a $25 million Term Loan ("2002 Term Loan") with a 58-month term. The 2002 Term Loan amortizes quarterly at a rate of $1,250,000. At the Company's option, the 2002 Revolver and 2002 Term Loan bear interest at either (a) a floating rate equal to the Index Rate plus the applicable margin of 1.25% and 1.75%, respectively, or (b) a floating rate equal to the LIBOR rate plus the applicable margin of 2.625% and 3.125%, respectively. If the 2002 Revolver is terminated, the 2002 Term Loan will immediately be due and payable in full. If the 2002 Revolver is terminated or if the 2002 Term Loan is prepaid, certain prepayment premiums will apply.



   All loans under the New 2002 Credit Facilities are collateralized by a first priority security interest in all of the existing and subsequently acquired assets of the Company and its domestic and Canadian subsidiaries, subject to specified exceptions, and a pledge of 65% of the stock of the Company's first-tier foreign subsidiaries. All loans are cross-collateralized and contain cross default provisions.



   All of the outstanding common stock of the Company, owned by HF Holdings, has been pledged to the lenders under the New 2002 Credit Facilities. If the Company was to default under these New 2002 Credit Facilities, the lenders would foreclose on the pledge and take control of the Company.



   The new credit agreement contains a number of restrictive covenants that, among other things, limit or restrict the Company's and its subsidiaries' ability to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness, make restricted payments, create liens, make equity or debt investments, make certain acquisitions, modify terms of the indenture, engage in mergers or consolidations, enter into operating leases or engage in transactions with affiliates. In addition, the Company is expected to comply with various financial ratios and tests, including a maximum capital expenditures test, minimum debt service coverage ratio, minimum EBITDA, maximum senior leverage ratio and minimum revenue. At May 31, 2002, the Company was in compliance with all of its debt covenants.



  11.25% Senior Subordinated Notes



   The new 11.25% Notes are due April 2012. The 11.25% Notes were issued with a face principal amount of $155 million at a price of 98.589%. Interest is due January 1 and July 1 of each year, beginning on July 1, 2002. The 11.25% Notes are redeemable for a premium of between 1% and 5.625% anytime after April 2007, as outlined in the indenture. Up to 35% of the 11.25% Notes can be redeemed prior to April 1, 2005 at an 11.25% premium. The 11.25% Notes are guaranteed on an unsecured, senior subordinated basis by the Company's existing and future Domestic Subsidiaries.



   The 11.25% Notes contain certain restrictive covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional debt, pay dividends or make other distributions, make investments, dispose of assets, issue capital stock of subsidiaries, enter into mergers or consolidations or sell all, or substantially all, of their assets.

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)




   The table below reflects the scheduled principal payment terms of the Company's long-term debt (table in thousands):



                          Year ending May 31,
                          -------------------
                              2003........... $  5,044
                              2004...........    5,000
                              2005...........    5,000
                              2006...........    5,000
                              2007...........   83,062
                              Thereafter.....  152,831
                                              --------
                                              $255,937
                                              ========



  Old Credit Facilities



   In connection with the September 1999 Restructuring, the Company entered into new credit facilities (the "Old 1999 Credit Facilities") of $300 million with a syndicate of banks and financial services companies. The Old 1999 Credit Facilities consisted of a $120 million revolving credit facility, a $30 million term loan ("Term Loan A"), an $80 million term loan ("Term Loan B"), a $55 million term loan ("Term Loan C"), and a $15 million term loan ("Intellectual Property Loan").



   At the Company's option, all loans bore interest at either (a) a floating rate equal to the "index rate" plus an applicable margin of between 1.5% and 5.5% or (b) a fixed rate for periods of one, two, three or six months equal to an interest rate based on the LIBOR rate plus an applicable margin of between 3% and 7%. The index rate was a floating rate equal to the higher of (i) the rate quoted by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" and (ii) the federal funds rate plus 0.5%. In addition, the Term Loan C accrued additional interest at 5% per annum which was added to the loan principal quarterly.



  12% Subordinated Notes



   The 12% Subordinated Notes were due September 2005 and were guaranteed by each of the Company's Domestic Subsidiaries (Note 17). The 12% Notes were redeemable at any time for a premium of 1%-4%, as outlined in the indenture. The Company was paying a rate of 13.5% on the 12% Notes until the notes were registered pursuant to an effective registration statement under the Securities Act of 1933. The notes were not registered prior to their redemption



   For the fiscal year ended May 31, 2002, an extraordinary loss of approximately $7.4 million ($4.6 million net of income tax benefit) was recorded on the extinguishment of the existing credit facilities and the 12% Notes.



   For the fiscal year ended May 31, 2000, an extraordinary loss of approximately $3.2 million ($1.9 million net of income tax benefit) was recorded on the extinguishment of the Company's existing senior credit facilities and the remaining 13% Notes.



10.  Stockholder's Equity



   The Company has 3,000 shares of $.01 par value common stock authorized, and 1,000 shares issued and outstanding.

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)




   Subsequent to the September 1999 Restructuring, the Company established a new junior management stock option plan (the "Plan") and issued 333,300 options to purchase common stock of HF Holdings with an exercise price of $5.83 to members of the Plan. These options have a ten-year life, 25% vest immediately and the balance vests in 25% increments on each anniversary of the grant date. The following table summarizes activity under the Plan for the fiscal years ended May 31, 2000, 2001 and 2002:



                                        May 31, 2000      May 31, 2001      May 31, 2002
                                      ----------------- ----------------- -----------------
                                               Weighted          Weighted          Weighted
                                               Average           Average           Average
                                               Exercise          Exercise          Exercise
                                       Shares   Price    Shares   Price    Shares   Price
                                      -------- -------- -------- -------- -------- --------
Outstanding at beginning of year.....       --     --    333,300  $5.83    333,300  $5.83
Granted..............................  333,300  $5.83         --     --         --     --
Expired..............................       --     --         --     --         --     --
Exercised............................       --     --         --     --         --     --
Forfeited............................       --     --         --     --         --     --
                                      --------          --------          --------
Outstanding at end of year...........  333,300  $5.83    333,300  $5.83    333,300  $5.83
                                      ========          ========          ========
Options exercisable at end of year...   83,325           166,650           249,975
                                      ========          ========          ========
Weighted average fair market value of
  options granted during year........ $   1.51          $     --          $     --
                                      ========          ========          ========



   The following table summarizes information about stock options outstanding at May 31, 2002:



            Options Outstanding                        Options Exercisable
------------------------------------------- -----------------------------------------
                               Weighted
                                Average
                               Remaining       Weighted                   Weighted
   Range of       Number      Contractual      Average       Number       Average
Exercise Prices Outstanding Life (in years) Exercise Price Exercisable Exercise Price
--------------- ----------- --------------- -------------- ----------- --------------
     $5.83        333,300         7.3           $5.83        249,975       $5.83



   No compensation expense has been recognized for these options. Had the compensation expense associated with these options been determined based on the fair value of such options on the respective grant dates, the Company's pro forma net income (loss) would have been as indicated below (table in thousands):



                                     -------  ------- -------
                                       2000    2001    2002
                                     -------  ------- -------
                  Net income (loss):
                  As reported....... $(6,656) $13,306 $19,394
                  Pro forma.........  (6,865)  13,173  19,261



   The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) risk-free interest rate of 6.00%; (2) expected life of five years; (3) dividend yield of zero; and (4) a volatility of zero.

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)




11.  Income Taxes



   The provision for (benefit from) income taxes consists of the following (table in thousands):



                                                              Year ended May 31,
                                                          --------------------------
                                                            2000     2001     2002
                                                          -------  -------  --------
Current:
   Federal............................................... $   412  $ 2,720  $ 10,178
   State.................................................      77      233       872
   Foreign...............................................   1,280    1,118     2,293
                                                          -------  -------  --------
       Total current.....................................   1,769    4,071    13,343
                                                          -------  -------  --------
Deferred:
   Federal...............................................   1,503   (1,041)   (9,720)
   State.................................................     218      (90)     (833)
   Foreign...............................................     423      543       415
                                                          -------  -------  --------
       Total deferred....................................   2,144     (588)  (10,138)
                                                          -------  -------  --------
Provision for income taxes before extraordinary loss.....   3,913    3,483     3,205
Benefit from extraordinary loss on extinguishment of debt  (1,244)      --    (2,825)
                                                          -------  -------  --------
Total provision for income taxes......................... $ 2,669  $ 3,483  $    380
                                                          =======  =======  ========



   The components of the Company's income (loss) before income taxes and extraordinary item are as follows (table in thousands):



                                                            Year ended May 31,
                                                         ------------------------
                                                           2000    2001     2002
                                                         -------  ------- -------
Domestic................................................ $(6,452) $14,964 $17,017
Foreign.................................................   2,465    1,825   2,757
                                                         -------  ------- -------
                                                         $(3,987) $16,789 $19,774
                                                         =======  ======= =======
Income (loss) before income taxes and extraordinary item $  (795) $16,789 $27,209
Pre-tax extraordinary loss..............................  (3,192)      --  (7,435)
                                                         -------  ------- -------
                                                         $(3,987) $16,789 $19,774
                                                         =======  ======= =======

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)




   The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before taxes as follows:



                                                                        Year ended May 31,
                                                                        -----------------
                                                                        2000   2001  2002
                                                                        ----   ----  ----
Statutory federal income tax rate...................................... (35)%   35%   35%
State tax provision (benefit)..........................................  (2)     3     3
Losses for which no benefit has been recognized........................  40     --    --
Benefit from net operating loss related to September 1999 Restructuring  --    (17)   --
Benefit from Internal Revenue Service adjustment.......................  --     --   (59)
Foreign income taxes...................................................  --      9    25
Foreign tax credit.....................................................  --     (1)   (9)
Other..................................................................  15     (8)    7
Change in valuation allowance..........................................  49     --    --
                                                                        ---    ---   ---
Provision for income taxes.............................................  67%    21%    2%
                                                                        ===    ===   ===



      As of May 31, 2001 and 2002, the Company recorded gross deferred tax assets and gross deferred tax liabilities as follows (table in thousands):



                                                    May 31,
                                               ----------------
                                                 2001     2002
                                               -------  -------
                Gross deferred tax assets..... $19,741  $28,959
                Gross deferred tax liabilities  (5,239)  (3,824)
                                               -------  -------
                                                14,502   25,135
                Valuation allowance...........  (7,620)  (8,244)
                                               -------  -------
                                               $ 6,882  $16,891
                                               =======  =======



   As of May 31, 2001 and 2002, net deferred tax assets consist of the following (table in thousands):



                                                           May 31,
                                                      ----------------
                                                        2001     2002
                                                      -------  -------
         Foreign net operating loss carryforwards.... $ 7,620  $ 8,244
         Expenses capitalized for income tax purposes      --   11,332
         Property and equipment......................  (2,364)  (2,044)
         Reserves and allowances.....................   4,637    4,478
         Uniform capitalization of inventory.........     647      728
         Restructuring gain..........................   2,944       --
         Other, net..................................   1,018    2,397
                                                      -------  -------
                                                       14,502   25,135
         Valuation allowance.........................  (7,620)  (8,244)
                                                      -------  -------
         Net deferred tax asset...................... $ 6,882  $16,891
                                                      =======  =======

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)




   In February 2002, the Internal Revenue Service ("IRS") completed an examination of the Company's taxable years ended May 31, 1997, 1996 and 1995. As a result of this examination, approximately $35.0 million of previously deducted expenses were capitalized and will be amortized over the next fifteen years. These adjustments created a long-term deferred tax asset of approximately $11.5 million. Because of the nature of the audit, the final examination report must be reviewed and approved by the Congressional Joint Committee. The Company does not anticipate that any changes to the final examination report will be made as a result of this review.



   During fiscal year ended May 31, 2002, the valuation allowance increased by $624,000 due to additional foreign net operating loss carryforwards that may not be utilized in future years. During the fiscal year ended May 31, 2001, the valuation allowance decreased by $16,466,000 due to the elimination of net operating loss carryforwards that would provide no future benefit to the Company. During the fiscal year ended May 31, 2000, the valuation allowance increased by $6,456,000, primarily as a result of the increase in the net operating loss carryforwards that may not be realized.



   Management believes that it is more likely than not that the Company will generate sufficient future taxable income to realize the balance of the net deferred tax asset at May 31, 2002. However, there can be no assurance that the Company will generate any specific level of taxable income or that it will be able to realize any of the remaining deferred tax assets in future periods. If the Company were unable to generate sufficient taxable income in the future, an additional valuation allowance against this deferred tax asset would result in a charge to earnings.



   During the fiscal year ended May 31, 2001, the Company utilized approximately $9.5 million in net operating loss carryforwards generated during the period from September 1999 to May 2000.



   During the fiscal year ended May 31, 2000, the Company did not realize any income tax benefit from federal and state net operating loss carryforwards.



   At May 31, 2002, the Company had approximately $21.1 million of foreign net operating loss carryforwards which may be carried forward indefinitely. The Company has provided a full valuation allowance against the deferred tax asset related to these carryforwards.



12.  Supplemental Disclosures of Cash Flow Information



                                                        Year Ended May 31,
                                                      -----------------------
                                                       2000    2001    2002
                                                      ------- ------- -------
  Cash paid during the year for (table in thousands):
     Interest........................................ $34,121 $34,063 $27,222
     Income taxes, net...............................   3,688   6,131   8,221



  Non-cash investing and financing activities:



   During the fiscal years ended May 31, 2001 and 2000, the Company added interest of $2.9 million and $1.2 million, respectively, to long-term debt principal.



   During the fiscal year ended May 31, 2000, the Company exchanged the 13% Notes for 12% Notes (Notes 8); issued warrants to the holders of 13% Notes (Note 8); and canceled loans to officers (Note 14).

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)




13.  Commitments and Contingencies



   Leases--The Company has noncancellable operating leases, primarily for warehouse and production facilities and computer and production equipment, that expire over the next five years. These leases generally contain renewal options for periods ranging from three to five years and require the Company to pay all executory costs such as maintenance and insurance. Future minimum payments under noncancellable operating leases consist of the following (table in thousands):



                          Year ending May 31,
                          -------------------
                              2003........... $12,891
                              2004...........  11,356
                              2005...........   8,866
                              2006...........   3,474
                              2007...........   1,086
                              Thereafter.....   2,233
                                              -------
                                              $39,906
                                              =======



   Rental expense under noncancellable operating leases was approximately $13,960,000, $15,282,000 and $15,060,000 for the fiscal years ended May 31,
2000, 2001 and 2002, respectively.



   Environmental Issues--The Company's operations are subject to federal, state and local health, safety and environmental laws and regulations that impose workplace standards and limitations on the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of materials, substances and wastes. At this time, the Company is unaware of any environmental, health or safety violations.



   Product Liability--Due to the nature of the Company's products, the Company is subject to product liability claims involving personal injuries allegedly related to the Company's products. The Company currently carries an occurrence-based product liability insurance policy. The current policy provides coverage for the period from October 25, 2001 to October 1, 2002 of up to $5.0 million per occurrence and $5.0 million in the aggregate. The policy has a deductible on each claim of up to $500,000. The Company believes that its insurance is generally adequate to cover product liability claims. Nevertheless, currently pending claims and any future claims are subject to the uncertainties related to litigation, and the ultimate outcome of any such proceedings or claims cannot be predicted. Due to uncertainty with respect to the nature and extent of manufacturers' and distributors' liability for personal injuries, the Company cannot guarantee that its product liability insurance is or will be adequate to cover such claims.



   Product Recall--In January 2002, the Company notified the Consumer Product Safety Commission that it would be recalling and remediating a defect in the Hikers product. To date, the Company has not received any reports of injuries. The Company does not believe that this recall will have a material effect on its financial position or results of operations.



   Other Litigation--The Company is party to a variety of non-product liability commercial lawsuits involving contract claims. The Company believes that adverse resolution of these lawsuits would not have a material adverse effect upon its results of operations or financial position.

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)




   In December 2001, a claim was made against the Company alleging the Company received $1.7 million of preferential transfers in connection with the 1999 Service Merchandise bankruptcy proceedings. The proposed claim is currently being vigorously defended by the Company's counsel. At this time, the Company and its counsel are unable to determine the likelihood of an unfavorable outcome or the amount or range of potential recovery or loss.



   The Company has received a proposed assessment from United States Customs Service for approximately $1.3 million with respect to a series of issues regarding compliance with the North American Free Trade Agreement ("NAFTA"). The Company believes it has complied with NAFTA. The proposed assessment is currently being vigorously defended by the Company's counsel. The Company does not believe the outcome will have a material adverse effect upon the Company's results of operations or financial position.



   The Company is also involved in several intellectual property and patent infringement claims, arising in the ordinary course of its business. The Company believes that the ultimate outcome of these matters will not have a material adverse effect upon its results of operations or financial position.



   Warranty--The Company warrants its products against defects in materials and workmanship for a period of 90 days after sale to the end-user.



   As of May 31, 2001 and 2002, the Company had an accrual for warranty costs on products sold of approximately $2,557,000 and $1,290,000, respectively, included in accrued expenses.



   Retirement Plans--All employees who have met minimum age and service requirements are eligible to participate in the 401(k) savings plan. Company contributions to the plan for the fiscal years ended May 31, 2000, 2001, and 2002 were $512,000, $540,000 and $610,000, respectively.



   In September 2001, the Company established a nonqualified deferred compensation plan that permits certain employees to annually elect to defer a portion of their compensation for their retirement. The amount of compensation deferred and related investment earnings have been placed in an irrevocable rabbi trust and recorded within other assets in the Company's consolidated balance sheet, as this trust will be available to the Company's general creditors in the event of insolvency. An offsetting deferred compensation liability, which equals the total value of the trust at May 31, 2002 of $1,238,000, reflects amounts due to employees who contributed to the plan. The Company's contributions to the deferred compensation plan were $120,000 in the fiscal year ended May 31, 2002.



   Employment Agreements--On September 27, 1999, the Company entered into new three-year employment agreements with two senior officers. The employment agreements provide for the continued employment of the Chairman and Chief Executive Officer with a base salary of $525,000 and the President and Chief Operating Officer with a base salary of $475,000.



   The Company may terminate each executive's employment (1) for cause as provided in each agreement, (2) upon six months' disability, or (3) without cause. Each executive may similarly terminate his employment immediately for cause as provided in his employment agreement, upon three months notice to perform full-time church service or for any reason upon six months' notice.



   The employment agreements prohibit the executives from engaging in outside business activity during the term, subject to certain exceptions. The employment agreements provide for customary confidentiality obligations and, in addition, a non-competition obligation for a period of four years following termination (two

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)



years if the executive quits with cause or without cause or is terminated without cause, except that the Company may, at the Company's option, extend such period for up to two additional years by paying the executive his salary and bonus during the extended period).



14.  Related Party Transactions



  Management Fees



   The Company has an agreement with major stockholders of HF Holdings who provide management and advisory services to the Company. Total annual fees due under this agreement are $800,000 for the fiscal years ended May 31, 2000, 2001, and 2002. The Company recorded management fee expense of $800,000 each year. In addition, the Company paid a fee of $3,500,000 upon closing of the September 1999 Restructuring to certain major stockholders of HF Holdings. In addition, if the Company enters into any acquisition transaction involving at least $10 million, the Company must pay a fee of approximately 1% of the gross purchase price, including liabilities assumed, of the transaction to these stockholders.



  Airplane Lease



   In June 1996, the Company entered into an agreement with FG Aviation, Inc. ("FG"), a company which is jointly owned by officers of the Company, whereby the Company has committed to lease an airplane from FG. Minimum rentals under the lease, which expires in May 2005, are $56,610 per month. On February 8, 2002, the Company entered into a new agreement with FG, whereby the Company terminated the original airplane lease and committed to lease a new airplane from FG. Minimum lease rentals under the lease, which expires February 2009, are $120,000 per month. The Company is responsible for scheduled maintenance and fuel costs; however, these costs reduce the monthly rental. In addition, the Company is responsible for payment of the aircraft crew and any unscheduled maintenance of the aircraft. In connection with its airplane lease commitments, the Company recorded $938,000, $903,000 and $695,000 of rental expense for the fiscal years ended May 31, 2000, 2001 and 2002, respectively. In addition, in February 2002, the Company advanced $280,000 to FG as a security deposit on the aircraft lease.



  Receivables from Officers and Parent



   In connection with the purchase of stock in 1994, the Company accepted as partial payment, notes bearing interest at a per annum rate of 7.5% in the amount of $656,000 from officers. During the fiscal year ended May 31, 2000, as a result of the September 1999 Restructuring, the Company canceled these notes. The stock collateralizing such loans was delivered back to the Company.



   As part of the September 1999 Restructuring, HF Holdings loaned to senior management an aggregate of $2.2 million against non-recourse notes with a maturity of 10 years. HF Holdings used funds advanced from the Company to make the loans. The notes bear interest at a rate equal to that of the New Credit Facilities, payable in cash until the first date as of which the cumulative net taxable income of the Company arising on or after the date of consummation of the September 1999 Restructuring exceeds $0. As of May 31, 2002 and 2001, these notes are non-interest bearing. The notes may be accelerated upon specified defaults and liquidity events, and are collaterized by shares of HF Holdings common stock. In addition, as part of the September 1999 Restructuring, the Company made loans in the aggregate amount of $452,000 to certain members of junior management. Such loans were forgiven (both as to principal and interest) as of May 31, 2000.

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)



  Management Equity Grant



   In connection with the September 1999 Restructuring, HF Holdings granted two members of senior management 666,700 shares of HF Holdings common stock at no cost. The Company recognized a compensation charge and contribution of capital of $3,175,000, the estimated fair value assigned to this common stock grant.



15.  Acquisition of Business



   On December 20, 2000, the Company acquired certain assets of a corporation. The aggregate purchase price was $4,000,000, less cash acquired of $3,438. The acquisition was accounted for under the purchase method of accounting.



   The costs of the acquisition have been allocated on the basis of the estimated fair market value of the assets acquired and the liabilities assumed as reflected in the following table (in thousands). The results of the operations of the acquired business have been included in the accompanying financial statements since the date of acquisition. The acquired corporation's historical revenue and net income for the period preceding the acquisition date is not significant to the Company.



                 Fair value of assets acquired:
                    Trade accounts receivable......... $   756
                    Inventories.......................     835
                    Property and equipment............     429
                    Goodwill..........................   4,430
                    Other.............................      32
                                                       -------
                        Total assets acquired.........   6,482
                 Liabilities assumed:
                    Accounts payable..................  (2,320)
                    Other.............................    (100)
                    Note payable......................     (65)
                                                       -------
                        Total liabilities assumed.....  (2,485)
                                                       -------
                 Cash paid for acquisition............ $ 3,997
                                                       =======



   As a result of a contingent purchase price agreement, the Company paid $306,000 of additional costs during the fiscal year ended May 31, 2002, which were classified as goodwill.



16.  Geographic Segment Information



   Based on the Company's method of internal reporting, the Company operates and reports as a single industry segment, which is, development, manufacturing and distribution of home fitness equipment.

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)




   Revenue and long-lived asset information by geographic area as of and for the fiscal years ended May 31 is as follows (table in thousands):



                                                               Long-lived assets
                          Revenues for the years ended May 31, (net) as of May 31,
                          ------------------------------------ -------------------
                            2000         2001        2002       2001      2002
                            --------    --------    --------    -------   -------
            United States $671,550     $748,301    $814,196    $43,407   $41,650
            Foreign......   61,472       72,195      81,883      3,351     3,335
                            --------    --------    --------    -------   -------
               Total..... $733,022     $820,496    $896,079    $46,758   $44,985
                            ========    ========    ========    =======   =======



   Foreign revenue is based on the country in which the sales originate (i.e., where the legal subsidiary is domiciled). Revenue from no single foreign country was material to the consolidated revenues of the Company.




17.  Consolidating Condensed Financial Statements



   The Company's subsidiaries Jumpking, Inc., 510152 N.B. Ltd., Universal Technical Services, Inc., ICON International Holdings, Inc., NordicTrack, Inc. and Free Motion Fitness, Inc. ("Subsidiary Guarantors") have fully and unconditionally guaranteed on a joint and several basis, the obligation to pay principal and interest with respect to the 11.25% Notes. A significant portion of the Company's operating income and cash flow is generated by its subsidiaries. As a result, funds necessary to meet the Company's debt service obligations are provided in part by distributions or advances from its subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of the Company's subsidiaries, could limit the Company's ability to obtain cash from its subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on the 11.25% Notes. Although holders of the 11.25% Notes will be direct creditors of the Company's principal direct subsidiaries by virtue of the guarantees, the Company has indirect subsidiaries located primarily in Europe ("Non-Guarantor Subsidiaries") that are not included among the Guarantor Subsidiaries, and such subsidiaries will not be obligated with respect to the 11.25% Notes. As a result, the claims of creditors of the Non-Guarantor Subsidiaries will effectively have priority with respect to the assets and earnings of such companies over the claims of creditors of the Company, including the holders of the 11.25% Notes.



   The following supplemental consolidating condensed financial statements are presented (in thousands):



    1. Consolidating condensed balance sheets as of May 31, 2001 and 2002 and consolidating condensed statements of operations and cash flows for each of the years in the three year period ended May 31, 2002.



    2. The Company's combined Subsidiary Guarantors and combined Non-Guarantor subsidiaries with their investments in subsidiaries accounted for using the equity method.



    3. Elimination entries necessary to consolidate the Company and all of its subsidiaries.

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)



              Supplemental Consolidating Condensed Balance Sheet



                                                                      May 31, 2001
                                           -----------------------------------------------------------------
                                               ICON        Combined     Combined
                                             Health &     Guarantor   Non-Guarantor
                                           Fitness, Inc. Subsidiaries Subsidiaries  Eliminations Consolidated
                                           ------------- ------------ ------------- ------------ ------------
                  ASSETS
Current assets:
   Cash...................................   $   1,615     $   613      $  1,096     $      --    $   3,324
   Accounts receivable, net...............     110,586      33,543        11,156       (12,339)     142,946
   Inventories, net.......................     103,903      35,584         6,949          (452)     145,984
   Deferred income taxes..................       4,714         344            --            --        5,058
   Other current assets...................      11,394       3,110         1,342            --       15,846
                                             ---------     -------      --------     ---------    ---------
Total current assets......................     232,212      73,194        20,543       (12,791)     313,158
                                             ---------     -------      --------     ---------    ---------
Property and equipment, net...............      39,934       6,230           594            --       46,758
Receivable from affiliates................      73,872       6,314            --       (80,186)          --
Intangible assets, net....................      25,093       5,424            --            --       30,517
Deferred income taxes.....................       1,625         199            --            --        1,824
Investment in subsidiaries................      44,909          --            --       (44,909)          --
Other assets, net.........................       7,872       4,061         1,314            --       13,247
                                             ---------     -------      --------     ---------    ---------
Total Assets..............................   $ 425,517     $95,422      $ 22,451     $(137,886)   $ 405,504
                                             =========     =======      ========     =========    =========
      LIABILITIES AND STOCKHOLDER'S
             EQUITY (DEFICIT)
Current liabilities:
   Current portion of long-term debt......   $  11,255     $    91      $     --     $      --    $  11,346
   Accounts payable.......................      92,423      21,788        18,283       (12,339)     120,155
   Accrued expenses.......................      20,434       1,557         1,735            --       23,726
   Income taxes payable...................          --          --           345            --          345
                                             ---------     -------      --------     ---------    ---------
Total current liabilities.................     124,112      23,436        20,363       (12,339)     155,572
                                             ---------     -------      --------     ---------    ---------
Long-term debt............................     253,326           1            --            --      253,327
                                             ---------     -------      --------     ---------    ---------
Payable to affiliates.....................      29,337      31,778        19,071       (80,186)          --
Stockholder's equity (deficit):
   Common stock and additional paid-in
     capital..............................     232,484      11,099         5,481       (44,909)     204,155
   Receivable from Parent.................      (2,200)         --            --            --       (2,200)
   Accumulated deficit....................    (211,522)     30,422       (21,783)         (452)    (203,335)
   Accumulated other comprehensive loss...         (20)     (1,314)         (681)           --       (2,015)
                                             ---------     -------      --------     ---------    ---------
Total stockholder's equity (deficit)......      18,742      40,207       (16,983)      (45,361)      (3,395)
                                             ---------     -------      --------     ---------    ---------
Total Liabilities and Stockholder's Equity
  (Deficit)...............................   $ 425,517     $95,422      $ 22,451     $(137,886)   $ 405,504
                                             =========     =======      ========     =========    =========

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)



              Supplemental Consolidating Condensed Balance Sheet



                                                                      May 31, 2002
                                           -----------------------------------------------------------------
                                               ICON        Combined     Combined
                                             Health &     Guarantor   Non-Guarantor
                                           Fitness, Inc. Subsidiaries Subsidiaries  Eliminations Consolidated
                                           ------------- ------------ ------------- ------------ ------------
                  ASSETS
Current assets:
   Cash...................................   $     327     $  1,448     $  2,998     $      --    $   4,773
   Accounts receivable, net...............     104,553       54,071       11,249       (16,695)     153,178
   Inventories, net.......................      82,558       45,657        5,847          (309)     133,753
   Deferred income taxes..................       4,591          214            2            --        4,807
   Other current assets...................       8,472        8,457        1,746            --       18,675
                                             ---------     --------     --------     ---------    ---------
Total current assets......................     200,501      109,847       21,842       (17,004)     315,186
                                             ---------     --------     --------     ---------    ---------
Property and equipment, net...............      34,031       10,101          853            --       44,985
Receivable from affiliates................      81,636       16,361           --       (97,997)          --
Intangible assets, net....................      20,466        8,517        1,218            --       30,201
Deferred income taxes.....................      11,402          377          305            --       12,084
Investment in subsidiaries................      44,909           --           --       (44,909)          --
Other assets, net.........................      20,756           --           12            --       20,768
                                             ---------     --------     --------     ---------    ---------
       Total Assets.......................   $ 413,701     $145,203     $ 24,230     $(159,910)   $ 423,224
                                             =========     ========     ========     =========    =========
      LIABILITIES AND STOCKHOLDER'S
             EQUITY (DEFICIT)
Current liabilities:
   Current portion of long-term debt......   $   5,000     $     44     $     --     $      --        5,044
   Accounts payable.......................      81,909       28,586       20,127       (16,695)     113,927
   Accrued expenses.......................      19,325        4,998        2,473            --       26,796
   Income taxes payable...................          --        5,069          352            --        5,421
                                             ---------     --------     --------     ---------    ---------
Total current liabilities.................     106,234       38,697       22,952       (16,695)     151,188
                                             ---------     --------     --------     ---------    ---------
Long-term debt............................     247,197        3,696           --            --      250,893
Other liabilities.........................       4,934           --           --            --        4,934
Payable to affiliates.....................      16,361       60,784       20,852       (97,997)          --
Stockholder's equity (deficit):
   Common stock and additional paid-in
     capital..............................     206,324       37,259        5,481       (44,909)     204,155
   Receivable from Parent.................      (2,200)          --           --            --       (2,200)
   Accumulated deficit....................    (165,149)       5,632      (24,115)         (309)    (183,941)
   Accumulated other comprehensive
     loss.................................          --         (865)        (940)           --       (1,805)
                                             ---------     --------     --------     ---------    ---------
Total stockholder's equity (deficit)......      38,975       42,026      (19,574)      (45,218)      16,209
                                             ---------     --------     --------     ---------    ---------
Total Liabilities and Stockholder's Equity
  (Deficit)...............................   $ 413,701     $145,203     $ 24,230     $(159,910)   $ 423,224
                                             =========     ========     ========     =========    =========

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)



         Supplemental Consolidating Condensed Statement of Operations




                                                                        Year Ended May 31, 2000
                                                  -------------------------------------------------------------------
                                                                    Combined     Combined
                                                    ICON Health    Guarantor   Non-Guarantor
                                                  & Fitness, Inc. Subsidiaries Subsidiaries  Eliminations Consolidated
                                                  --------------- ------------ ------------- ------------ ------------
Net sales........................................    $594,388       $107,458      $31,176       $  --       $733,022
Cost of sales....................................     433,492         77,047       20,850         233        531,622
                                                     --------       --------      -------       -----       --------
Gross profit.....................................     160,896         30,411       10,326        (233)       201,400
Total operating expenses.........................     128,095         25,446       12,416          --        165,957
                                                     --------       --------      -------       -----       --------
Income from operations...........................      32,801          4,965       (2,090)       (233)        35,443
Interest expense.................................     (31,742)          (797)      (1,360)         --        (33,899)
Amortization of deferred financing fees..........      (2,743)            --           --          --         (2,743)
Other income, net................................         404             --           --          --            404
                                                     --------       --------      -------       -----       --------
Income (loss) before income taxes and
  extraordinary item.............................      (1,280)         4,168       (3,450)       (233)          (795)
Provision for income taxes.......................       2,742          1,024          147          --          3,913
                                                     --------       --------      -------       -----       --------
Income (loss) before extraordinary item..........      (4,022)         3,144       (3,597)       (233)        (4,708)
Extraordinary loss on extinguishment of debt, net
  of income tax benefit of $1,244................      (1,948)            --           --          --         (1,948)
                                                     --------       --------      -------       -----       --------
Net income (loss)................................    $ (5,970)      $  3,144      $(3,597)      $(233)      $ (6,656)
                                                     ========       ========      =======       =====       ========

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)




         Supplemental Consolidating Condensed Statement of Operations



                                                              Year Ended May 31, 2001
                                        -------------------------------------------------------------------
                                                          Combined     Combined
                                          ICON Health    Guarantor   Non-Guarantor
                                        & Fitness, Inc. Subsidiaries Subsidiaries  Eliminations Consolidated
                                        --------------- ------------ ------------- ------------ ------------
Net sales..............................    $670,354       $111,878      $38,264        $ --       $820,496
Cost of sales..........................     474,343         81,163       25,055         (77)       580,484
                                           --------       --------      -------        ----       --------
Gross profit...........................     196,011         30,715       13,209          77        240,012
Total operating expenses...............     138,895         31,063       14,151          --        184,109
                                           --------       --------      -------        ----       --------
Income from operations.................      57,116           (348)        (942)         77         55,903
Interest expense.......................     (31,875)        (1,408)      (1,488)         --        (34,771)
Amortization of deferred financing fees      (3,189)            --           --          --         (3,189)
Other expense, net.....................      (1,154)            --           --          --         (1,154)
                                           --------       --------      -------        ----       --------
Income (loss) before income taxes......      20,898         (1,756)      (2,430)         77         16,789
Provision for income taxes.............       3,089             60          334          --          3,483
                                           --------       --------      -------        ----       --------
Net income (loss)......................    $ 17,809       $ (1,816)     $(2,764)       $ 77       $ 13,306
                                           ========       ========      =======        ====       ========





         Supplemental Consolidating Condensed Statement of Operations



                                                               Year Ended May 31, 2002
                                          -----------------------------------------------------------------
                                              ICON        Combined     Combined
                                            Health &     Guarantor   Non-Guarantor
                                          Fitness, Inc. Subsidiaries Subsidiaries  Eliminations Consolidated
                                          ------------- ------------ ------------- ------------ ------------
Net sales................................   $641,598      $211,848      $42,633       $  --       $896,079
Cost of sales............................    464,431       141,733       29,025        (143)       635,046
                                            --------      --------      -------       -----       --------
Gross profit.............................    177,167        70,115       13,608         143        261,033
Total operating expenses.................    117,497        73,782       13,917          --        205,196
                                            --------      --------      -------       -----       --------
Income from operations...................     59,670        (3,667)        (309)        143         55,837
Interest expense.........................    (23,200)       (1,177)      (1,772)         --        (26,149)
Amortization of deferred financing fees..     (3,146)           --           --          --         (3,146)
Other income, net........................        667            --           --          --            667
                                            --------      --------      -------       -----       --------
Income (loss) before income taxes and
  extraordinary item.....................     33,991        (4,844)      (2,081)        143         27,209
Provision for (benefit from) income taxes      3,358          (404)         251          --          3,205
                                            --------      --------      -------       -----       --------
Income (loss) before extraordinary item..     30,633        (4,440)      (2,332)        143         24,004
Extraordinary loss on extinguishment
  of debt, net of income tax benefit
  of $2,825..............................     (4,610)           --           --          --         (4,610)
                                            --------      --------      -------       -----       --------
Net income (loss)........................   $ 26,023      $ (4,440)     $(2,332)      $ 143       $ 19,394
                                            ========      ========      =======       =====       ========

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)



         Supplemental Consolidating Condensed Statement of Cash Flows



                                                               Year Ended May 31, 2000
                                          -----------------------------------------------------------------
                                              ICON        Combined     Combined
                                            Health &     Guarantor   Non-Guarantor
                                          Fitness, Inc. Subsidiaries Subsidiaries  Eliminations Consolidated
                                          ------------- ------------ ------------- ------------ ------------
Operating activities:
Net cash provided by (used in) operating
  activities.............................   $   4,950     $(4,950)      $ (115)     $     656    $     541
                                            ---------     -------       ------      ---------    ---------
Investing activities:
Net cash provided by (used in) investing
  activities.............................     (18,445)     (1,306)        (160)            --      (19,911)
                                            ---------     -------       ------      ---------    ---------
Financing activities:
Borrowings (payments) on revolving credit
  facility, net..........................    (108,756)     (4,295)          --             --     (113,051)
Payments on other long-term debt.........        (470)       (110)          --             --         (580)
Proceeds from September 1999 term notes..     180,000          --           --             --      180,000
Payments on September 1999 term notes....      (5,321)         --           --             --       (5,321)
Payments on old term notes...............     (19,464)         --           --             --      (19,464)
Payments to 13% noteholders..............     (40,908)         --           --             --      (40,908)
Payment of fees-debt portion.............     (14,876)         --           --             --      (14,876)
Cash contribution of capital from parent.     205,988          --           --       (165,988)      40,000
Payment of fees-equity portion...........      (4,375)         --           --             --       (4,375)
Other....................................    (177,312)     11,531          449        165,332           --
                                            ---------     -------       ------      ---------    ---------
Net cash provided by (used in) financing
  activities.............................      14,506       7,126          449           (656)      21,425
Effect of exchange rate changes on cash..          --        (414)         (52)            --         (466)
                                            ---------     -------       ------      ---------    ---------
Net increase (decrease) in cash..........       1,011         456          122             --        1,589
Cash, beginning of period................       2,622          77        1,576             --        4,275
                                            ---------     -------       ------      ---------    ---------
Cash, end of period......................   $   3,633     $   533       $1,698      $      --    $   5,864
                                            =========     =======       ======      =========    =========

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)



         Supplemental Consolidating Condensed Statement of Cash Flows



                                                               Year Ended May 31, 2001
                                          -----------------------------------------------------------------
                                              ICON        Combined     Combined
                                            Health &     Guarantor   Non-Guarantor
                                          Fitness, Inc. Subsidiaries Subsidiaries  Eliminations Consolidated
                                          ------------- ------------ ------------- ------------ ------------
Operating activities:
Net cash provided by (used in) operating
  activities.............................   $ 27,960      $(14,425)     $ (330)       $(798)      $ 12,407
                                            --------      --------      ------        -----       --------
Investing activities:
Net cash provided by (used in) investing
  activities.............................    (16,526)       (7,271)        149          863        (22,785)
                                            --------      --------      ------        -----       --------
Financing activities:
Borrowings (payments) on revolving credit
  facility, net..........................     19,497            --          --           --         19,497
Payments on other long-term debt.........       (393)           17          --           --           (376)
Payments on September 1999 term notes....     (9,273)           --          --           --         (9,273)
Payment of fees-debt portion.............     (1,153)           --          --           --         (1,153)
Other....................................    (22,195)       22,381        (186)          --             --
                                            --------      --------      ------        -----       --------
Net cash provided by (used in) financing
  activities.............................    (13,517)       22,398        (186)          --          8,695
Effect of exchange rate changes on cash..         --          (622)       (235)          --           (857)
                                            --------      --------      ------        -----       --------
Net increase (decrease) in cash..........     (2,083)           80        (602)          65         (2,540)
Cash, beginning of period................      3,633           533       1,698           --          5,864
                                            --------      --------      ------        -----       --------
Cash, end of period......................   $  1,550      $    613      $1,096        $  65       $  3,324
                                            ========      ========      ======        =====       ========

                          ICON HEALTH & FITNESS, INC.



            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)



         Supplemental Consolidating Condensed Statement of Cash Flows



                                                                Year Ended May 31, 2002
                                          -------------------------------------------------------------------
                                                            Combined     Combined
                                            ICON Health    Guarantor   Non-Guarantor
                                          & Fitness, Inc. Subsidiaries Subsidiaries  Eliminations Consolidated
                                          --------------- ------------ ------------- ------------ ------------
Operating activities:
Net cash provided by operating activities    $  30,169      $ 6,133       $1,236         $--       $  37,538
                                             ---------      -------       ------         ---       ---------
Investing activities:
Net cash used in investing activities....      (13,747)      (2,834)        (549)         --         (17,130)
                                             ---------      -------       ------         ---       ---------
Financing activities:
Borrowings (payments) on revolving
  credit facility, net...................       32,831           --           --          --          32,831
Payments on other long-term debt.........           --          (48)          --          --             (48)
Proceeds from April 2002 term notes......       25,000           --           --          --          25,000
Payments on April 2002 term notes........       (1,250)          --           --          --          (1,250)
Payments on September 1999 term notes....     (172,834)          --           --          --        (172,834)
Proceeds from 11.25% notes...............      152,813           --           --          --         152,813
Payments to 12% noteholders..............      (46,053)                                              (46,053)
Payment of fees-debt portion.............       (9,757)          --           --          --          (9,757)
Other....................................        1,540       (2,688)       1,149          --              --
                                             ---------      -------       ------         ---       ---------
Net cash provided by (used in) financing
  activities.............................      (17,710)      (2,737)       1,149          --         (19,298)
Effect of exchange rate changes on cash..           --          273           66          --             339
                                             ---------      -------       ------         ---       ---------
Net increase (decrease) in cash..........       (1,288)         835        1,902          --           1,449
Cash, beginning of period................        1,615          613        1,096          --           3,324
                                             ---------      -------       ------         ---       ---------
Cash, end of period......................    $     327      $ 1,448       $2,998         $--       $   4,773
                                             =========      =======       ======         ===       =========

 Valuation Qualifying Accounts Financial Statement Schedule II (in thousands)




                                                                                   Year Ended May 31,
                                                                               --------------------------
                                                                                 2000      2001     2002
                                                                               --------  --------  ------
Accounts Receivable--
Allowances for Doubtful Accounts,
Advertising Discounts and Credit Memos:
Balance at beginning of year.................................................. $  8,219  $  7,004  $6,752
Additions:
    Charged to costs and expenses (allowance for doubtful accounts and
      credit memos)...........................................................    2,055     3,582      --
    Charged to costs and expenses (discounts and advertising).................   29,714    41,668      --
    Recoveries on accounts charged off........................................      156        --      --
Deductions:
    Accounts charged off (allowance for doubtful accounts and credit memos)...   (2,759)   (5,044)     --
    Accounts charged off (advertising)........................................  (30,381)  (40,458)     --
                                                                               --------  --------  ------
Balance at end of year........................................................ $  7,004  $  6,752  $6,752
                                                                               ========  ========  ======

                                                                                   Year Ended May 31,
                                                                               --------------------------
                                                                                 2000      2001     2002
                                                                               --------  --------  ------
Inventory Reserve:
Balance at beginning of year.................................................. $  4,815  $  2,829  $3,185
Additions:
    Charged to costs and expenses (Inventory reserve).........................      769       506      --
    Charged to costs and expenses (NordicTrack purchase accounting)...........       --        --      --
Deductions:
    NordicTrack purchase accounting...........................................   (2,216)       --      --
    Reduction in reserve......................................................     (539)     (150)     --
                                                                               --------  --------  ------
Balance at end of year........................................................ $  2,829  $  3,185  $3,185
                                                                               ========  ========  ======

                                                                                   Year Ended May 31,
                                                                               --------------------------
                                                                                 2000      2001     2002
                                                                               --------  --------  ------
Warranty Reserve:
Balance at beginning of year.................................................. $  2,301  $  2,570  $2,577
Additions:
    Charged to costs and expenses.............................................      269        50      --
Deductions:
    Reduction in reserve......................................................       --       (43)     --
                                                                               --------  --------  ------
Balance at end of year........................................................ $  2,570  $  2,577  $2,577
                                                                               ========  ========  ======

                                                                                   Year Ended May 31,
                                                                               --------------------------
                                                                                 2000      2001     2002
                                                                               --------  --------  ------
Long-term Receivables, Allowances for
Doubtful Accounts:
Balance at beginning of year.................................................. $ 14,738  $ 18,843  $    0
Additions:
    Charged to costs and expenses.............................................    4,105        --   2,434
Deductions:
    Reduction in reserve......................................................       --    18,843      --
                                                                               --------  --------  ------
Balance at end of year........................................................ $ 18,843  $      0  $2,434
                                                                               ========  ========  ======

                                    PART II

Item 20.  Indemnification of Directors and Officers

   ICON is a Delaware corporation. In its Certificate of Incorporation, ICON has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director will personally receive a benefit in money, property or services to which the director is not legally entitled.

   ICON has also adopted indemnification provisions pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorney's fees) that such officer or director actually and reasonably incurred.

   ICON has entered into indemnification agreements with each of ICON's officers and directors.

Item 21.  Exhibits and Financial Statement Schedules

   (A) Exhibits



2.1*   Agreement and Plan of Merger dated as of September 27, 1999, among HF Holdings, Inc., ICON
         Health & Fitness, Inc. and HF Acquisition, Inc.

3.1*   Certificate of Incorporation of ICON Health & Fitness, Inc.

3.2*   By-Laws of ICON Health & Fitness, Inc.

4.1*** Indenture, dated April 9, 2002 between ICON Health & Fitness, Inc., the Guarantors set forth therein and The Bank of New York, as Trustee

5.1+   Opinion of Weil, Gotshal & Manges LLP

10.1** Lease Agreement, dated January 29, 1990, by and between The Prudential Insurance Company of
         America and Unit Distribution of Utah

10.2** Sublease, dated July 6, 1994, by and between Unit Distribution of Utah and ICON Health & Fitness,
         Inc. (formerly known as Proform Fitness Products, Inc. and Weslo, Inc.), including amendments thereto

10.3** Lease, dated June 29, 1998, by and between Ogden City and ICON Health & Fitness, Inc., including all amendments thereto

10.4** Lease Agreement by and between Panattoni/Hillwood Development Company, LLC and ICON Health
         & Fitness, Inc, including all amendments thereto

10.5**   Lease Agreement, dated March 30, 2000, by and between International Center I, LLC and ICON
           Health & Fitness, Inc.

10.6**   Lease, dated March 1, 1997, by and between Aeroterm De Montreal, Inc. and ICON of Canada Inc.

10.7**   Lease, dated October 1, 1994, by and between Freeport Center Associates and Proform Fitness
           Products, Inc., including all amendments thereto

10.8**   Deed of Lease, dated January 26, 2001, by and between Indome 43 Inc. and ICON of Canada Inc.

10.9***  Purchase Agreement, dated as of March 28, 2002, by and between ICON Health & Fitness, Inc., the
           Guarantors named therein, Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., and
           Fleet Securities, Inc. (the "Purchase Agreement")

10.10*** Registration Rights Agreement dated April 9, 2002 by and between ICON Health and Fitness, Inc., the
           Guarantors set forth therein and Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc.
           and Fleet Securities, Inc.

10.11*** Credit Agreement dated as of April 9, 2002 among ICON Health & Fitness, Inc., HF Holdings, Inc.,
           JumpKing, Inc., Universal Technical Services, ICON International Holdings, Inc., ICON IP, Inc.,
           Free Motion Fitness, Inc., NordicTrack, Inc., ICON du Canada Inc. and 510152 N.B. Ltd., General
           Electric Capital Corporation, as Agent and Lender, and GECC Capital Markets Group, Inc.

10.12*   Stockholders Agreement, dated as of September 27, 1999, among HF Holdings, Inc., ICON Health &
           Fitness, Inc., HF Investment Holdings, LLC, Bain, certain Bain designees, Scott Watterson and
           Gary Stevenson and Credit Suisse First Boston Corporation

10.13*   Joinder and Supplement to Stockholders Agreement, among HF Holdings, Inc., ICON Health &
           Fitness, Inc. and the Employee Stockholders named therein

10.14*   Employment Agreement, dated as of September 27, 1999, between HF Holdings, Inc., ICON Health &
           Fitness, Inc. and Scott Watterson

10.15*   Employment Agreement, dated as of September 27, 1999, between HF Holdings, Inc., ICON Health &
           Fitness, Inc. and Gary Stevenson

10.16*   Non-Recourse Note, dated as of September 27, 1999, issued to HF Holdings, Inc. by Scott Watterson in the principal amount of $1,209,340

10.17*   Non-Recourse Note, dated as of September 27, 1999, issued to HF Holdings, Inc. by Gary Stevenson in the principal amount of $990,660

10.18*   Pledge and Security Agreement, dated as of September 27, 1999, between HF Holdings, Inc. and Scott
           Watterson

10.19*   Pledge and Security Agreement, dated as of September 27, 1999, between HF Holdings, Inc. and Gary
           Stevenson

10.20*   1999 HF Holdings, Inc. Junior Management Stock Option Plan

10.21*   1999 ICON Health & Fitness, Inc. Junior Management Deferred Bonus Plan

10.22*   Management Agreement, dated as of September 27, 1999, among HF Holdings, Inc. ICON Health &
           Fitness, Inc. and a Bain affiliate

10.23*   Management Agreement, dated as of September 27, 1999, among ICON Health & Fitness, Inc., HF
           Holdings, Inc. and Scott Watterson

10.24*   Management Agreement, dated as of September 27, 1999, among ICON Health & Fitness, Inc., HF
           Holdings, Inc. and Gary Stevenson

10.25*   Tax Agreement, dated as of September 27, 1999, among HF Holdings, Inc. and its subsidiaries

12.1*    Statements re Computation of Ratios

21.1*    Subsidiaries of Registrant

23.1*    Consent of PricewaterhouseCoopers LLP


23.2+  Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in their opinion filed as Exhibit 5.1

24.1*  Power of Attorney (included on the signature page of the registration statement)

25.1*  Statement on Form T-1 of Eligibility of Trustee

99.1** Form of Letter of Transmittal

99.2** Form of Notice of Guaranteed Delivery

99.3** Form of Letter to Clients

99.4** Form of Letter to Nominees

--------

*  Previously filed


** Filed herewith


*** Supercedes previously filed exhibit


+  To be filed by amendment


Item 22.  Undertakings.


   (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the option of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



   (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.



   (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.





   (d) The undersigned registrant hereby undertakes:



      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.



      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



   (e) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, ICON Health & Fitness, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Logan, State of Utah, on the 6th day of September, 2002.


                                              ICON HEALTH & FITNESS, INC.

                                              By:       /s/  S. FRED BECK
                                                  -----------------------------
                                                       Name: S. Fred Beck
                                                   Title: Chief Financial and
                                                           Accounting
                                                   Officer, Vice President and
                                                            Treasurer

                               POWER OF ATTORNEY




   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          Signature                        Title                     Date
          ---------                        -----                     ----

              *                Chairman of the Board and      September 6 , 2002
-----------------------------    Chief Executive Officer
     Scott R. Watterson          (Principal Executive
                                 Officer)

   /s/  GARY E. STEVENSON      President and Chief Operating  September 6, 2002
-----------------------------    Officer and Director
      Gary E. Stevenson

      /s/  S. FRED BECK        Chief Financial and            September 6, 2002
-----------------------------    Accounting Officer, Vice
        S. Fred Beck             President and Treasurer
                                 (Principal Financial and
                                 Accounting Officer)

              *                Vice Chairman of the Board     September 6, 2002
-----------------------------
        Robert C. Gay

              *                Director                       September 6, 2002
-----------------------------
       Ronald P. Mika

              *                Director                       September 6, 2002
-----------------------------
         Greg Benson

-----------------------------  Director
       David J. Matlin

              *                Director                       September 6, 2002
-----------------------------
      Chris R. Pechock

              *                Director                       September 6, 2002
-----------------------------
    Stanley C. Tuttleman

-----------------------------  Director
     W. McComb Dunwoody

*        /s/  S. FRED BECK
-----------------------------
        S. Fred Beck
      Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, Jumpking, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Logan, State of Utah, on the 6th day of September, 2002.


                                              JUMPKING, INC.

                                              By:       /s/  S. FRED BECK
                                                  -----------------------------
                                                       Name: S. Fred Beck
                                                        Title: President


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following person in the capacity and on the date indicated.



          Signature                        Title                    Date
          ---------                        -----                    ----

      /s/  S. FRED BECK        President and Sole             September 6, 2002
-----------------------------    Director (Principal
        S. Fred Beck             Executive, Financial and
                                 Accounting Officer)

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, 510152 N.B. Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Logan, State of Utah, on the 6th day of September, 2002.



                                              510152 N.B. LTD.

                                              By:               *
                                                  -----------------------------
                                                     Name: M. Joseph Brough
                                                        Title: President



   Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following person in the capacity and on the date indicated.



          Signature                        Title                    Date
          ---------                        -----                    ----

              *                President and Sole             September 6, 2002
-----------------------------    Director (Principal
      M. Joseph Brough           Executive, Financial and
                                 Accounting Officer)

*        /s/  S. FRED BECK
-----------------------------
        S. Fred Beck
      Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, Universal Technical Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Logan, State of Utah, on the 6th day of September, 2002.


                                              UNIVERSAL TECHNICAL SERVICES, INC.

                                              By:    /s/  GARY E. STEVENSON
                                                  -----------------------------
                                                     Name: Gary E. Stevenson
                                                        Title: President


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          Signature                        Title                    Date
          ---------                        -----                    ----

   /s/  GARY E. STEVENSON      President and                  September 6, 2002
-----------------------------    Director (Principal
      Gary E. Stevenson          Executive Officer)

      /s/  S. FRED BECK        Assistant Secretary and        September 6, 2002
-----------------------------    Director (Principal
        S. Fred Beck             Financial and Accounting
                                 Officer)

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, ICON International Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Logan, State of Utah, on the 6th day of September, 2002.


                                              ICON INTERNATIONAL HOLDINGS, INC.

                                              By:    /s/  GARY E. STEVENSON
                                                  -----------------------------
                                                     Name: Gary E. Stevenson
                                                        Title: President


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          Signature                        Title                    Date
          ---------                        -----                    ----

   /s/  GARY E. STEVENSON      President and Director         September 6, 2002
-----------------------------    (Principal Executive
      Gary E. Stevenson          Officer)

      /s/  S. FRED BECK        Treasurer and Director         September 6, 2002
-----------------------------    (Principal Financial and
        S. Fred Beck             Accounting Officer)

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, NordickTrack, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Logan, State of Utah, on the 6th day of September, 2002.



                                       NORDICKTRACK, INC.

                                       By:               *
                                           -----------------------------
                                                   Name: David Watterson
                                                   Title: President



   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          Signature                        Title                    Date
          ---------                        -----                    ----

              *                President and Sole Director    September 6, 2002
-----------------------------    (Principal Executive
       David Watterson           Officer)

      /S/  S. FRED BECK        Treasurer (Principal           September 6, 2002
-----------------------------    Financial and Accounting
        S. Fred Beck             Officer)

*        /S/  S. FRED BECK
-----------------------------
        S. Fred Beck
      Attorney-in-Fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, Free Motion Fitness, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Logan, State of Utah, on the 6th day of September, 2002.


                                     FREE MOTION FITNESS, INC.

                                     By:                *
                                          -----------------------------
                                                 Name: Roy Simonson
                                                 Title: President


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



          Signature                        Title                    Date
          ---------                        -----                    ----

   /S/  GARY E. STEVENSON      Director                       September 6, 2002
-----------------------------
      Gary E. Stevenson

              *                Director                       September 6, 2002
-----------------------------
       David Watterson

              *                President and Director         September 6, 2002
-----------------------------    (Principal Executive
        Roy Simonson             Officer)

              *                Director                       September 6, 2002
-----------------------------
       Lynn Brenchley

      /S/  S. FRED BECK        Treasurer and Director         September 6, 2002
-----------------------------    (Principal Financial and
        S. Fred Beck             Accounting Officer)

*       /S/  S. FRED BECK
-----------------------------
        S. Fred Beck
      Attorney-in-Fact

                                  SIGNATURES



   Pursuant to the requirements of the Securities Act, ICON IP, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Logan, State of Utah, on the 6th day of September, 2002.





                                     ICON IP, INC.

                                     By:        /s/  S. FRED BECK
                                          -----------------------------
                                                 Name: S. Fred Beck
                                                 Title: President





   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.





          Signature                        Title                    Date
          ---------                        -----                    ----

      /S/  S. FRED BECK        President (Principal           September 6, 2002
-----------------------------    Executive, Financial and
        S. Fred Beck             Accounting Officer)

    /S/  BRAD H. BEARNSON      Sole Director                  September 6, 2002
-----------------------------
      Brad H. Bearnson

                                 EXHIBIT INDEX



2.1*     Agreement and Plan of Merger dated as of September 27, 1999, among HF Holdings, Inc., ICON
           Health & Fitness, Inc. and HF Acquisition, Inc.

3.1*     Certificate of Incorporation of ICON Health & Fitness, Inc.

3.2*     By-Laws of ICON Health & Fitness, Inc.

4.1***   Indenture, dated April 9, 2002 between ICON Health & Fitness, Inc., the Guarantors set forth therein and The Bank of New York, as Trustee

5.1+     Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation

10.1**   Lease Agreement, dated January 29, 1990, by and between The Prudential Insurance Company of
           America and Unit Distribution of Utah

10.2**   Sublease, dated July 6, 1994, by and between Unit Distribution of Utah and ICON Health &
           Fitness, Inc. (formerly known as Proform Fitness Products, Inc. and Weslo, Inc.), including amendments thereto

10.3**   Lease, dated June 29, 1998, by and between Ogden City and ICON Health & Fitness, Inc., including all amendments thereto

10.4**   Lease Agreement by and between Panattoni/Hillwood Development Company, LLC and ICON
           Health & Fitness, Inc, including all amendments thereto
10.5**   Lease Agreement, dated March 30, 2000, by and between International Center I, LLC and ICON
           Health & Fitness, Inc.

10.6**   Lease, dated March 1, 1997, by and between Aeroterm De Montreal, Inc. and ICON of Canada
           Inc.

10.7**   Lease, dated October 1, 1994, by and between Freeport Center Associates and Proform Fitness
           Products, Inc., including all amendments thereto

10.8**   Deed of Lease, dated January 26, 2001, by and between Indome 43 Inc. and ICON of Canada Inc.

10.9***  Purchase Agreement, dated as of March 28, 2002, by and between ICON Health & Fitness, Inc., the Guarantors named therein, Credit Suisse First Boston Corporation, J.P. Morgan Securities
           Inc., and Fleet Securities, Inc. (the "Purchase Agreement")

10.10*** Registration Rights Agreement dated April 9, 2002 by and between ICON Health and Fitness, Inc., the Guarantors set forth therein and Credit Suisse First Boston Corporation, J.P. Morgan
           Securities Inc. and Fleet Securities, Inc.

10.11*** Credit Agreement dated as of April 9, 2002 among ICON Health & Fitness, Inc., HF Holdings,
           Inc., JumpKing, Inc., Universal Technical Services, ICON International Holdings, Inc., ICON
           IP, Inc., Free Motion Fitness, Inc., NordicTrack, Inc., ICON du Canada Inc. and 510152 N.B.
           Ltd., General Electric Capital Corporation, as Agent and Lender, and GECC Capital Markets
           Group, Inc.

10.12*   Stockholders Agreement, dated as of September 27, 1999, among HF Holdings, Inc., ICON Health
           & Fitness, Inc., HF Investment Holdings, LLC, Bain, certain Bain designees, Scott Watterson and Gary Stevenson and Credit Suisse First Boston Corporation

10.13*   Joinder and Supplement to Stockholders Agreement, among HF Holdings, Inc., ICON Health &
           Fitness, Inc. and the Employee Stockholders named therein

10.14*   Employment Agreement, dated as of September 27, 1999, between HF Holdings, Inc., ICON
           Health & Fitness, Inc. and Scott Watterson

10.15*   Employment Agreement, dated as of September 27, 1999, between HF Holdings, Inc., ICON
           Health & Fitness, Inc. and Gary Stevenson


10.16* Non-Recourse Note, dated as of September 27, 1999, issued to HF Holdings, Inc. by Scott Watterson in the principal amount of $1,209,340

10.17* Non-Recourse Note, dated as of September 27, 1999, issued to HF Holdings, Inc. by Gary Stevenson in the principal amount of $990,660

10.18* Pledge and Security Agreement, dated as of September 27, 1999, between HF Holdings, Inc. and
         Scott Watterson

10.19* Pledge and Security Agreement, dated as of September 27, 1999, between HF Holdings, Inc. and
         Gary Stevenson

10.20* 1999 HF Holdings, Inc. Junior Management Stock Option Plan

10.21* 1999 ICON Health & Fitness, Inc. Junior Management Deferred Bonus Plan

10.22* Management Agreement, dated as of September 27, 1999, among HF Holdings, Inc. ICON Health &
         Fitness, Inc. and a Bain affiliate

10.23* Management Agreement, dated as of September 27, 1999, among ICON Health & Fitness, Inc., HF
         Holdings, Inc. and Scott Watterson

10.24* Management Agreement, dated as of September 27, 1999, among ICON Health & Fitness, Inc., HF
         Holdings, Inc. and Gary Stevenson

10.25* Tax Agreement, dated as of September 27, 1999, among HF Holdings, Inc. and its subsidiaries

12.1*  Statements re Computation of Ratios

21.1*  Subsidiaries of Registrant

23.1*  Consent of PricewaterhouseCoopers LLP

23.2+  Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in their opinion filed as Exhibit 5.1)

24.1*  Power of Attorney (included on the signature page of the registration statement)

25.1*  Statement on Form T-1 of Eligibility of Trustee

99.1** Form of Letter of Transmittal

99.2** Form of Notice of Guaranteed Delivery

99.3** Form of Letter to Clients

99.4** Form of Letter to Nominees

--------

*  Previously filed


** Filed herewith


*** Supercedes previously filed exhibit


+  To be filed by amendment